As Filed with the Securities and Exchange Commission on June 15, 2012

                         Registration  No. 333-177268

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549

                      Pre-Effective Amendment to Form S-1

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    BROMWELL FINANCIAL, LIMITED PARTNERSHIP
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
                            [State of organization]

                               6289            51-0387638
                        (Primary SIC Number)	(IRS EIN)

                             505 Brookfield Drive
                                Dover, DE 19901
                          Telephone:  (800) 331-1532
  (address and telephone number of registrant's principal executive offices)

                            c/o Mr. Michael Pacult
                       Belmont Capital Management, Inc.
                               5914 N. 300 West
                            Fremont, Indiana 46737
              Telephone: (260) 833-1306; Facsimile (260) 833-4411

     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                         William Sumner Scott, Esquire
                           The Scott Law Firm, Ltd.
                            470 Broadway, Suite 160
                              Bayonne, NJ  07002
                                (201) 800-4606

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check One):

Large Accelerated filer	[ ]	Accelerated filer		[ ]
Non-accelerated filer	[X]	Smaller reporting company	[ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

Prospectus - Part I

                 Bromwell Financial Fund, Limited Partnership

                              Prospectus to Offer

                 $1,000,000 Minimum / $20,000,000 Maximum of
                     Units of Limited Partnership Interest

      To Be Sold at the Net Asset Value per Unit Computed At the End of
                        Each Month During the Offering

The Offering

The partnership is a registered commodity pool that trades futures contracts and options on futures in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets. An independent trading advisor is employed with the primary objective of the Fund appreciating in value over time. An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

Belmont Capital Management, Inc., the general partner, manages the partnership and is authorized by the partnership agreement to employ, establish the terms of employment, and terminate investment managers called commodity trading advisors and clearing brokers called futures commission merchants.

This is a best efforts offering. The selling agent is not required to sell any specific number or dollar amount of securities but will use its best efforts to sell the securities offered. Compensation to the selling agent will be a 6% selling commission of the gross subscription amount in addition to $2,000 in legal fees the partnership has paid associated with the review of this offering by FINRA. You must purchase at least $25,000 in partnership interests, though the general partner may reduce this to no less than $5,000. The initial net asset value per unit will be fixed at $637.74 until the minimum is sold. You have the right to rescind your subscription for five days after it is submitted. After five days, your subscription is irrevocable and you may only withdraw from the partnership after twelve months by redeeming your partnership interests. We will be treated as a partnership for Federal income tax purposes, and you will receive a Schedule K-1 that reports your allocable portion of tax items.

All subscriptions received will be placed in a depository account maintained by the general partner at Star Financial Bank, Angola, IN until the minimum, $1,000,000 is sold. Neither the general partner nor its affiliates may purchase partnership interests to meet the minimum. The offering will terminate one year from the date of this prospectus, June __, 2012, if the minimum is not sold, or upon three years from the date of this prospectus, June__, 2015, if the minimum is sold. If the minimum is not sold, the general partner will direct the depository agent to promptly return your original investment within five days after the offering is terminated, together with any interest accrued and without deduction for any fees, costs or other charges. See Summary, Subscription Procedure in this prospectus.

The Risks - These securities are highly speculative and involve a high degree of risk. Consider carefully the risk factors below and the complete description beginning on page 5 of this prospectus.

*	Our business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*	This partnership pays substantial commission and other costs.  There is no guarantee that you will receive a return on your investment.

*	To receive your investment back after the first year of investment, the partnership must currently generate a return of 21.07% and 15.68% should we sell the minimum or maximum amount, respectively, of partnership interests offered. To receive your investment back after the second year of investment, the partnership must return 8.70% in that year.

*	Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

*	This partnership will not make distributions.  To receive a return of your investment, you must use our redemption procedure.

*	Although you will not receive distributions, you must pay annual Federal and state income taxes on your share of any profits earned by this partnership.

*	The general partner and affiliates have conflicts of interest with regard to the management of this partnership.

You are encouraged to understand fully the terms of this investment. Therefore, you are encouraged to discuss this investment with your independent financial and tax advisers.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any state securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this supplement to prospectus. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

       Commodity Futures Trading Commission - Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT COMMODITY INTEREST TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

         [The balance of this page has been intentionally left blank]

Table of Contents

Commodity Futures Trading Commission - Risk Disclosure Statement	i
Table of Contents	ii

Suitability Standards	v

Summary of the Offering	1

The Partnership	1

Description of Securities Offered for Sale	1

Plan for Sale of Partnership Interests and Use of Depository Account	1

Subscription Procedure	1

Who Will Benefit From an Investment in the Partnership	2

Business Objectives and Expenses	2

Summary Risk Factors	2

Charges to the Partnership	2

Use of Proceeds	3

Selection of Commodity Trading Advisors and Allocation of Equity	4

Federal Income Tax Aspects	4

Redemptions	4

Material Terms of Agreements	4

Security ownership of certain beneficial owners	4

Diagram of Partnership Structure & Commissions Bromwell Financial Fund,
Limited Partnership	4

The Risks You Face	5

We must pay substantial charges, which may limit your ability to receive a
return on your investment.	5

You may not transfer your partnership interests and must rely on our
redemption procedures to receive your investment back.	5

Your right of redemption is limited.	5

The partnership depends upon the principal of the general partner, and his
absence could cause the partnership to cease operations.	5

General partner and commodity trading advisor will serve other businesses and
may not have adequate time to devote to the partnership.	5

There are conflicts of interest in the partnership structure which may limit
our profits.	6

You will be taxed on profits regardless of whether they are distributed and
may be required to engage sophisticated tax experts.	6

You will have to pay taxes on profits in a current year which may be lost in
future years.	6

If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be responsible
for recouping any previous losses.	6

The general partner may change the commodity trading advisor and its
allocation of equity without notice to you.	6

Factors beyond a Trading Advisor's control may cause a Trading Advisor to
deviate from its trading program or strategy.	6

You will not participate in management and may not contest the business
decisions of the general partner.	6

Commodity futures trading is speculative.	6

During partnership trading, a small price movement can lead to large losses.
	7

The General Partner may employ leverage with the trading advisor, which may
increase volatility and negatively impact partnership performance	7

The general partner does not control the trading advisor or its methods and
may not be able to prevent large losses.	7

The partnership may be unable to execute a trade before large losses are
incurred due to market illiquidity.	7

Changes in trading equity may adversely affect performance.	7

Denomination of Partnership Assets at the Futures Commission Merchants in
Foreign Currencies	8

Failure of commodity brokers or banks could result in loss of assets.	8

When trading in foreign exchanges, if the creditworthiness of the other parties or the value of the currency is not maintained, we may lose the value
of our positions in those markets.	8

Option trading is highly risky and requires less equity to secure a trade,
thus providing greater potential for loss.	8

Position Limits May Limit Profitability and Changes Thereof Can Produce
Dramatic Price Swings.	8

Use of Contingent Orders Does Not Necessarily Limit Losses to the Intended
Amounts.	8

We may not be able to compete with others with greater resources.	9

Resignation of general partner may cause suspension of trading or taxation as
a corporation.	9

The general partner will not advise you, and you must rely upon your own
counsel before investing in the partnership.	9

The partnership is not covered by the Investment Company Act of 1940.	9

Possibility of audit - you may be subject to audit and penalties.	9

General partner may settle IRS claim not in your best interest.	9

You may be subject to back taxes and penalties.	9

The general partner may cause higher fees to be paid or riskier trading by
altering the management and incentive fees without prior notice to you.	10

Conflicts Of Interest	10

The general partner, the commodity trading advisor, the futures commission merchants, the introducing broker, the selling agent and their principals may
preferentially trade for themselves and others.	10

Possible retention of voting control by the general partner may limit your
ability to control issues.	10

The general partner is not likely to resign, even if it would be in your best
interest.	10

The introducing broker and selling agent is affiliated with the general
partner.	10

Partnership fees may be higher than they would be if they were negotiated.
	10

Our profitability may be limited due to competition among traders and their
unaccountability for previous losses.	10

Your ability to redeem your partnership interests may be lessened due to the
nature of the general partner's compensation.	11

The commodity trading advisor may engage in high risk trading to generate
fees.	11

The principal of the general partner has sole control over the time he will
allocate to the management of the partnership.	11

No Resolution of Conflicts Procedures	11

Interests of Named Experts and Counsel	11

Cautionary Note Regarding Forward-Looking Statements	11

Management's Discussion and Analysis	12

The Partnership	12

The General Partner	12

Experience	12

Authority	13

Partnership Books and Records	13

The Commodity Trading Advisors	13

Transactions With Related Persons	13

The Advisory Agreement	13

Leverage	14

Business Objective and Expenses	14

Explanatory Notes:	15

Securities Offered	16

Management's Discussion	16

Description of Intended Operations	16

Risk Control	16

Trading Risks	17

Fiduciary Responsibility of the General Partner	17

Indemnification	17

Provisions of Limited Partnership Agreement	17

Provisions of Law	18

Provisions of Federal and State Securities Laws	18

Provisions of the Securities Act of 1933 and NASAA Guidelines	18

Provisions of the Clearing Agreement	18

Other Indemnification Provisions	18

Relationship with the Futures Commission Merchants, the Introducing Broker and
the General Partner	18

Fixed Commissions are Competitive	18

Relationship with the Commodity Trading Advisors	19

The Commodity Trading Advisors Will Trade for Other Accounts	19

Non-Disclosure of the Commodity Trading Advisor's Methods	19

Charges to the Partnership	19

Compensation of the Commodity Trading Advisors	19

Restrictions on Management Fees	20

Compensation of Futures Commission Merchants, Introducing Broker, Selling
Agent and General Partner	20

Fee Paid By Partnership to the General Partner	20

Fee Paid By Partnership to the Introducing Broker	20

Selling Commission	20

Brokerage Fees Paid By to the Futures Commission Merchants	20

Miscellaneous Fees to Futures Commission Merchants	20

Rights of General Partner	20

Other Expenses	20

Charges to the Partnership	21

Investor Suitability	22

Potential Advantages	22

Equity Management	22

Investment Diversification	22

Limited Liability	22

Administrative Convenience	22

Access to the Commodity Trading Advisors	23

Use of Proceeds	23

Determination of the Offering Price	23

The General Partner	23

Identification	23

Michael P. Pacult	24

Ownership in Commodity Trading Advisors and Futures Commission Merchants
	24

Ownership in the Partnership	24

Trading By the General Partner; Interest in the Pool	25

Regulatory Notice	25

Trading Management	25

No Affiliation with Commodity Trading Advisor	25

Rights of the General Partner With Respect To Commodity Trading Advisor
Selection and Allocation of Equity	25

Performance Record of the Partnership	25

Performance Record of Other Programs Sponsored By the General Partner	25

Performance Record of Providence Select Fund, Limited Partnership	26

Performance Record of Atlas Futures Fund, Limited Fund	26

Performance Record of Strategic Opportunities Fund, LLC	27

Performance Record of TriView Global Fund, LLC	28

The Commodity Trading Advisor	28

Covenant Capital Management, LLC	28

Principals and Backgrounds	29

Description of Trading Program	29

Performance History	30

Covenant Capital Management, LLC  - Aggressive Program	30

The Futures Commission Merchants	31

The Introducing Broker	32

Federal Income Tax Aspects	32

Scope of Tax Presentation	32

No Legal Opinion as To Certain Material Tax Aspects	32

Partnership Tax Status	33

No IRS Ruling	33

Tax Opinion	33

Passive Loss and Unrelated Business Income Taxes Rules	34

Basis Loss Limitation	34

At-Risk Limitation	34

Income and Losses from Passive Activities	34

Allocation of Profits and Losses	34

Taxation of Futures and Forward Transactions	35

Section 988 Foreign Currency Transactions	35

Capital Gain and Loss Provisions	35

Business for Profit	36

Self-Employment Income and Tax	36

Alternative Minimum Tax	36

Interest Related To Tax Exempt Obligations	36

Not a Tax Shelter	36

Taxation of Foreign Partners	36

Partnership Entity-Audit Provisions-Penalties	36

Employee Benefit, Retirement Plans and IRA's	37

The Limited Partnership Agreement	37

Formation of the Partnership	37

Units of Partnership Interests	37

Management of Partnership Affairs	37

General Prohibitions	38

Additional Offerings	38

Partnership Accounting, Reports, and Distributions	38

Income, Loss and Expense Allocations	38

Transfer of Partnership Interests Only With Consent of the General Partner
	38

Termination of the Partnership	39

Meetings	39

Redemptions	39

Plan for Sale of Partnership Interests	39

The Selling Agent	39

FINRA Rule 2310 Offering	40

Depository Account	40

Underwriting Compensation	40

Subscription Procedure	40

Subscription Amounts	41

Revocation and Acceptance of Subscription	41

Investor Suitability	41

Investor Warranties	41

Compliance with Anti-Money Laundering Laws	41

Legal Matters	42

Litigation and Claims	42

Legal Opinion	42

Experts	42

Additional Information	42

A.	Bromwell Financial Fund, Limited Partnership
Audited Financial Statements - years ended December 31, 2011, 2010, and 2009 Reviewed Financial Statements for the three months ended March 31, 2012

B.	Belmont Capital Management, Inc.
Audited Financial Statements - years ended December 31, 2011, 2010, and 2009

                             Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have either:

*	a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or

*	an annual gross income of at least $70,000 and a net worth, similarly calculated of at least $70,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the partnership. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the partnership.

1.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

2.	Kansas-It is recommended by the Office of the Kansas Securities
Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their "liquid net worth" in this and similar direct participation programs. For these purposes, "liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

3.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

4.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the partnership is, in fact, suitable for you.

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                                      v

Summary of the Offering

This summary is to assist your understanding of the offer. To help obtain an understanding of the risks of this investment, you should carefully review the entire document, including the exhibits.

The Partnership

The Bromwell Financial Fund, LP allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures markets. Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges.
The general partner uses its discretion to employ advisors that look to manage risk and volatility.

The principal of the general partner has provided advisory services for individual managed accounts for 32 years similar to the services he is providing for the partnership, and he has developed and refined his approach to evaluating professional advisors over that period.

Bromwell Financial Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1999 and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. Its books and records are kept at the offices of the general partner, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306. The partnership is operated pursuant to a limited partnership agreement which is included as Exhibit A and is managed and controlled by Belmont Capital Management, Inc., a Delaware corporation, and Michael P. Pacult, who are collectively referred to as the general partner. The general partner employs independent registered trading managers called commodity trading advisors to select trades for the partnership. Upon effectiveness of this prospectus, the pool will be continuously offered to the public. The pool currently employs a single trading advisor.

Description of Securities Offered for Sale

Pursuant to previous offerings, we sold a total of $2,552,062 of partnership interests; however, the partnership has not been operational since January 10, 2005. As of the effective date of this prospectus, we are offering by this prospectus an additional $20,000,000, in value of partnership interests, which will be sold at the partnership's net asset value per partnership interest on the close of business on the last day of the month in which the subscription agreement is received. This offering has a $1,000,000 minimum and will terminate three years from the date of this prospectus, or at an earlier date at the sole discretion of the general partner. The initial net asset value per unit will be fixed at $637.74 until the minimum is sold, which is the prior closing net asset value per unit. This has been the net asset value per unit for subscription and redemption purposes since the January 10, 2005 closing. After the sale of the minimum, interests will be sold at the closing month-end net asset value per unit, which is disclosed to investors in monthly statements that are mailed two to three weeks after the close of the prior month.

Plan for Sale of Partnership Interests and Use of Depository Account

All sales will be made through the selling agent, which will receive a 6% up front selling commission on gross proceeds of the offering. It will use its best efforts, which means it will try, but not guarantee, to sell the partnership interests.

All subscriptions accepted by the general partner will be placed by the selling agent in a depository account maintained at Star Financial Bank, Angola, IN until the minimum, $1,000,000 is sold. Neither the general partner nor its affiliates may purchase partnership interests to meet the minimum. If the minimum is sold, the depository account will be distributed into accounts in the name of the partnership. Interest accrued on your subscription amount will be used to buy additional partnership interests for you. If the minimum is not sold after one year from the date of this prospectus, the general partner has directed the bank to promptly return within five days your original investment, with any interest accrued and without any deduction for any expenses.

This offering will continue until the maximum of $20,000,000 is sold. The general partner may terminate this offering at any time.

Subscription Procedure

To purchase partnership interests, you must complete and execute a subscription agreement (Exhibit D), deliver your executed subscription documents and check for your investment, which should be made payable to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LP," and pay for at least $25,000 in partnership interests, though the general partner may reduce this amount to not less than $5,000.

You must also have the minimum net worth and income provided in the Notice to Residents of the State of your residence if it is listed at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $250,000, or (ii) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, both exclusive of your home, home furnishings and automobiles.

Who Will Benefit From an Investment in the Partnership

You are likely to benefit from an investment in the partnership if you want to diversify your portfolio and if you have investment money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. Recent volatility in the U.S. equity market has made clear the risks associated with investments concentrated within a single market. This investment presents the opportunity to participate in markets which are typically not represented in most investors' portfolios and which can be profitable in both rising and falling markets.

However, if you cannot afford the risk of losing your entire investment in this partnership, you should not purchase these partnership interests.

Business Objectives and Expenses

We are organized to be a commodity pool to engage in the speculative trading of futures, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments, both domestic and globally. We also trade options on futures contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We do not anticipate you will receive distributions and cannot guarantee that we will meet our objectives or avoid substantial losses.

We are subject to substantial charges. To return your initial investment after one year, we must earn a profit of 21.07%, assuming only the minimum is sold, or 15.68% if the maximum is sold. To return your investment after the second year of investment, we must earn a profit of 8.70% in that year.

Summary Risk Factors

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the partnership, see the Risk Factors section beginning on page 5.

Our business is the speculative trading in futures contracts, and options on futures contracts, selected by a registered commodity trading advisor. This trading is highly leveraged and takes place in very volatile markets.

Past results of this partnership or the commodity trading advisor do not guarantee future results.

This partnership pays substantial fixed management fees and commission costs. There is no guarantee that you will receive a return on your investment.

Transfer of your partnership interests will be restricted and there are limitations on your right of redemption to surrender your partnership interests in return for their value. No public market for the partnership interests exists and none is expected to develop.

This partnership will not make distributions. To receive a return on your investment, you must use our redemption procedure.

Although you will not receive distributions, you must pay Federal and state income taxes on your share of any profits earned by this partnership. You will receive a Schedule K-1 that reports your allocable portion of tax items, which may be complex and require the engagement of sophisticated tax experts.

The general partner and affiliates have conflicts of interest with regard to the management of this partnership. Specifically, the sole principal of the general partner is a 50% owner of the affiliated selling agent and introducing broker. Accordingly, their fees have not been negotiated at arm's length and there will be no independent due diligence performed in regard to interests sold. However, the brokerage commissions are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association.

Charges to the Partnership

The following table identifies who is paid by the partnership, what they do for the partnership, and their rate of compensation:

Entity / Nature of Service / Amount of Compensation

The general partner
(Belmont Capital Management, Inc.)

Negotiates and pays trading costs; assumes credit risk of the partnership to the futures commission merchants

The partnership pays the general partner fixed annual brokerage commissions for trades made on domestic markets of 6%, calculated on the partnership's prior month-end net assets, paid monthly, from which it pays 4% to the introducing broker. [$500+]
-------------------------------------
The commodity trading advisor
(Covenant Capital Management, LLC)

Makes trades for the partnership

The trading advisor is paid an annual management fee of 1% of the prior month-end equity allocated to it to trade, paid monthly. [$250+]

The advisor is also paid 20% quarterly incentive fee on all new net profits it has generated (this includes all new profits generated during the quarter, adjusted for changes in trading equity and losses in previous quarters)
-------------------------------------
The futures commission merchants
(Vision Financial Markets LLC,
ADM Investor Services, Inc.)

Accepts trades from the advisor, clears the trades; holds the partnership's trading equity

The introducing broker pays the futures commission merchants for the per round turn commissions for domestic trades entered by the trading advisor. The partnership pays the per round turn commission for trades made on foreign exchanges.

-------------------------------------
The introducing broker
(Futures Investment Company)

Introduces the trades from the advisor to the futures commission merchants

From its 6%, the general partner pays the introducing broker fixed annual brokerage commissions of 4%, with which it pays the futures commission merchants the round turn brokerage commissions for trades made on domestic markets by the trading advisor. [$1,000+]

-------------------------------------
The selling agent
(Futures Investment Company)

Sells investment in the partnership

FIC, as selling agent, will receive a 6% selling commission of the gross subscription amount. Other compensation to it includes $2,000 paid by the partnership for legal fees associated with the review of the offering by FINRA. [$1,500+]
-------------------------------------
Lawyers and Accountants
(The Scott Law Firm, Ltd., Patke & Associates, Ltd., CPA, and other accountants)

Continuing legal and accounting work
Offering and reorganizational expenses

Upon the commencement of business, the partnership will reimburse the general partner and its affiliates for incurred reorganization and offering expenses be $235,000 and will be amortized by the partnership over 60 months, or paid
off sooner at the general partner's discretion.  [$294+]    Annual operating
costs of approximately $30,000 if the minimum is sold and $90,000 if the maximum is sold, plus annual ongoing offering costs of approximately $5,000. [$119+].
-------------------------------------
+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed the expense upon the partnership's current net asset value.

Use of Proceeds

Upon the commencement of business, the partnership will reimburse the general partner and its affiliates for offering and organizational expenses of this offering, which are estimated to be $235,000. At no time will reimbursements exceed 15% of the gross subscription proceeds. Such expenses will be amortized by the partnership over 60 months on a straight line basis, or paid off sooner at the general partner's discretion. Any limited partner in the partnership during this sixty month period will be exposed to this per month charge on a pro rata basis. After the commencement of business, additional offering expenses will be paid by the partnership as incurred which, if the maximum is sold, are estimated by the general partner to be $5,000 annually, or $15,000 total if the offering were to continue for the statutory limit of three years. Accordingly, if the maximum is sold and the offering continues for three years, the maximum expected offering and organizational expenses, including underwriting compensation of $1,200,000, are estimated by the general partner to be $1,450,000, or 7.25% of the maximum offering amount. If only the minimum is sold, the general partner will pay $150,000, or 15%, for offering and organizational expenses, including underwriting compensation.
The general partner will initially apply all of the partnership assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, and cash management funds that invest in only U.S. Treasuries, all held in the name of the partnership.

Selection of Commodity Trading Advisors and Allocation of Equity

The general partner will allocate substantially all trading equity to Covenant Capital Management, LLC to trade as the sole commodity trading advisor to the partnership. The trading advisor is responsible for selecting the markets traded and the number of contracts per trade entered on behalf of the partnership under the authority granted by a power of attorney from the partnership to the trading advisor. The trading advisor will trade only futures contracts and options on futures contracts, primarily in the sectors of agricultural, metals, energies, livestock, fixed income, currencies and stock market indices. The advisor is authorized to make short sales, with unlimited risk of loss, on behalf of the partnership. The general partner, without prior notice to you, in its sole discretion, may adjust the allocation of equity to the advisor and terminate or add trading advisors.

Federal Income Tax Aspects

Although you will not be paid distributions, you will have to pay income taxes on profits and interest, if any, for the taxable year in which it is earned. The partnership reports on a December 31 year end.

Redemptions

You may request the general partner to accept the surrender of your partnership interests for cash through our redemption procedures. The general partner will use its best efforts to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets. You will not be allowed to make any redemption during the first twelve months of your initial investment. There will be no charge for redemptions. See, The Limited Partnership Agreement, Redemptions.

Material Terms of Agreements

The Limited Partnership Agreement. Only the general partner may manage this partnership, and you will not take part in our business affairs or operations other than to vote on matters as a limited partner, such as removal of the general partner. The general partner may make certain changes to the partnership structure without your prior approval, though material changes will be communicated to you. The Fund has a limited existence of 21 years, but can be terminated sooner by the general partner or the limited partners in certain circumstances. See, The Limited Partnership Agreement.

The Advisory Agreement. The general partner has assigned a substantial portion of our assets to the trading advisor, the terms of which are governed by an advisory contract agreement and power of attorney between us and the trading advisor. See Exhibit F. This agreement provides the trading advisor with revocable powers of attorney, which gives it sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market. The agreement may be terminated, at any time, upon notice from one party to the other and to the futures commission merchants.

The Brokerage Agreement. The Fund has entered brokerage agreements with the futures commission merchants that govern the clearing of the futures and options on futures contracts the trading advisor will enter on behalf of the Fund. The Fund will be liable for any deficits created in any of its accounts at the futures commission merchants, though your liability is limited to the value of your investment. The affiliated introducing broker is obligated to pay the futures commission merchants from the amounts paid to it by the partnership and the introducing broker assumes the credit risk for these payments. The agreement may be terminated, at any time, upon notice from one party to the other.
??
Security ownership of certain beneficial owners

1) Title of class*	(2) Name and address of beneficial owner	(3) Amount
and nature of beneficial ownership	(4) Percent of class**

Units of Limited Partnership Interest	Belmont Capital Management, Inc.,
general partner, 5914 N. 300 West, Fremont, IN  46737***	1 Unit of Limited
Partnership Interest valued at $637.74

38.9%

Units of Limited Partnership Interest	Shira Del Pacult, individually, 5914
N. 300 West, Fremont, IN  46737	1.57 Units of Limited Partnership Interest
initially valued at $1,001.25

61.1%

* There is only one class of securities offered by this prospectus, which is the units of limited partnership interest.

** As of the date of this prospectus, the general partner and an affiliate of the principal of the general partner own all of the outstanding limited partnership interests. Upon the sale of the minimum amount of units required to commence business, the investors will be admitted to the partnership and will own substantially all partnership units.

*** Mr. Michael Pacult is the natural person who holds voting and investment power over the shares beneficially owned by Belmont Capital Management, Inc.

Diagram of Partnership Structure & Commissions

Bromwell Financial Fund, Limited Partnership

Please see the previous table under Charges to the Partnership for a description of the below parties.

The Risks You Face

Investment in the partnership interests is speculative, illiquid, and highly risky. You should purchase partnership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of partnership interests sold.

We must pay substantial charges, which may limit your ability to receive a return on your investment.

We must pay our expenses before you will realize a profit. They are (i) fixed brokerage commissions totaling 6% per year, which is not considered a management fee, calculated upon the partnership's net assets for domestic trades plus actual commissions charged by the futures commission merchants for trades made on foreign futures exchanges; (ii) an annual management fee of 1% to the trading advisor of allocated equity, and an incentive fee of 20% of its new net profits; (iii) yearly expenses estimated at $90,000, if the maximum is sold, and (iv) extra-ordinary expenses such as claims and defense of claims from brokers, partners, and other parties.

The incentive fees are determined and accrued monthly, but paid quarterly to the commodity trading advisor. We may be subject to substantial incentive fees in the initial quarters of any given year which will not be refunded, even if we experience subsequent losses which produce a net loss for that year. See Charges to the Partnership.

You may not transfer your partnership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your partnership interests only with the consent of the general partner, which will be granted only upon limited circumstances. See The Limited Partnership Agreement, Transfer Of Units Only With Consent Of The General Partner and the Limited Partnership Agreement (Exhibit A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. You may not redeem your partnership interests during the first twelve months of investment. See The Limited Partnership Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide that the redemption amount will be based upon the net asset value of the partnership interests as calculated at the end of the month in which the redemption request is received. The redemption request must be received no less than 10 days prior to the redemption effective date and be approved by the general partner, and it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the general partner intends to grant all redemption requests received no less than ten days prior to the last business day of the month and will use its best efforts to pay those requests within twenty days after the last business day of the month in which the redemption request was received. You may be prevented from redeeming your partnership interests before they are significantly devalued. In such circumstances, the general partner will use its best efforts to cause partnership assets, including open trading positions, if any, to be converted into cash to meet redemption requests and fulfill them as soon as is practicable. However, if this cannot be done in a timely fashion due to illiquid markets, for instance, those non-cash assets could be further devalued and reduce the partnership's net asset value per unit, thus potentially having a negative effect on the eventual redemption amount. See The Limited Partnership Agreement, Exhibit A, Redemptions.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The partnership depends upon the principal of the general partner, and his absence could cause the partnership to cease operations.

You will be relying entirely on the ability of the general partner to select and monitor the commodity trading advisors selected for the partnership. If the sole principal and officer of the general partner becomes unable to perform his duties, we could be required to cease operations and trading until a replacement for him is found.

General partner and commodity trading advisor will serve other businesses and may not have adequate time to devote to the partnership.

The principal of the general partner currently manages other commodity pools and expects to manage additional pools in the future. He may negotiate better terms for advisors, clearing and other services for those other pools in
competition with this pool.   The commodity trading advisor currently manages
other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. The commodity trading advisor has developed special trading programs to trade this partnership's account. Accordingly, there is no guarantee that our trading results will be similar to or better than any of the trading advisor's other accounts. Our business could be adversely affected by the failure of the general partner or the trading advisor to devote sufficient time to the partnership affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the partnership structure which may limit our profits.

Before investing in this partnership, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, the principal of the general partner is also a principal of Futures Investment Company, the selling agent and introducing broker. Therefore, the general partner will probably not replace Futures Investment Company in either of such capacities because it receives 4% brokerage commissions as introducing broker and a 6% selling commission as selling agent.

In addition, because the selling agent is affiliated with the general partner, no independent due diligence of this offering will be conducted in regard to interests it sells. The principal of the general partner, through its 50% ownership in the introducing broker, retains a portion of the fixed brokerage commissions and, therefore, is unlikely to resign. See Risk Factors, Conflicts of Interest, and the Limited Partnership Agreement (Exhibit A).

You will be taxed on profits regardless of whether they are distributed and may be required to engage sophisticated tax experts.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns. Also, we will be treated as a partnership for Federal income tax purposes, and you will receive a Schedule K-1 that reports your allocable portion of tax items, which may be complex and require you to engage sophisticated tax experts.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. So you might never receive a distribution equal to your share of our prior year's taxable income. See Federal Income Tax Aspects and The Limited Partnership Agreement (Exhibit A).

If the general partner selects a new trading advisor, it may not be as profitable as the one replaced, and the new advisor will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Exhibit F). Either the general partner or a trading advisor may terminate the relationship at any time. If this happens, or if a trading advisor becomes unable to serve us for any other reason, the general partner may have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisor will trade as profitably as the original trading advisor, or that it would be retained on terms which are as favorable. Also, any new trading advisor will not be obligated to recoup losses, if any, incurred by the prior trading advisor before it is paid incentive fees on new net profits it generates.

The general partner may change the commodity trading advisor and its allocation of equity without notice to you.

Without prior notice to you, the general partner may change the commodity trading advisor and the amount of equity allocated to it at any time, for any reason.

Factors beyond a Trading Advisor's control may cause a Trading Advisor to deviate from its trading program or strategy.

Economic, market and other conditions may cause a trading advisor to deviate from its stated trading program or strategy. There can be no guarantee that any trading advisor would alert the general partner to such a change.

You will not participate in management and may not contest the business decisions of the general partner.

You may not manage or conduct our business in any way or you would be deemed a general partner, which is not allowed by the Limited Partnership Agreement (Exhibit A). Accordingly, you are bound by the business decisions of the general partner.

Commodity futures trading is speculative.

Commodity futures and option contract prices have a high risk of loss and are volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices; (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted; (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by a commodity trading advisor may also fail to predict price direction; (iv) it is possible for most of our open positions to be unprofitable at the same time; (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position; (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, though the general partner assumes the risk in this event; and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisor.

During partnership trading, a small price movement can lead to large losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 5% and 15% of the value of the contract traded. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 5% of the futures contract price is deposited as margin, a 5% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account, though the partners will not be subject to margin calls.

The General Partner may employ leverage with the trading advisor, which may increase volatility and negatively impact partnership performance

The general partner, at its sole discretion and without notice to you, may cause the trading advisor to trade the partnership's assets allocated to it at a higher or lower trading level normally utilized by the trading advisor employing the trading program that will be traded on behalf of the partnership. The general partner does not intend to change leverage often and would likely do so in response to large changes in market conditions. For instance, in a financial panic, such as that experienced in 2008, leverage may be reduced to attempt to reduce trading risk to the Fund, which may also limit profit potential.

Accordingly, other than to provide a range of leverage, it is not possible to quantify how the general partner intends to vary leverage, since it is based on the discretion of its sole principal. The range of leverage may be from
0.5 to 2.0. This means general partner may request the trading advisor to trade each $1,000,000 of partnership equity as though it were only $500,000 (0.5 times, or half, leverage), or as though it were $2,000,000 (2 times leverage). At 0.5 leverage, the trading advisor will trade about half the number of contracts for each trade that it would normally trade for a given account size, and at 200%, the trading advisor will trade about twice the number of contracts it would for a given account size.

The partnership could experience either greater or less volatility relative to accounts that invest with the advisor at the normal (100%) trading level of the trading program, depending on the amount of leverage utilized. Increased leverage will magnify both profits and losses to the partnership while decreased leverage will diminish both profits and losses to the partnership. Neither the trading advisor management fee nor the fixed brokerage commission paid by the partnership will vary if leverage is increased or decreased. Nor, will the 20% incentive fee paid to the trading advisor change with leverage; although, the dollar amount paid due to profits, if any, will vary with leverage.

The general partner does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchants. The general partner does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the general partner of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the general partner knows remedial action must be taken.

The partnership may be unable to execute a trade before large losses are incurred due to market illiquidity.

It is not always possible to execute a buy or sell order. Such illiquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes illiquidity and exposure to substantial losses. These losses could exceed the total equity in our account, for which the general partner, not the limited partners, is responsible.

Changes in trading equity may adversely affect performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute, (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and (iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.
See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor may not limit the total equity it accepts and may suffer losses which cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Denomination of Partnership Assets at the Futures Commission Merchants in Foreign Currencies

The general partner may change the currency denomination in which the partnership assets are held at the futures commission merchants (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.). Although the assets will be physically held by the merchants selected by the general partner in a United States account, they will be subject to currency rate fluctuations, which may work to the benefit or detriment of fund assets.

Failure of commodity brokers or banks could result in loss of assets.

If the futures commission merchants or other entity with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. Futures commission merchants are required to segregate customer funds and, even if funds are properly segregated, the partnership and, therefore the investors, may lose all funds deposited at the futures commission merchants. The deposits in our bank accounts will be insured for only $250,000 and payment on insured deposits may be delayed. The General partner reserves the right to put partnership equity not used for margin in accounts not maintained by or accessible by the futures commission merchants. This includes U.S. Treasuries held at the U.S. Treasury, investments in cash management funds that invest in only U.S. Treasuries, and bank accounts, all held in the name of the partnership.

When trading in foreign exchanges, if the creditworthiness of the other parties or the value of the currency is not maintained, we may lose the value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the value
of the item traded.   The commodity trading advisor trades commodities on
United States commodity exchanges, foreign commodity exchanges, and the inter-bank currency markets. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a currency in a particular contract or option to be large enough to destroy the creditworthiness of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market. In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value. In addition, the price of any foreign futures or foreign options contract and, therefore, the potential profit and loss thereon, may be affected by any variance in the foreign exchange rate between the time a position is established and the time it is liquidated, offset or exercised.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

We expect to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great in the case of selling option premium.

Position Limits May Limit Profitability and Changes Thereof Can Produce Dramatic Price Swings.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others. A material change in the position limits of one or more futures markets could cause a large liquidation of or large addition to positions in such markets, which could cause dramatic price swings.

Use of Contingent Orders Does Not Necessarily Limit Losses to the Intended Amounts.

The trading advisor uses stops to limit risk in given positions. These stops do not guarantee an exit at the price or even at all. The placement of contingent orders, such as a "stop-loss" or "stop-limit" order, will not necessarily limit partnership losses to the intended amounts, since market conditions may make it impossible to execute such orders.

We may not be able to compete with others with greater resources.

Commodity futures trading is highly competitive. We compete with others who may have greater experience, more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of general partner may cause suspension of trading or taxation as a corporation.

If the general partner wishes to voluntarily withdraw from the partnership, it must give 120 days prior written notice to the limited partners. If the general partner withdraws and the limited partners elect to continue the partnership, the withdrawing general partner shall pay all expenses incurred as a result of its or his withdrawal.

When the sole general partner of a partnership is a corporation, the tax rules require conditions to be met to allow the partnership to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met: decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

No tax IRS ruling has been or will be requested to confirm the tax opinions expressed in this prospectus. If we were taxed as a corporation for Federal income tax purposes, our income or loss would not be passed through to you, we would be taxed at corporate rates, all or a portion of any distributions made to you would be taxed to you as dividend income, and the amount of such distributions would not be deductible in computing our taxable income. However, the partnership tax counsel has delivered an opinion to the general partner that this partnership, as presently operated by the general partner, will be taxed as a partnership and not as a corporation. See Federal Income Tax Aspects.

The general partner will not advise you, and you must rely upon your own counsel before investing in the partnership.

Purchasing partnership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this partnership. If you invest a significant portion of your retirement plan or IRA assets in this partnership, you could be exposing that portion to significant loss. The general partner will not advise you in any manner on an investment in this partnership, including matters of diversification, prudence, interpretation of the partnership agreement, and liquidity. Accordingly, you must rely upon the experience of qualified legal, investment and tax counsel you select.

The partnership is not covered by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the partnership, the general partner, and the commodity trading advisor involves only the trade of futures regulated pursuant to the Commodity Exchange Act, none of them is required, nor does any intend, to be registered under the Investment Company Act of 1940 or any similar state law. Therefore, you are not protected by any such legislation.

Possibility of audit - you may be subject to audit and penalties.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, subject to a separate audit, and required to pay back taxes, plus penalty and interest.

General partner may settle IRS claim not in your best interest.

Belmont Capital Management, Inc. is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 6% or less interest in this partnership and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Scott Law Firm, Ltd. has delivered an opinion to the general partner that this partnership, as presently operated by the general partner, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the general partner. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income and are deductible only if the operation of the partnership is the conduct of a trade or business. The general partner believes that our intended operations qualify as a trade or business.

The general partner may cause higher fees to be paid or riskier trading by altering the management and incentive fees without prior notice to you.

The general partner has reserved the right to raise, without prior notice to you, the incentive fee to a maximum of 27% while lowering the total management fees between the commodity trading advisor and general partner to 0%. Also, the general partner may institute or raise the total management fees to 6% provided the total incentive fees are lowered to 15%. In general, a lower management fee and higher incentive fee may result in higher fees being paid during times of profit, whereas a higher management fee and lower incentive fee would result in higher fees being paid in times of losses. The general partner does not expect to make changes in the management and incentive fees often, and will only make changes effective as of the first business day of a subsequent month. The general partner will notify you of any change in fees within seven business days.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase partnership interests. The general partner will use this explanation of conflicts as a defense against any claim or other proceeding made against the general partner, the commodity trading advisor, the introducing broker, the selling agent, the futures commission merchants or any principal or affiliate, agent or employee of any of them.

The general partner, the commodity trading advisor, the futures commission merchants, the introducing broker, the selling agent and their principals may preferentially trade for themselves and others.

Because the general partner, the commodity trading advisor, the introducing broker, the selling agent, the futures commission merchants and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if these people trade their own account, you will not have access to their trading records. They could possibly take their positions prior to the positions they know will be placed for the partnership, although, they have stated they will not do so.

Possible retention of voting control by the general partner may limit your ability to control issues.

The general partner, its principal and its affiliates may purchase an unlimited amount of partnership interests. It is possible that they could purchase enough partnership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the limited partners' ability to achieve a majority vote on such issues as amendment of the Limited Partnership Agreement, change in our basic investment policy, dissolution of this partnership, or the sale or distribution of our assets. However, the general partner may not vote, directly or indirectly, on the issue of its removal.

The general partner is not likely to resign, even if it would be in your best interest.

It is unlikely that the general partner would voluntarily resign, even if it would be in your best interest, because it retains a portion of the fixed brokerage commissions paid to it, and is affiliated with the introducing broker and selling agent.

The introducing broker and selling agent is affiliated with the general partner.

The president and 50% owner of the introducing broker and selling agent, Futures Investment Company, is the sole principal, officer and director of the general partner. As introducing broker, it will receive a portion of the brokerage commissions for trades placed by the trading advisor. As selling agent, it will receive a 6% selling commission.

Partnership fees may be higher than they would be if they were negotiated.

The fixed brokerage commissions paid to the general partner and commodity pool operator for domestic trades have not been negotiated at arm's length, though they are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. The general partner accepts the credit risk of the partnership to the futures commission merchants, reviews the daily positions and margin requirements of the partnership, and pays the introducing broker, which in turn pays the futures commission merchants' domestic charges. Some of the remaining portion of the fixed brokerage commissions will be kept by the general partner. Conversely, the general partner will pay the introducing broker any domestic round turn commissions incurred that exceed the fixed brokerage commissions.

Our profitability may be limited due to competition among traders and their unaccountability for previous losses.

The general partner has sole and absolute discretion to select and terminate commodity trading advisors. If it appoints multiple trading advisors, each will trade independently of the others. Also, they may compete for similar positions or take positions opposite each other, which may limit our profitability. If a trading advisor is replaced, the new trading advisor will receive any earned incentive fees regardless of the previous trading advisor's performance. As incentive fees are paid based upon each trading advisor's performance, it would be possible for us to experience a net loss and be required to pay out incentive fees to one or more of the traders.

Your ability to redeem your partnership interests may be lessened due to the nature of the general partner's compensation.

The general partner receives a fee based upon our net asset value available for trading. This gives it an incentive to withhold distributions and to discourage redemption. The general partner will try to honor all redemption requests within twenty days after the last day of the preceding month in which the request was made. However, if the partnership does not have enough liquid assets, it may not be able to honor the request on time, or possibly at all. Though past performance is no guarantee of future results, all redemption requests made to pools that the principal of the general partner has managed since he began managing commodity pools in August, 2003 were fulfilled on time.

The commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives incentive fees on our new net profits, it might select trades which are too risky for us.

The principal of the general partner has sole control over the time he will allocate to the management of the partnership.

The principal of the general partner is responsible for managing this partnership and managing three other commodity pools, Atlas Futures Fund, Limited Partnership, TriView Global Fund, LLC, and Strategic Opportunities Fund, LLC. He also sells limited partnership interests in some of the above commodity pools, from time to time and performs other investor relations services as a principal and registered representative of Futures Investment Company, an introducing broker and broker dealer of which he is a 50% owner.

He has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures. He is solely responsible for the allocation of his time to the management of this partnership as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the partnership.

No Resolution of Conflicts Procedures

The general partner has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the general partner has assured the partners that all partnership money on deposit in the partnership's various accounts is held in the name of and for the beneficial use of the partnership.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the general partner. You may not construe this prospectus as legal or tax advice. Before making an investment in this partnership, you should read this entire prospectus, including the Limited Partnership Agreement (Exhibit A) and the subscription agreement. You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests of Named Experts and Counsel

The general partner has employed The Scott Law Firm, Ltd., an New Jersey corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the partnership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the partnership to give advice on the preparation of this offering document has been hired on a contingent fee basis. The foregoing persons do not have any present or future expectation of interest in the general partner, the commodity trading advisor, the introducing broker, the selling agent or the futures commission merchants.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act and Section 21E of the Exchange Act that reflect the general partner's current expectations about the future results, performance, prospects and opportunities of the Trust. All statements other than statements of historical facts included in this prospectus may constitute forward-looking statements. The general partner has tried to identify these forward-looking statements by using words such as "may," "will," "expect," "anticipate," "believe," "intend," "should," "estimate," "foresee," "continue," "plan" or the negative of those terms or similar expressions. These forward-looking statements are based on information currently available to the general partner and are subject to a number of risks, uncertainties and other factors, both known, such as those described in "Risk Factors" and elsewhere in this prospectus, and unknown, that could cause the Trust's actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Although the general partner believes that the expectations and underlying assumptions reflected in these forward-looking statements are reasonable, there can be no assurance that these expectations or underlying assumptions ultimately will prove to have been correct. Important factors that could cause actual results to differ materially from projected or forecasted results or stated expectations are disclosed in this prospectus, including under the heading "Risk Factors."

You should not place undue reliance on any forward-looking statements. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the general partner or any other person that the objective and expectations of the partnership will be achieved. Except as expressly required by the Federal securities laws, the general partner undertakes no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

Management's Discussion and Analysis

The Partnership

Bromwell Financial Fund, Limited Partnership is a Delaware limited partnership organized on January 12, 1999 and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. It is a commodity pool that intends to engage in the speculative trading of futures and options on futures contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices. The partnership has no performance history over the last five years. See page 25 for the performance record of the general partner's affiliated commodity pools.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The partnership is managed by Belmont Capital Management, Inc., a Delaware corporation. The partnership does not have officers, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the limited partnership agreement attached as Exhibit A, which grants full management control to the general partner including the right to employ independent trading managers called commodity trading advisors, and will terminate at 11:59 p.m. on January 12, 2020, or upon an event causing an earlier termination.

Except for the limited partnership agreement, the partnership may not enter any contract with the general partner or commodity trading advisor that is greater than one year in duration. However, all such contracts are expected to be renewed yearly and are terminable without penalty upon sixty days, or less, written notice by the partnership.

The General Partner

The general partner is Belmont Capital Management, Inc., a Delaware corporation incorporated on January 12, 1999. It was registered as a commodity pool operator and became an NFA member on August 5, 1999 and maintains its main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306. It is managed by Michael P. Pacult, its sole shareholder, director and president.

The principal of the general partner is Michael P. Pacult, who was registered as a commodity pool operator and became an NFA member on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306. The general partner and the partnership will comply with all applicable registration requirements under the Commodity Exchange Act as amended.

The general partner manages all aspects of the Fund's business disclosed herein, and the principal of the general partner uses his 32 years experience in the futures industry, including nearly nine years as a commodity pool operator, to make decisions for the Fund through the general partner. As part of these duties, he negotiates contracts with service providers to the Fund, such as trading advisors, futures commission merchants, accountants, attorneys and others. For instance, the general partner may replace a trading advisor based on performance uncharacteristic of its history, or it may add a trading advisor whose performance is believed to be complementary to the other advisor(s), so as to reduce Fund performance volatility and maximize potential returns. Similarly, the general partner may change futures commission merchants depending upon commission rates, trade execution performance, or assessment of counterparty risk. He also supervises the bookkeeping and other operational aspects of Fund business, and engages and consults with experts, as necessary, to complete these tasks. As discussed at The Limited Partnership Agreement herein, you will not have a voice in the operational decisions of the Fund made by the general partner, though you do have voting rights regarding certain matters, such as removal of the general partner.

Experience

The general partner has managed this commodity pool since its inception on January 12, 1999. The sole principal of the general partner has been supervising individual managed commodity accounts for over 32 years and serves in several capacities in four other commodity pools, as follows:

Commodity Pool	Mr. Pacult Serves As

Atlas Futures Fund, LP (publicly offered, commenced business 10/99)
	Individual general partner and sole principal of the corporate general partner

Providence Select Fund, LP (publicly offered, closed as of 1/10)	Individual
general partner and sole principal of the corporate general partner

TriView Global Fund, LLC (publicly offered, commenced business 7/2011)
	Individual managing member and sole principal of the corporate managing member

Strategic Opportunities Fund, LLC (commenced business 11/05)	Sole
principal of the corporate managing member

Authority

Mr. Pacult is the sole shareholder, director and principal of Belmont Capital Management, Inc., and is the sole decision maker of this partnership. The signature of the general partner may legally bind this partnership.

The general partner is authorized to take all actions necessary to manage the
affairs of the partnership.   See Article II of the Limited Partnership
Agreement attached as Exhibit A.

Partnership Books and Records

Our books and records will be maintained for six years at the office of the general partner, 5914 N. 300 West, Fremont, IN 46737. You may access our books and records by visiting the general partner's office at a time convenient for both parties, and you may have copies made at that time at a reasonable charge per page. The general partner serves as tax partner for the partnership. The CPA firm of Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the general partner, and prepares our tax returns and sends the IRS Form K-1s to the partners.

The Commodity Trading Advisors

To conduct trading on our behalf, the general partner has selected an independent commodity trading advisor, Covenant Capital Management, LLC. Without prior notice to you, the general partner has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the general partner will give you notice of any change in trading advisor within seven days of such change. Such notice will include a description of your right to redemption.

The general partner, at its sole discretion and without notice to you, may cause the trading advisor to trade the partnership's assets allocated to it at a higher or lower trading level normally utilized by the advisor employing the trading program that will be traded on behalf of the partnership. Increased leverage will increase volatility, while decreased leverage may limit performance. The management fee to the trading advisor and fixed brokerage commission paid by the partnership will not vary if leverage is increased or decreased. Nor, will the 20% incentive fee paid to the trading advisor change with leverage; although, the dollar amount paid due to profits, if any, will vary with leverage. No change in trading advisor will constitute a material change to the limited partnership agreement or the structure of our operation. Any trading advisor employed to trade for the partnership will be registered with the Commodity Futures Trading Commission and will have at least three years of experience as a trading advisor.

Transactions With Related Persons

Since the beginning of the Fund's last fiscal year, there have been no transactions that require disclosure pursuant to Item 404 of Regulation S-K of the Securities Act of 1933 regarding transactions with related persons, promoters and certain control persons. Upon the commencement of business, the Fund intends to repay the affiliated selling agent for advanced offering and organizational expenses of $173,750 as of March 31, 2012, on which no interest is charged. The sole principal of the general partner, along with his spouse, own the selling agent; therefore, his interest in the transaction reflects the entire aforementioned amount.

Total reimbursable offering and organizational costs as of March 31, 2012 were $205,324 to affiliates and $29,249 to non-affiliates.

As sole decision maker for the Fund, the president of the general partner reviews and approves all transactions with related person, and they are ratified by the general partner in its corporate minutes, recorded by Fund accountants, and reviewed quarterly and audited annually by the independent accountant. Such transactions are limited to advancement of offering and organizational expenses by affiliates of the general partner, and will remain so until the commencement of business. After the commencement of business, the only expected related party transactions are those regarding repayment of offering and organizational expenses to affiliates of the general partner pursuant to the terms described in this prospectus. The Fund has not had any promoters or control persons pursuant to Item 404 of Regulation S-K in the last five fiscal years.

The Advisory Agreement

The general partner has assigned a substantial portion of our assets to the trading advisor, the terms of which are governed by an advisory agreement and power of attorney between us and the trading advisor. See Exhibit F.

This agreement provides the trading advisor with revocable powers of attorney, which gives them sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market. The agreements may be terminated, at any time, upon notice from one party to the other and to the futures commission merchants.

Leverage

The general partner, at its sole discretion and without notice to you, may cause the trading advisor to trade the partnership's assets allocated to it at a higher or lower trading level normally utilized by the trading advisor employing the trading program that will be traded on behalf of the partnership. The general partner does not intend to change leverage often and would likely do so in response to large changes in market conditions. For instance, in a financial panic, such as that experienced in 2008, leverage may be reduced to attempt to reduce trading risk to the Fund, which may also limit profit potential.

Accordingly, other than to provide a range of leverage, it is not possible to quantify how the general partner intends to vary leverage, since it is based on the discretion of its sole principal. The range of leverage may be from
0.5 to 2.0. This means general partner may request the trading advisor to trade each $1,000,000 of partnership equity as though it were only $500,000 (0.5 times, or half, leverage), or as though it were $2,000,000 (2 times leverage). At 0.5 leverage, the trading advisor will trade about half the number of contracts for each trade that it would normally trade for a given account size, and at 200%, the trading advisor will trade about twice the number of contracts it would for a given account size.

The partnership could experience either greater or less volatility relative to accounts that invest with the advisor at the normal (100%) trading level of the trading program, depending on the amount of leverage utilized. Increased leverage will magnify both profits and losses to the partnership while decreased leverage will diminish both profits and losses to the partnership. Neither the trading advisor management fee nor the fixed brokerage commission paid by the partnership will vary if leverage is increased or decreased. Nor, will the 20% incentive fee paid to the trading advisor change with leverage; although, the dollar amount paid due to profits, if any, will vary with leverage.

The Fund's governing documents do not impose restrictions on the amount of leverage we may use.

Business Objective and Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures and options on futures contracts. We do not expect to engage in any other business.

The general partner organized this partnership to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The general partner intends to allocate substantially all of our net assets to the trading advisor to conduct this trading. The trading advisor typically allocates 20% to 40% of the trading equity assigned to it to secure the trading positions it selects.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, state and local taxes upon income, if any, earned by this partnership. The general partner recommends partnership interests be purchased as a long-term investment.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial fixed and other costs to do business, or avoid substantial trading losses. See Charges to the Partnership.

Below is a chart explaining the expenses we expect to incur over the twelve months following the date of this prospectus. All interest income is paid to the partnership. The chart below assumes the value of each unit of partnership interest will remain constant during the next twelve months.

Expenses per $1,000 of Investment of Partnership Interest for the First and Second 12-Month Periods of Investment

							First 12-Month				Second 12-Month
							Period of Investment			Period of Investment
						----------------------------------------------- ---------------------
						Based Upon Minimum	Based Upon Maximum	Based Upon Maximum
						Units Sold		Units Sold		Units Sold

Units / Amount					1,568 Units		31,361 Units		$20,000,000
						$1,000,000		31,361 Units		$20,000,000

Base Price (1)					$1,000.00		$1,000.00		$1,000.00

Selling Commission (1)				$60.00	6.00%		$60.00	6.00%		$0.00	0.00%

Investment Amount After Selling Commission (2)	$940.00			$940.00			$1,000.00

Annual Expenses (3)				$32.90	3.29%		$4.47	0.45%		$4.75	0.48%

Offering and Reorganizational Expenses (4)	$16.92	1.69%		$2.21	0.22%		$2.35	0.24%

Brokerage Commissions and Trading Fees (5)	$56.40	5.64%		$56.40	5.64%		$60.00	6.00%

Management Fee to Trading Advisor (7)		$9.40	0.94%		$9.40	0.94%		$10.00	1.00%

Trading Advisors' Incentive Fees on New
 Net Profits (7)				$36.50	3.65%		$25.72	2.57%		$11.42	1.14%

Interest Income (8)				$(1.41)	(0.14)%		$(1.41)	(0.14)%		$(1.50)	(0.15)%

Amount of Trading Income Required to Redeem
 Unit At Selling Price After One Year (9)	$210.71			$156.79			$87.02

Percentage of Initial Selling Price Per Unit		21.07%			15.68%			8.70%

Explanatory Notes:

(1) Investors will purchase partnership interests at the partnership's prior month end net asset value per partnership interest, which is $637.74; however, the table is presented to reflect expenses per $1,000 investment. The initial allocation of partnership interests to an investor will be after deduction of
a 6% up front selling commission on the gross subscription proceeds.   For the
first twelve month period in which a selling commission is charged, the remaining fees are calculated based on the remaining proceeds after deduction of the selling commission ($940). For the second twelve month period, the remaining fees are calculated on the full $1,000 because there is no selling commission in this period.

(2) This is the amount of your investment after the selling commission is deducted or, in the case of the second year of investment, the full beginning investment amount of $1,000. The remaining fees and expenses are calculated on this amount.

(3) The partnership is expected to pay yearly expenses of approximately $30,000 if the minimum is sold and $90,000 if the maximum is sold, in addition to $5,000 in annual offering expenses until the termination of this offering.

(4) Upon the commencement of business, the partnership will begin to reimburse the general partner and its affiliates for offering and reorganizational expenses estimated to be $235,000. For the minimum offering amount, $90,000 would be reimbursable. Such expenses will be amortized by the partnership over 60 months, or less.

(5) Brokerage commissions for trades made on domestic markets are fixed by the general partner at 6% annually, of partnership net assets. The partnership pays separately for any trades made on foreign exchanges, which are estimated by the general partner to be 0.1% annually.

(6) The trading advisor is paid an annual management fee of 1% of the trading equity allocated to it, calculated as of the close of business of the last trading day during the previous month.

(7) This is the amount of incentive fees the trading advisor would earn if it produced only enough profits to allow you to redeem after one year your partnership interests at the net asset value used in this table. The trading advisor is not paid an incentive fee on its management fee nor brokerage commissions paid to the futures commission merchants which, for purposes of this table, are estimated to be half of the total 6% annual fixed commissions.

(8) We earn interest on our accounts. Based on current interest rates, interest income is estimated at 0.15% annually of our net assets.

 (9) This computation assumes there will be no claims or other extra-ordinary expenses during the first year. You may not redeem your partnership interests within the first twelve months of investment.

We do not represent that the above table will reflect our actual offering expenses, operating expenses or interest income. There can be no assurance that our expenses will not exceed the amounts projected or that there will not be claims or other extra-ordinary expenses.

Securities Offered

We, Bromwell Financial Fund, Limited Partnership, will offer and sell limited partnership interests in this partnership at the initial price of $637.74. After the sale of the minimum and commencement of business, the limited partnership interests will be sold at the month end net asset value per limited partnership interest of the partnership. See Determination Of The Offering Price.

You, the Investor will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on partnership matters such as the replacement of the general partner. See The Limited Partnership agreement attached as Exhibit A. You will not be responsible for our debts in excess of your investment amount, unless, (i) we become insolvent and you receive distributions which represent a return on your investment which, under certain circumstances, you would have to return to us to pay our debts, (ii) acquire any interest in the general partner, Belmont Capital Management, Inc., or (iii) manage this partnership. See Plan For Sale of Partnership Interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the general partner before you will become a partner and will be accepted or rejected within five business days of receipt, (ii) becomes irrevocable and may not be withdrawn five days after submission, unless, a longer statutory withdrawal period applies to you, and (iii) will be deposited and held until you are admitted into the partnership in a depository account maintained by Star Financial Bank.

There cannot be any assurance that additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Management's Discussion

Pursuant to previous offerings, we sold a total of $2,552,062 of partnership interests; however, the partnership has not been operational since January 10, 2005. At such time, the general partner made the decision to terminate operations and redeem all non-affiliated investors because of poor performance of the trading advisor. We may conduct future offerings after the close of this offering and intend to raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our partnership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion as well as other expenses. We allocate substantially all our net assets to trading and other investments, except those assets used to pay capital and operating expenses. We have no directors, officers or employees, which is why there is no report of executive compensation in this prospectus, and conduct all our business through the general partner.

Description of Intended Operations

The general partner has selected Vision Financial Markets LLC and/or ADM Investor Services, Inc. to serve as the futures commission merchants and has selected Futures Investment Company to serve as the introducing broker. The partnership will deposit its funds to one or both of the futures commission merchants to hold as security for the trades selected by the commodity trading advisor. The general partner reserves the right to put partnership equity not used for margin in accounts not maintained by or accessible by the futures commission merchants. This includes U.S. Treasuries held at the U.S. Treasury and investments in cash management funds that invest in only U.S. Treasuries,
all held in the name of the partnership.   The futures commission merchants
have been directed to send the general partner, before the open of business each day, a computer or fax report which describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The general partner reviews the daily transmissions provided by the futures commission merchants and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made. In managing the partnership's business and affairs, the general partner may contract with, and rely upon, information, research and advice provided by third parties.

The general partner will use its best efforts to monitor the daily value of the partnership, which it calculates from the daily information provided by the futures commission merchants, and will make such information available to limited partners upon request. However, the independent accountant calculates the net asset value at the end of the last business day of each month. If the daily unit value falls to less than 50% of the initial value of $637.74 or the highest value earned through trading after the commencement of business, then the general partner will immediately suspend all trading, provide you with immediate notice of the reduction in net unit value, and give you the opportunity, for 15 days after the date of such notice, to redeem your partnership interests according to the provisions of Article IX, Sections 9.5 and 9.6 of the Limited Partnership Agreement. No trading shall commence until after the lapse of such fifteen day period. See Exhibit A attached.

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Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the general partner is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission, and the futures commission merchants establish minimum margin requirements for each traded contract. The futures commission merchants will require the margin assigned for each account to be on deposit before a trade will be accepted. The futures commission merchants may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. However, it is possible for an increase in margins applicable to the trades the advisor selects for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our partnership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility of the General Partner

You have legal rights under Delaware partnership and applicable Federal and state securities laws. In all dealings affecting this partnership, the general partner has a fiduciary responsibility to you and all other partners to exercise good faith and fairness. No contract shall permit the general partner to contract away its fiduciary obligation under common law. The limited partnership agreement conforms to the Uniform Limited Partnership Act for the State of Delaware in regard to the definition of the fiduciary duties of the general partner.

You have a right to initiate legal proceedings related to the partnership in the following circumstances:

In the event, after demand from you, the general partner fails to take action to recover damages from third parties, you may initiate proceedings on behalf of the partnership and, upon an appropriate award from the court pursuant to Delaware law, obtain reimbursement of your legal fees and costs from the amount recovered.

You may bring an action against the general partner in either Federal or state court should you believe the general partner or others have breached its fiduciary duty to the partnership or committed a breach of any Federal or state securities laws.

You may seek reparations for the amount of your investment and damages should the general partner or others breach of the Commodity Exchange Act or order of the Commodity Exchange Commission in regard to your investment.

If the general partner acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. Additionally, there are substantial and inherent conflicts of interest in the partnership's structure which are disclosed in the prospectus. The general partner intends to raise the disclosures made in this prospectus and the representations you made in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

The responsibility of the general partner to you and other partners is a changing area of the law. If you have questions concerning the responsibilities of the general partner, you should consult your legal counsel.

Indemnification

Provisions of Limited Partnership Agreement

The limited partnership agreement protects the general partner from being responsible or accountable for any act or omission, for which you, other limited partners or the partnership itself may claim it is liable, provided that the general partner determined such act or omission was within the scope of its authority and in the best interest of this partnership, and such action or failure to act does not constitute misconduct or a breach of the Federal or state securities laws related to the sale of partnership interests.

Specifically, if the general partner has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a partner or other entity, the partnership will defend, indemnify and hold the general partner harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the partnership.

Provisions of Law

According to applicable law, indemnification of the general partner is payable only if (i) the general partner determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the partnership, (ii) the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct, (iii) such liability or loss was not the result of negligence or misconduct by the general partner, and (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the partnership and not from the partners, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and state securities laws. If any indemnification of the general partner arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the general partner or other particular indemnitee, (ii) such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the general partner or other particular indemnitee, or
(iii) a court of competent jurisdiction approves a settlement of the claims against the general partner or other agent of the partnership and finds that indemnification of the settlement and related costs should be made, provided, however, before seeking such approval, the general partner or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the state or states in which the plaintiffs claim they were offered or sold partnership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various state securities administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through our futures commission merchants, Vision Financial Markets LLC and/or ADM Investor Services, Inc. According to the clearing agreements that govern these trades, we must indemnify them for any reasonable outside and in-house attorney's fees incurred by it arising from any failure for the partnership to perform its duties under the clearing agreement.

Other Indemnification Provisions

The general partner has indemnified the selling agent that there are no misstatements or omissions of material facts in this prospectus.

Relationship with the Futures Commission Merchants, the Introducing Broker and the General Partner

Belmont Capital Management, Inc., the general partner, supervises the relationship with the futures commission merchants and the affiliated introducing broker, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and review of the daily reports.

Belmont has engaged two futures commission merchants to open and close the trades selected by the trading advisor, and may hold partnership equity at either or both, at its sole discretion. It has also engaged Futures Investment Company to introduce the trades to the futures commission merchant.

Fixed Commissions are Competitive

The fixed brokerage commissions that we pay to clear our trades plus actual costs for foreign markets, if any, are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. Also, the general partner has the right to select any substitute or additional futures commission merchants or introducing brokers at any time, for any reason.

The futures commission merchants act for other commodity pools that have retained the principal of the general partner of this partnership. The general partner, its principal, or any other commodity pool may obtain rates to clear trades from the general partner which are more favorable to their accounts than the fixed commissions the general partner charges the partnership.

Relationship with the Commodity Trading Advisors

The Commodity Trading Advisors Will Trade for Other Accounts

The commodity trading advisor will trade for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others which differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us, which presents a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Partnership.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the partnership and a trading advisor's other accounts are identical, and the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the general partner that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure of the Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisors, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. See Risk Factors, No Notice of Trades or Trading Method.

Charges to the Partnership

As an investor in this partnership, you will pay your prorated share of the cost of our operation. These charges are described in narrative form and in the chart which follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the general partner will earn in connection with this offering. Most of these charges were not negotiated at arm's length, but rather were determined by the general partner.

Compensation of the Commodity Trading Advisors

Covenant Capital Management, LLC, the commodity trading advisor, will be allocated equity to trade, which will be deposited in accounts with the futures commission merchants, investments in U.S. Treasuries held at the U.S. Treasury, and investments in cash management funds that invest only in U.S. Treasuries, all held only in the name of the partnership.

The partnership pays the trading advisor a monthly management fee of 1/12% monthly (1% annually), calculated on the prior month-end partnership equity allocated to it to trade. The general partner has reserved the right to change management fees at its sole discretion. See Charges to the Partnership, Restrictions on Management Fees.

The partnership pays the trading advisor incentive fees of the new net profit produced by it of 20%. New net profit:

*	is calculated to determine how much a trading advisor has increased our net assets through trading alone

*	is based upon the net value of the equity assigned to the trading advisor to trade

*	is calculated after the payment of brokerage costs to the futures commission merchants

*	is calculated monthly but paid quarterly

*	is only paid when any losses in previous quarters have been offset by new profits by the trading advisor, regardless of whether:

*	the general partner has changed the trading advisor's compensation, or

*	the partnership and trading advisor have entered a new contract

*	is adjusted to eliminate the effects of:

*	any new subscriptions for partnership interests

*	redemptions by partners

*	interest income paid by the futures commission merchants, and

*	any other income earned on our assets which are not related to such trading activity, regardless of whether such assets are held separately or in a margin account.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by a trading advisor based on the net income, as calculated above, that it has earned for the partnership.

Qtr	Net Income	Incentive Fee (20%)

1	$1,000		$200
2	(200)		0
3	1,000		160
4	500		100

Restrictions on Management Fees

Some of the states in which we sell partnership interests require that we comply with the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that the total management fees, including those of the general partner and the commodity trading advisor, may not exceed 6% of our net assets, and the total incentive fees, including those of the general partner and commodity trading advisor, based upon profits earned may not exceed 15% of new net profits. Provided, however, without prior notice to you, the general partner has the right to increase the incentive fee by 2% over 15% for every 1% decrease from 6% in the management fee. The general partner will notify you of any change in fees within seven business days after they are made and afford you notice and opportunity to redeem your partnership interests.

Compensation of Futures Commission Merchants, Introducing Broker, Selling Agent and General Partner

Fee Paid By Partnership to the General Partner

The partnership pays the general partner monthly fixed brokerage commissions of 1/12 of 6% (6% annually) upon the partnership's prior month-end net assets for trades made in domestic markets. From this, it pays 4% annually to the introducing broker, which is responsible for payment of the round turn brokerage commissions to the futures commission merchants. See The Futures Commission Merchants.

Fee Paid By Partnership to the Introducing Broker

From its 6%, the general partner pays the affiliated introducing broker monthly fixed brokerage commissions of 1/12 of 4% (4% annually) upon the partnership's prior month-end net assets to trade domestic markets. The introducing broker is responsible for payment of costs to clear the domestic trades made by the trading advisor through the futures commission merchants. The introducing broker will retain approximately 1% of this 4% annual charge. For bookkeeping purposes, the partnership may pay the 4% annual charge for domestic trades directly to the introducing broker, with 2% annually to the general partner. The fixed commission that we pay to clear our trades plus actual costs for foreign markets, if any, is less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association.

Selling Commission

On the admission date of a new investment, which will be the commencement of business or the first business day of a subsequent month, prior to allocation of partnership interests, 6% of the gross subscription proceeds will be paid to the selling agent as a selling commission. The remaining amount, including 100% of any interest earned while in the depository account, will be used to allocate partnership interests in the capital account of the investor based on the month-end net asset value per partnership interest.

Brokerage Fees Paid By to the Futures Commission Merchants

The introducing broker pays the futures commission merchants for round turn commissions for trades made on domestic exchanges. The partnership pays the futures commission merchants for round turn commissions for trades made on foreign exchanges, if any. Costs for trades on foreign exchanges can vary widely, are estimated by the general partner to range from $9 to $27, and are estimated by the general partner to constitute a negligible portion of the trading advisor's trades. The round turn charge covers all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees.

Miscellaneous Fees to Futures Commission Merchants

We will reimburse the futures commission merchants for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The general partner has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of General Partner

Without prior notification to you, the general partner has reserved the right to (i) add, change and delete broker/dealers as selling agents, (ii) add, change and delete introducing brokers, (iii) change the management and incentive fees within the limits prescribed herein, (iv) add, change and delete commodity trading advisors, (v) add, change and delete futures commission merchants, (vi) change the fixed brokerage commission rate, and
(vii) have the partnership pay a per round-turn brokerage commission as opposed to a fixed percentage, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate of the affiliated introducing broker plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average net assets related to trading activity.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, based on the current net asset value, we must pay yearly costs of approximately $30,000 if the minimum is sold, and $90,000 if the maximum is sold. Costs to continue the offering after initial effectiveness, such as the cost to prepare and file periodic amendments and restatements of the registration statement, are estimated to be $5,000 annually. The general partner has included in the estimated annual expenses $1,000 and $3,000, respectively, depending upon whether the minimum or maximum is sold, respectively, for miscellaneous expenses, which may consist of unanticipated legal or accounting charges, or fees to the futures commission merchants. See Miscellaneous Fees to Futures Commission Merchants. There are no termination fees or other fees associated with terminating any of the arrangements described in this section.

Since the cessation of business in January, 2005, the partnership has been advanced expenses to maintain regulatory compliance by affiliates of the general partner. Upon the commencement of business, the general partner estimates such expenses will total $235,000 and will be reimbursed and amortized by the partnership for 60 months on a straight line basis, or paid off sooner at the general partner's discretion.

Charges to the Partnership

The following table includes all charges to the partnership.

Entity / Form of Compensation / Amount of Compensation
------------------------------
General Partner
(Belmont Capital Management, Inc.)

Fixed brokerage commission

The partnership pays the general partner fixed annual brokerage commissions for trades made on domestic markets of 6%, calculated on the partnership's prior month-end net assets, paid monthly, from which it pays 4% to the introducing broker. [$500+]
------------------------------
Commodity Trading Advisors
(Covenant Capital Management, LLC)

Management Fee;
Incentive Fee

The trading advisor is paid an annual management fee of 1% of the prior month-end equity allocated to it to trade, paid monthly. [$250+]

The advisor is also paid 20% quarterly incentive fee on all new net profits it has generated (this includes all new profits generated during the quarter, adjusted for changes in trading equity and losses in previous quarters)
------------------------------
Futures Commission Merchants
(Vision Financial Markets LLC, ADM Investor Services, Inc.)

Round-turn commissions for trades entered by the trading advisor

The introducing broker pays the futures commission merchants for the per round turn commissions for domestic trades entered by the trading advisor. The partnership pays the per round turn commission for trades made on foreign exchanges, if any.

Reimbursement of delivery, insurance, storage and any other charges incidental to trading and paid to third parties

Reimbursement by the partnership of actual payments to third parties in connection with partnership trading
------------------------------
The introducing broker
(Futures Investment Company)

Fixed brokerage commissions

From its 6%, the general partner pays the introducing broker fixed annual brokerage commissions of 4%, , with which it pays the futures commission merchants the round turn brokerage commissions for trades made on domestic markets by the trading advisor. [$1,000+]
------------------------------
The selling agent
(Futures Investment Company)

Selling Commission

FIC, as selling agent, will receive a 6% selling commission of the gross subscription amount. Other compensation to it includes $2,000 paid by the partnership for legal fees associated with the review of the offering by FINRA. [$1,500+]
------------------------------
Third Parties

(The Scott Law Firm, Ltd., Patke & Associates, Ltd., CPA, and other accountants)

Legal, accounting fees, and other actual expenses necessary to the operation of the partnership, and all claims and other extraordinary expenses of the partnership.

Upon the commencement of business, the partnership will reimburse the general partner and its affiliates for incurred reorganization and offering expenses be $235,000 and will be amortized by the partnership over 60 months, or paid
off sooner at the general partner's discretion.  [$294+]    Annual operating
costs of approximately $30,000 if the minimum is sold and $90,000 if the maximum is sold, plus annual ongoing offering costs of approximately $5,000. [$119+]
------------------------------

+ Each $25,000 investment pays this amount per year for these particular expenses. When the expense is not based on a percentage, but rather a fixed amount, we have computed the expense upon the partnership's current net asset value. Net asset value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Investor Suitability

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more you can afford to lose.

To invest the minimum $25,000 in this partnership, you must have a net worth of at least $250,000, exclusive of your home, furnishings and automobiles, or an annual gross income of at least $70,000 and a net worth, as calculated above, of at least $70,000, or such higher amounts imposed by your state of residence.

You may not invest more than 10% of your net worth in this partnership. The foregoing standard and the additional standards applicable to residents of certain states and the subscription documents are regulatory minimums only.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this partnership will offer the following potential advantages:

Equity Management

We offer the opportunity for you to:

*	place equity with registered commodity trading advisors which have demonstrated an ability to trade profitably based on its track record,

*	have that equity allocated to the trading advisors in a manner which is intended by the general partner to optimize future profit potential, and

*	with limited liability, invest a fraction of what is typically required by a trading advisor.

The principal of the general partner has experience managing several other commodity pools and has over thirty-one years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the partnership, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

You will not be subject to margin calls and cannot lose more than your original investment amount plus your share of distributed and undistributed profits; provided the below legal conditions are met.

In the opinion of our legal counsel, The Scott Law Firm, Ltd., there are no circumstances, including bankruptcy of this partnership, which will subject your personal assets that were never invested or paid from this partnership to our debts; provided the partnership's structure is maintained by the general partner, and you do not participate in any phase of our management other than the exercise of your right to vote as a limited partner. See the Limited Partnership Agreement (Exhibit A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of partnership interest, trading profits or losses, and expenses. We also prepare all tax information relating to your investment in this partnership.

Access to the Commodity Trading Advisors

The commodity trading advisor selected by the general partner requires a minimum account size substantially greater than the $25,000 minimum investment required by us. For instance, Covenant currently requires a minimum investment of $3,000,000 for most clients to open an account, depending on the investment program. Accordingly, you have access to the trading advisor for a smaller investment than is available by a direct investment in a managed account with the trading advisor.

Use of Proceeds

After sale of the minimum and the commencement of business, the partnership will begin to reimburse the general partner and its affiliates for offering and organizational expenses of this offering, which are estimated to be $235,000. At no time will reimbursements, defined as organization and offering expenses under FINRA Rule 2310(b)(4)(C), including selling commissions, exceed 15% of the gross proceeds of the offering. Such expenses will be amortized by the partnership over 60 months on a straight line basis, or paid off sooner at the general partner's discretion. Any limited partner in the partnership during this sixty month period will be exposed to this per month charge on a pro rata basis.

After the commencement of business, additional offering expenses will be paid by the partnership as incurred which, if the maximum is sold, are estimated by the general partner to be $5,000 annually, or $15,000 total if the offering were to continue for the statutory limit of three years. Accordingly, if the maximum is sold, the maximum expected offering and organizational expenses, including underwriting compensation of $1,200,000, are estimated by the general partner to be $1,450,000, or 7.25% of the maximum offering amount. If only the minimum is sold, the general partner will pay $150,000, or 15%, for offering and organizational expenses, including underwriting compensation.
The general partner will initially apply all of the partnership assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, and cash management funds that invest in only U.S. Treasuries, all held in the name of the partnership. The cash management fund is Wells Fargo 100% Treasury Money Market Fund managed by Wells Fargo Advisors Funds Management, LLC, One North Jefferson Avenue, St. Louis, MO 63103. There is no redemption charge and you must retain your full initial investment in the partnership for at least twelve months. All entities that will hold or trade our assets in the United States will be based in the United States and will be subject to United States regulations.

At the end of each month, the management fee and fixed brokerage commissions are paid by the partnership. At the end of each quarter, the incentive fees, if any are due, are paid to the trading advisor. See Charges to the Partnership.

The general partner believes that 20% to 40% of our assets will normally be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the partnership's benefit. To estimate interest income earned upon our deposits, the general partner has assumed that we will receive 0.15% interest on our deposits.

The futures commission merchants, a government agency or commodity exchange could increase margins applicable to us to hold trading positions or reduce the number of contracts in a particular market that we are permitted to hold. This could force us to liquidate positions in a market at a loss that would not have occurred had we been permitted to hold the positions as the advisor intended.

Determination of the Offering Price

The general partner has established the amount of units to be offered at twenty million dollars ($20,000,000) with the amount that must be sold to raise the minimum and commence business at one million dollars ($1,000,000), and set the value of each unit of limited partnership interest for sale at $637.74, which was the prior closing net asset value per unit. Subsequent to the commencement of business, partnership interests will be offered at their month-end net unit value, or the price per unit equal to our net assets divided by the number of outstanding units of partnership interests. This amount is calculated after the close of business on the last business day of the month in which the general partner accepts a duly executed subscription agreement and subscription amount from you. After the commencement of business, you are admitted as a partner on the open of business on the first day of business of the following month.

The General Partner

Identification

Belmont Capital Management, Inc. is the general partner of this partnership and manages it. See Management's Discussion and Analysis of Financial Condition, The General Partners. Current audited financials for Belmont are included in this prospectus. Also, see Experts.

You will not acquire or otherwise have any interest in Belmont, or any entity other than Bromwell Financial Fund, LP, by purchasing the partnership interests offered by the prospectus.

Michael P. Pacult

Mr. Pacult, age 67, is the sole shareholder, director, principal, and officer of the general partner. He grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and in Zoology.

Mr. Pacult worked as a commodities broker for Heinold Commodities Inc. from May, 1980 until December, 1983. Heinold was an FCM and became registered with the CFTC as such on June 30, 1982. On July 1, 1982, it became registered with the CFTC as a CPO as well as an NFA member. On December 31, 1988, Heinold withdrew its registrations and NFA membership. In December, 1983, Mr. Pacult and his wife, Shira Del Pacult, as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, Mr. Pacult has been a Director and President of Futures Investment Company. In addition to his positions at Future Investment Company and sole principal of the general partner of the partnership, Mr. Pacult's business background since 1983 is as follows:

Employed		Listed		Registered As
From	To		As Principal	Associated Person	Employer Name & Address			Position Held and Type of Business

1983	Present		2/3/87		2/3/87			Futures Investment Company, 5914 N. 	President, Director and 50% Owner of Broker-
								300 West, Fremont, IN 46737		Dealer/Introducing Broker

9/03	Present		8/21/03		8/21/03			Belmont Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator*

8/03	Present		9/10/03		1/07/04			Ashley Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator

04/03	6/10		5/14/03 to 	5/14/03 to 6/27/10	White Oak Financial Services, Inc., 	President, Director and Owner of Commodity
			6/27/10					5914 N. 300 West, Fremont, IN 46737	Pool Operator*

10/04	Present		6/10/05		7/5/05			TriView Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator*

05/05	Present		5/16/05		6/1/05			Evergreen Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator

05/99	Present		N/A		N/A			Tree King, Inc., 5914 N. 300 West, 	President of Landscaping Business
								Fremont, IN  46737

* On August 4, 2011, Belmont and TriView withdrew their registration as commodity trading advisors, because they never conducted any business in this capacity. White Oak was also a registered commodity trading advisor; however it did not conduct any business in this capacity.

His duties as a director and officer of the above named corporations, as a general partner of those partnerships, and as a general partner of those limited liability companies are to make all of the decisions and supervise all of the actions they take.

In 1995, Mr. and Mrs. Pacult were featured in a book titled Master Brokers-Interviews with Top Futures Brokers by John Walsh that was published by the Center for Futures Education.

Mr. Pacult also manages two other public and one private commodity pool. Though he provides less than his full time to the business affairs of this partnership, he devotes what time he believes is necessary to properly handle his responsibilities as principal of the general partner. See Management's Discussion and Analysis of Financial Condition, The General Partner.

Ownership in Commodity Trading Advisors and Futures Commission Merchants

Neither the general partner nor its principal, nor any of their affiliates, has any ownership in the commodity trading advisor, or the futures commission merchants.

Ownership in the Partnership

As of March 31, 2012, the general partner maintained an investment of 1 unit of limited partnership interest in the partnership, and an affiliate of the general partner maintained an investment of 1.57 units. Neither the trading advisor nor any of its principals has any interest in the partnership.

Trading By the General Partner; Interest in the Pool

The general partner and its principal, may, from time to time, trade commodity interests for their own accounts. The records of any such trading activities will not be made available to you. They will not knowingly take positions ahead of identical positions taken by this partnership.

Regulatory Notice

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation with Commodity Trading Advisor

The trading advisor is not affiliated with the general partner. Additionally, the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with it. However, in its capacity as commodity pool operator, the general partner may consult with the trading advisor with regard to money management and trading strategy issues.

Rights of the General Partner With Respect To Commodity Trading Advisor Selection and Allocation of Equity

The general partner believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the general partner may, in its sole discretion and without prior notice to you terminate the current or any future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

Should any change in advisors be made, you will be notified within seven business days. The notice will also remind you of your right to request a redemption of your partnership interest pursuant to our redemption procedures.

The general partner periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the general partner may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

If the general partner engages more than one trading advisor, we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall. Because trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance Record of the Partnership

Due to poor trading performance by the then-current trading advisor, the partnership temporarily ceased business operations on January 10, 2005 and, as such, has no performance history that may be disclosed pursuant to Commodity Futures Trading Commission regulations. Activities since then are limited to maintenance of regulatory compliance and reorganization pursuant to the current offering.

Performance Record of Other Programs Sponsored By the General Partner

Within the last ten years, the principal of the general partner of the partnership, Michael Pacult, has managed four other commodity pools, one of which, Strategic Opportunities Fund, LLC, is privately offered and commenced business in July, 2005. Mr. Pacult is the sole principal of Evergreen Capital Management, Inc., the corporate general partner of Strategic Opportunities Fund, LLC. The other three pools are publicly offered: Atlas Futures Fund, LP, Providence Select Fund, LP and TriView Global Fund, LLC. Providence commenced business on March 5, 2007 and was closed as of January, 2010 because it was not profitable. TriView commenced business as of July 7, 2011. The partnership's corporate general partner has not managed any other commodity pools. Mr. Pacult has been the individual managing member and principal of the corporate managing member of TriView since inception, and has been the individual general partner and sole principal of the corporate general partner of Atlas since August, 2003. He was also the individual general partner and principal of the corporate general partner of Providence from inception to close. As of March 31, 2012, (1) the total amount of money raised for Atlas was $14,213,748 and the total number of investors was 125 and, (2) the total amount of money raised for Providence was $4,053,883 and the total number of investors was none, and (3) the total amount of money raised for TriView was $2,458,315 and the total number of investors was 34.

All rates of return in the following tables are inclusive of all fees and expenses.

Performance Record of Providence Select Fund, Limited Partnership

The principal of the general partner of the partnership served as the principal of a corporate general partner, White Oak Financial Services, Inc., which managed another commodity pool called Providence Select Fund, Limited Partnership. Providence was declared effective by the Securities and Exchange Commission on September 12, 2005 and commenced business on March 2, 2007.

The following capsule shows the past performance of Providence for the period from inception of trading on March 2, 2007 through termination of business as of January 31, 2010. From inception to June 3, 2008, NuWave Investment Corp. was the sole trading advisor to the partnership. Since then, Clarke Capital Management traded its Alpha program on behalf of the partnership.

You will receive no interest in Providence Select Fund, LP or any other entity except Bromwell by your purchase of membership interests in Bromwell Financial Fund, LP offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Providence Select Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2010			2007
(Jan)	2009	2008	(Mar-Dec)
(14.76)	(34.73)	(9.71)	(9.70)

Name of Pool:	Providence Select Fund, LP

How Offered:	Closed as of January 31, 2010

Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.

Principal Protected:	No

Date of Inception of trading:	March 2, 2007

Aggregate Gross Capital Subscriptions:	$4,053,883

Largest Monthly Draw-Down**:	8-07 / 15.62%

Worst Peak-to-Valley Draw-Down***:	7-07 to 1-10 / 55.86%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Atlas Futures Fund, Limited Fund

The principal of the general partner of the partnership serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Hamer Trading Inc. is currently the sole trading advisor for Atlas Futures Fund, Limited Partnership.

You will receive no interest in Atlas Futures Fund, LP or any other entity except Bromwell by your purchase of membership interests in Bromwell Financial Fund, LP offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Atlas Futures Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2012
(Jan-Mar)	2011	2010	2009	2008	2007
(7.08)		(23.88)	3.61	(24.46)	29.46	19.65

Name of Pool:	Atlas Futures Fund, LP

How Offered:	Publicly offered pursuant to Form S-1 Registration Statement

Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.

Principal Protected:	No

Date of Inception of trading:	October, 1999

Aggregate Subscriptions:	$14,213,748

Net Asset Value of the pool:	$4,271,288 on total units outstanding: 1,427.58

Net Asset Value Per Unit:	$2,991.98

Largest Monthly Draw-Down**:	10-11 / 14.64%

Worst Peak-to-Valley Draw-Down***:	7-08 to 3-12 / 46.99%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Strategic Opportunities Fund, LLC

The principal of the general partner of the partnership serves as the principal of the corporate general partner, Evergreen Capital Management, Inc., which manages another privately offered commodity pool called Strategic Opportunities Fund, LLC. It commenced trading in November, 2005, with Clarke Capital Management, Inc. as the sole trading advisor through January, 2010. Subsequently, the trading advisor for the partnership, GT Capital CTA, was engaged as trading advisor for Strategic.

You will receive no interest in Strategic Opportunities Fund, LLC or any other entity except Bromwell by your purchase of membership interests in Bromwell Financial Fund, LP offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Strategic Opportunities Fund, LLC
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2012
(Jan-Mar)	2011	2010*	2009	2008	2007
(3.96)****	11.70	(16.14)	(23.87)	24.92	20.85

Name of Pool:	Strategic Opportunities Fund, LLC

How Offered:	Privately offered pursuant to Rule 506 of Regulation D

Name of Commodity Trading Advisor****:	GT Capital CTA

Principal Protected:	No

Date of Inception of trading:	November, 2005

Aggregate Gross Capital Subscriptions:	$9,837,257

Net Asset Value of the pool:	$1,893,276

Largest Monthly Draw-Down**:	4-11 / 15.14%

Worst Peak-to-Valley Draw-Down***:	7-08 to 2-11/46.16%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** As a result of the liquidation of the fund's prior futures commission merchant that commenced October 31, 2011, its assets on deposit with that futures commission merchant in the months of November, 2011 through March 31, 2012 were not fully under its control and, therefore, are excluded from the monthly performance calculation and statement of current net asset value. The amount of assets that are excluded for November, 2011 is $1,661,078, and the amount of assets that are excluded for December, 2011 through March 31, 2012 is $568,500. The fund suspended unit accounting as of October, 2011, which does not affect the calculation of the value of members' interest in the fund.

Performance Record of TriView Global Fund, LLC

The principal of the general partner of the partnership serves as an individual managing member and principal of the corporate managing member, TriView Capital Management, Inc., which manage another publicly offered commodity pool called TriView Global Fund, LLC. It commenced trading in July, 2011, with GT Capital CTA as its sole trading advisor.

You will receive no interest in TriView Global Fund, LLC or any other entity except Bromwell by your purchase of membership interests in Bromwell Financial Fund, LP offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

TriView Global Fund, LLC
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2012
(Jan-Mar)	2011
(6.76)		(7.79)

Name of Pool:	TriView Global Fund, LLC

How Offered:	Publicly offered pursuant to Form S-1 Registration Statement

Name of Commodity Trading Advisor:	GT Capital CTA

Principal Protected:	No

Date of Inception of trading:	July, 2011

Aggregate Subscriptions:	$2,458,315

Net Asset Value of the pool:	$1,960,099 on total units outstanding:

Net Asset Value Per Unit:	$859.76

Largest Monthly Draw-Down**:	8-11 / 4.98%

Worst Peak-to-Valley Draw-Down***:	7-11 to 3-12 / 14.02%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

The Commodity Trading Advisor

Covenant Capital Management, LLC

The general partner has engaged Covenant Capital Management, LLC ("CCM") to trade for the partnership, and will assign to it most of the partnership's equity. The general partner, in its sole discretion, may adjust the allocation of equity allocated any time in the future.

Covenant Capital Management of Tennessee, LLC which also does business as Covenant Capital Management may be referred to in this document as "CCM".
CCM is a Limited Liability Company organized June 1, 1999, originally existing under the laws of the state of Delaware as Covenant Capital Management of Tennessee, LLC. It is registered to do business in the state of Tennessee as Covenant Capital Management, LLC. CCM was reorganized in the state of Tennessee on August 29, 2000. At this time it dissolved its organization in the state of Delaware. Its principal business address and telephone are 3100 West End Avenue, Suite 1090, Nashville, TN 37203, and (615) 678-6742. Scot Billington and Brince Wilford are the only principals of CCM. CCM is registered with the Commodity Futures Trading Commission (CFTC) as a Commodity Trading Advisor (CTA) and became a member of the National Futures Association
(NFA) in such capacity on July 30, 1999. The books and records of CCM will be kept and made available for inspection at its main business office. CCM's trading performance may be found on page 30 of this prospectus.

Principals and Backgrounds

The business background of CCM and its principals for at least five (5) years is as follows:

Scot Billington is the Chief Manager, the Head Trader, and a 45.05% equity holder of CCM. Mr. Billington is registered with the CFTC as a principal and associated person of CCM. Mr. Billington developed the trading systems that will be used by CCM. He is actively involved in every aspect of CCM's business and trading. Mr. Billington worked as an assistant trader for Bradford & Co., Incorporated, a Futures Commission Merchant (FCM) and division of J. C. Bradford & Co. from July 1993 until May 1999 when he began forming CCM. At J.C. Bradford he was responsible for executing client orders, advising clients, and developing systems. Beginning in April of 2002, Mr. Billington worked for Ronin Capital, an Option Trading Investment Company at the Chicago Board Options Exchange where his main function was making markets in the OEX 100 Index options market. Mr. Billington was a member of the Chicago Board Options Exchange and a Market Maker at Ronin Capital in OEX 100 Index options until January 4, 2005. Mr. Billington has been a principal and associated person of the advisor since inception on July 30, 1999 and he became a branch office manager of the advisor on July 13, 2005.

Brince Wilford is the Secretary and is a 45.05% equity holder of CCM. He is registered with the CFTC as a principal and associated person of CCM. Mr. Wilford assists in the execution of trades as directed by Mr. Billington. He is actively involved in every aspect of CCM's business and trading. From August of 1999 to July of 2002 he served as Director of Business Development for Inphact, Inc. His primary responsibility was directing sales and national accounts. Inphact was a provider of radiology services over the Internet.
Mr. Wilford worked for Healthcare Realty Trust, Inc. in the Investments Department from August of 2002 through January of 2006 where his primary responsibilities included business development, financial modeling, consulting and acquisitions work. Healthcare Realty Trust is a publicly traded Real Estate Investment Trust (NYSE:HR). Mr. Wilford resigned from Healthcare Realty in 2006 to focus full time on the advisory. He returned to Healthcare Realty in January of 2008 when he assumed the role of Senior Vice President of Investments until the end of 2010. Mr. Wilford currently directs all business activity for CCM at the home office and has been registered as a principal and associated person of the advisor since July 30, 1999. Mr. Billington and Mr. Wilford both spend a limited amount of time volunteering in consulting roles or as board members for non-profit organizations and may continue to do so in the future.

There have never been any administrative, civil, or criminal proceedings against Covenant Capital Management, LLC or any of its principals.

Either of the two principals may direct the trades CCM enters on behalf of the partnership.

Description of Trading Program

The exact nature of CCM's trading strategy is proprietary and confidential. The following description is of necessity general and is not intended to be all-inclusive.

CCM will trade the Aggressive Program for the partnership, which is 1.75 times the position size than the same account would take in its Original Program. This will result in considerably larger swings in account equity. This program began trading January 15, 2004.

CCM takes positions based on a long-term, technical, trend following system created by Mr. Billington and Mr. Wilford. Discretion is used only in extremely rare cases to interpret the existing rules of the system. For instance, when an unanticipated situation arises that the exact existing rules of the existing system do not cover, the spirit of the existing rules is interpreted and taken into consideration. Other than that, there is not a discretionary component to the program. Technical analysis uses the theory that a study of the markets themselves will provide a means of anticipating price changes. The system attempts to participate in long-term market trends. It does not try to predict trends. The system does not try to predict when a trend will start, how long it will last, or how high or low it will move. After a trend has occurred, CCM does not seek to explain why a trend may have occurred or why it behaved as it did. The only prediction made is that trends will continue to exist as a phenomenon of the market place.

CCM can only recognize a trend after some, most or all of it has already occurred. The system identifies when a trend may be beginning and enters the market at that point. The same technical analysis indicates when the trend may be ending, and signals to exit the market at that point. The system is set up to minimize commissions and the number of trades per market when compared to other futures trading systems. Stop losses will be placed in the market as
soon as entries are made, and they will be modified weekly.   A stop may not
necessarily be changed from week to week.    The system does not allow more
than one round turn trade a week in a given market. Initial risk will be limited to a fixed percentage of the core equity (core equity is the total equity in the account less the total amount at risk in other open positions) of the account. As profits accumulate in a position, a greater percentage of risk will be tolerated; however, at a constant pre-determined level, CCM may use options or may decrease the position size to reduce risk. Exits are executed on trailing stops. Position size may be dramatically reduced to lower risk, but a position will not be exited until the market hits the pre-determined trailing stop level. CCM may use multiple triggers to enter and exit a position incrementally and at different times. CCM trades a diverse portfolio of markets and market sectors including but not limited to, metals, meats, grains, energies, softs, foreign currencies, domestic and foreign interest rates, and domestic and foreign stock indices. By broadly diversifying across a wide array of markets, CCM attempts to diminish the importance of any one position in the portfolio. The individual positions are designed to be relatively small and the stops are designed to be relatively wide to avoid multiple entries and exits that increase the commission burden on an account. Larger initial risks per contract minimize the effects of large gap moves through the stop levels as a percentage of the original risk. Historically, the program has experienced annual drawdowns averaging 10-15% in this program; however, past performance is not necessarily indicative of future results.

CCM conducts continuing research to improve its trading methodology and risk management parameters, which govern the markets that are traded, trade size for a given market and stop loss levels. Markets may be added to or subtracted from the portfolio. Initial and maintenance margin levels, or the amount of money needed to secure a contract, are set by both futures regulatory authorities, such as the CFTC, and the individual exchanges. Changes in margin requirements, though not frequent, can influence allocations of trades per CCM's risk management parameters and, hence, influence trading results. For instance, a raise in margin for a given futures contract could affect trade size per the risk management parameters. CCM may make changes to its investment strategies without notifying current investors. Prospective clients should be aware that CCM may trade markets on foreign exchanges and may trade options as well as futures contracts. However, CCM expects its allocation of trades on behalf of the Fund to be mostly in futures contracts.

The principals of CCM and members of the CCM's staff under their direct supervision, direct the trading of the partnership pursuant to the advisory agreement attached to this prospectus as an exhibit and the standard power of attorney to grant trading authority to the advisor provided by the futures commission merchants.

CCM, its principal and affiliates, have no present or future expectation of a beneficial interest in the pool or its corporate general partner but look solely to its incentive fee for compensation for its services.

A PURCHASE IN BROMWELL DOES NOT INCLUDE A PURCHASE OF COVENANT OR ITS
PROGRAMS.

Performance History

Covenant Capital Management, LLC  - Aggressive Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of limited partnership interests pursuant to this offering does not include any interest in this program.

Covenant Capital Management, LLC  - Aggressive Program
Percentage Rate of Return
(Computed on a compounded monthly basis)*

		2012	2011	2010	2009	2008	2007

January		-1.42	-2.05	-5.87	3.27	5.26	-4.70
February	2.73	2.40	0.10	1.40	21.53	0.81
March		-2.82	-0.89	-1.67	-5.13	-5.01	-9.69
April			5.51	5.42	2.82	3.92	8.50
May			-4.87	-0.45	9.06	3.83	0.60
June			-2.53	0.44	-3.96	6.38	0.45
July			2.20	-0.34	1.89	-7.46	3.66
August			2.08	1.76	10.02	-5.42	-9.69
September		-0.54	10.55	3.40	0.8	12.42
October			-4.47	6.82	-6.92	3.4	6.15
November		1.14	-0.61	12.29	0.49	-0.03
December		0.88	7.08	-2.21	-0.24	-2.02
Year-to-Date	-1.59	-1.64	24.44	26.76	27.58	4.1

Name of Commodity Trading Advisor:	Covenant Capital Management, LLC

Name of the Trading Program:	Aggressive Program

Date of Commencement of Trading by Advisor:	September 1999

Date of Commencement of Program Trading:	January, 2004

Number of Accounts in Trading Program:	55

Aggregate assets in all programs:	$520,523,090

Aggregate assets in program:	$110,242,663

Largest Monthly Draw-down**:	3-07  / 9.69%

Worst Peak to Valley Draw-down***:	2-06 to 3-07 / 20.41%

*  Monthly Rate of
Return is calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The Futures Commission Merchants

The general partner has selected two unaffiliated futures commission merchants to hold, supervise and control the equity that is used for margin for trading by the commodity trading advisor. At its sole discretion, the general partner may hold partnership equity at either or both. As required by law, the general partner will provide notice to you within 21 days of any change in futures commission merchant. At its sole discretion, the general partner may change the allocation of trade execution and equity held on deposit with either futures commission merchant at any time.

At any given time, a futures commission merchant may be involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the partnership.

Vision Financial Markets LLC

Vision, a Delaware limited liability company, is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association. Vision is also a clearing member of the Chicago Mercantile Exchange, New York Mercantile Exchange and Chicago Board
of Trade.   Vision is also a self-clearing securities broker/dealer registered with the Securities and Exchange Commission and holds memberships with the Chicago Board Options Exchange and the International Securities Exchange. Vision is a member of the Options Clearing Corporation, the Depository Trust Clearing Corporation, Financial Industry Regulatory Authority and Securities Investor Protection Corporation. Vision maintains its principal place of business at One Whitehall Street, 15th Floor, New York, New York 10004, telephone (212) 859-0200.

There have been no administrative or criminal actions, whether pending or concluded, against Vision or any of its individual principals during the past five years which would be considered "material" as that term is defined in
Section 4.24(l)(2) of the Regulations of the Commodity Futures Trading Commission, except as follows:

On May 18, 2011, simultaneously with the issuance of a complaint by the NFA, Vision Financial Markets LLC ("Vision") consented to a finding based on a one-count complaint for failure to supervise guaranteed IBs in violation of NFA Compliance Rule 2-9(a). The alleged activities occurred prior to 2009. Without admitting or denying the findings in the Committee's Decision, Vision consented to pay a fine of $500,000 and to retain an independent consultant to review its supervisory procedures relating to guaranteed IBs. Vision undertook to implement revised procedures for supervising GIBs within 6 months. Finally, Vision consented to a restriction on guaranteeing new introducing brokers until 2013, unless it petitions the NFA to lift the restriction earlier.

ADM Investor Services, Inc.

ADM Investor Services, Inc is registered with the Commodity Futures Trading Commission as a futures commission merchant and is a member of the National Futures Association. ADM is a clearing member of most global futures exchanges and maintains its principal place of business at 141 West Jackson 1600A, Chicago, IL 60604, telephone (312) 242-7700.

There have been no administrative or criminal actions, whether pending or concluded, against ADM or any of its individual principals during the past five years which would be considered "material" as that term is defined in
Section 4.24(l)(2) of the Regulations of the Commodity Futures Trading
Commission.

The futures commission merchants act only as clearing brokers for the partnership and, as such, are paid commissions for executing and clearing trades. They have not passed upon the adequacy or accuracy of this prospectus. The futures commission merchants will not act in any supervisory capacity with respect to the general partner nor participate in the management of the general partner or the partnership. Therefore, prospective investors should not rely on the futures commission merchants' agreements to clear trades for the partnership or for any other reason related to it in deciding whether or not to purchase interests in the partnership.

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The partnership is not aware of any threatened or potential claims or legal proceedings to which the partnership is a party or to which any of its assets are subject. The partnership has no involvement in the claims described above. The futures commission merchants have assured the partnership that none of the above events will interfere with their ability to perform their duties on behalf of the partnership.

The Introducing Broker

The partnership trading accounts were introduced to the futures commission merchants by the affiliated introducing broker, Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306. Futures Investment Company is a registered introducing broker under the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacity. It receives 4% annual brokerage commissions paid by the general partner, which it uses to pay the round turn commissions to the futures commission merchants for the trades entered by the trading advisor on behalf of the partnership.

Federal Income Tax Aspects

Scope of Tax Presentation

This presentation is based on:

*	the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect on the date of this prospectus, and

*	the express intent of the general partner to:

*	operate the partnership as authorized and limited by the limited partnership agreement, and

*	cause us to invest only our equity capital and not to borrow money to operate the partnership , and

*	the belief by the general partner that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this partnership and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If we or you are audited by the IRS, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income which will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, Ltd. that summarizes the material Federal income tax consequences to individual investors in the partnership.

This discussion assumes you are an individual and is not intended as a substitute for careful planning; particularly, since the income tax consequences of an investment in the partnership will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

No Legal Opinion as To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, the Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively, the "Aggregate Investment Expenses"), and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer's adjusted gross income. In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount (the "AGI Threshold"), Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer's other miscellaneous deductions, are subject to a reduction (scheduled to be phased out between 2006 and 2010) equal to the lesser of 3% of the taxpayer's adjusted gross income in excess of the AGI Threshold and 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the "Phase-out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The

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IRS could contend that some or all of the management fees and incentive fees, as well as other ordinary expenses of the partnership, constitute "investment advisory fees." If this contention were sustained, each non-corporate limited partner's pro rata share of the amounts characterized would be deductible only to the extent that such limited partner's Aggregate Investment Expenses exceed 2% of such limited partner's adjusted gross income and, when combined with certain other itemized deductions, exceed the Phase-out.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING "INVESTMENT ADVISORY FEES" ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Partnership Tax Status

The Internal Revenue Code, at Section 7701, provides the criteria used to identify a corporation which cannot be present if a partnership is to be taxed as a partnership. A partnership must have two or more of the following: (i) decentralized management, (ii) unlimited liability, (iii) limited transferability of shares, and (iv) limited continuation of existence. The limited partnership agreement obligates the general partner to operate the partnership in a manner which meets this test.

If we were taxed as a corporation, we would pay taxes at the corporate rates upon our income and gains, items of deduction and losses would be deductible only by us and not by you, tax credits would be available only to us and not to you, and all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your partnership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the partnership is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures and options on futures contracts. The general partner intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the general partner has placed restrictions upon the right of redemption. See The Limited Partnership Agreement, Redemptions and Exhibit A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the partnership and the opinions expressed in this prospectus.

Tax Opinion

Subject to the assumption that you are an individual United States resident taxpayer, in the opinion of The Scott Law Firm, Ltd., this prospectus accurately summarizes all material Federal tax matters and consequences or identifies those matters that cannot presently be determined. Particularly,
(i) we will be treated as a partnership for Federal income tax purposes; (ii) the allocations of profits and losses made when partners redeem their partnership interests should be upheld for Federal income tax purposes; (iii) based upon our contemplated trading activities, the IRS should consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business should not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code; (iv) the profit share should be respected as a distributive share of our equity income allocable to Bromwell Financial Fund, Limited Partnership; and (v) the contracts we trade, as described in this prospectus, should satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the date of this Prospectus and a review of the Limited Partnership Agreement, and is conditioned upon the following representations of facts by the general partner:

*	at all times, we will be operated in accordance with the Delaware
Uniform Limited Partnership Act and the Limited Partnership Agreement attached hereto as Exhibit A

*	for our first two years of operation, the aggregate deductions claimed by the partners as their distributive shares of our net losses will not exceed the equity capital invested in the partnership

*	no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

*	the general partner will at all times actively direct the affairs of the
Partnership

*	interests in the partnership:

*	will be transferable or redeemed only upon approval of the general partner

*	will not be traded on an established securities market, and

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*	will not be readily tradable on a secondary market or the substantial equivalent thereof

*	we will not be registered under the Investment Advisor's Act of 1940;
and

*	over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

No opinion is expressed in regard to the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the general partner on our behalf. In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the general partner's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the partnership and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

The discussions in this prospectus under the headings, "Federal Income Tax Aspects" and "Summary of the United States Federal Income Tax Consequences" are counsel's opinions. Any change in the representations of the general partner or the operative facts will prevent us and you from relying upon the tax opinion from The Scott Law Firm, Ltd.

Passive Loss and Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded partnerships, special rules apply to partnerships in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to partnership operation. The general partner intends to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the partnership for tax purposes is equal to the cost decreased, but not below zero, by your share of any partnership losses and distributions, and increased by your share of any partnership income. You may not deduct losses in excess of the adjusted basis for your interest in the partnership at the end of the partnership year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the partnership is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the partnership, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the partnership at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation which will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the partnership, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the partnership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of cash distributions from the activity, deduction of losses from the activity, changes in the status of indebtedness from recourse to non-recourse, the commencement of a guarantee, or other events that affect your risk of loss. The at risk provisions must be considered should you elect to arrange debt financing for purchasing a partnership interest.

Income and Losses from Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, the trading of personal property, such as futures contracts, will not be treated as a passive activity, partnership gains allocable to you will not be available to offset passive losses from sources outside the partnership, and partnership losses will not be subject to limitation under the passive loss rules.

Allocation of Profits and Losses

The allocation of profits, losses, deductions and credits contained in the Limited Partnership Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the general partner believes that the Limited Partnership Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the Limited Partnership Agreement does not meet a third requirement, that a partner must make a capital contribution to the partnership equal to any deficit in its capital account. Accordingly, under the regulations and the Limited Partnership Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The general partner intends to allocate income and losses in accordance with the Limited Partnership Agreement which it believes complies with applicable Internal Revenue Code Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among partners admitted on different dates, which could adversely affect the amount of taxable income to one partner as opposed to another partner.

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Taxation of Futures and Forward Transactions

The commodity trading advisor selected to trade for us is expected to trade primarily, but not exclusively, in Section 1256 Contracts, which is any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option. A regulated futures contract is a futures contract:

*	if it is traded on or subject to the rules of:

*	a national securities exchange which is registered with the Securities and Exchange Commission,

*	a domestic board of trade designated as a contract market by the
Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

*	which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for trade
among banks and private investors.   The partnership is expected to purchase
or sell these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized partnership profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the partnership from Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability.
The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%. Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A limited partner, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature which are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain and Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses which are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

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Business for Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The general partner believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income and Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a partnership of which he is a limited partner. Therefore, you should not consider that the ordinary income from the partnership constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in partnership such as this partnership. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each limited partner at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose will be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a limited partnership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry partnership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not a Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the general partner intends to operate the partnership so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the general partner has not registered us as a tax shelter with the IRS.

Taxation of Foreign Partners

An investment in the partnership should not, by itself, cause a foreign partner to be engaged in a trade or business within the United States. A foreign person is subject to a 30% withholding tax, unless reduced or exempted by treaty, on United States source income which is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign partner, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign partner, the general partner may pay such tax out of its own funds and then be reimbursed out of the proceeds of any distribution to or redemption of partnership interests by the foreign partner.

Partnership Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of partnership income, gain, loss, deduction and credit will be determined at the partnership level in a single partnership proceeding. The Limited Partnership Agreement has appointed Belmont Capital Management, Inc. as the tax matters partner to settle any issue involving any partner with less than a 1% profits interest unless such a partner, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to partnership income, but there will be only one such action for judicial review to which all partners will be bound. The Internal Revenue Code provides that a partner must report a partnership item consistently with its treatment on the partnership return, unless the partner specifically identifies the inconsistency or can show that its treatment of the partnership item on its return is consistent with a schedule furnished to the partner by the partnership. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to partnership items will generally be three years from the date of filing the partnership return.

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Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as meaning the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of 10% of the correct tax or $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans and IRA's

The Employee Retirement Income Security Act of 1974 governs:

*	employee benefit plans, such as:

*	a qualified pension, profit-sharing or stock bonus plan, or

*	a qualified health and welfare plan; and

*	individual retirement accounts, commonly called IRAs.

You may not purchase partnership interests with the assets of a plan if we, the general partner, the selling agent, the introducing broker, the futures commission merchants, or any of their affiliates, agents or employees have investment discretion over such plan, give investment advice with respect to such plan assets for a fee, or are an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the general partner or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this partnership.

The Limited Partnership Agreement

The partnership agreement was amended and fully restated on November 8, 2005
and is attached to this prospectus as Exhibit A.   Following is an explanation
of the material terms of the Limited Partnership Agreement; however, you are urged to read the entire agreement. See Exhibit A.

Formation of the Partnership

Our Certificate of Limited Partnership is dated and was filed on January 12, 1999 pursuant to the Delaware Uniform Limited Partnership Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the partnership or transact any business for the partnership other than exercise your right to vote on partnership matters as a limited partner.

According to the Limited Partnership Agreement, this partnership will not terminate or dissolve upon any limited partner's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, legal representatives of such limited partner may redeem their partnership interests, but will not have the right to withdraw their interest or become a substituted limited partner solely by reason of such incapacity.

Units of Partnership Interests

The amount of partnership interests you hold will determine your percentage interest in our net assets. The value of a single unit will be calculated from time to time by dividing the net assets of the partnership by the number of outstanding units of partnership interests. The value of your partnership interest will be determined by multiplying the number of units of partnership interests you hold by the value of a single unit. Your percentage interest in the partnership will also be determined by dividing the number of units you by the total number of units outstanding.

Management of Partnership Affairs

Only the general partner may manage this partnership. You will not take part in our business or affairs nor will you have any voice in our management or operations other than to vote on partnership matters as a limited partner.

The limited partners who collectively hold a majority of the partnership interests must give written approval of any material change in either the Limited Partnership Agreement or the partnership structure; provided, however, without the limited partners' approval, the general partner is allowed to (i) change the management and incentive fees within the limits prescribed herein,
(ii) add, change and delete trading advisors, (iii) add, change and delete introducing brokers, (iv) add, change and delete futures commission merchants,
(v) add, change and delete selling agents, (vi) redeem and return a limited partner account, (vii) change the commodity contracts traded, or (viii) change the diversification of our assets among the various types of or in the positions held in commodity contracts.

To the extent the law permits, such limited partners who hold a majority of the partnership interests may vote to amend any term in the Limited Partnership Agreement and, if necessary, the Certificate of Limited Partnership without the agreement of the general partner. This includes removing the general partner and electing a new general partner.

In its capacity as commodity pool operator, the general partner may consult with the trading advisor with regard to money management and trading strategy issues, but the general partner will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with it.

General Prohibitions

We may not borrow from or loan money or any other assets to any person; provided, however, this shall not apply to the incurrence of an obligation to a futures commission merchant or debt to a partner or any of their affiliates with respect to the offering of partnership interests for sale, registration, or initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the general partner or any of its affiliates. Nor may we permit the general partner or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the general partner may provide goods or services, including brokerage, at a competitive cost to us.

The general partner or its affiliates are not required to advance or loan funds to the partnership. If the general partner makes any advance or loan to the partnership, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts which would be charged the partnership by unrelated banks on comparable loans for the same purpose. The general partner shall not receive points or other financing charges or fees regardless of the amount. Currently, no agreement exists for the general partner to make any loan to the partnership nor does the general partner expect to enter one; however, you will be notified of such an agreement, should one be entered.

Additional Offerings

The general partner has sole discretion to end any offering of partnership interests, register additional partnership interests, and make additional public or private offerings of partnership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional partnership interests. Although we are offering a maximum of $20,000,000 in partnership interests pursuant to this offering, we have not limited the amount of capital contributions or the maximum amount of partnership interests that may be issued, offered or sold pursuant to other offerings.

Partnership Accounting, Reports, and Distributions

You will have a capital account, and its initial balance will be the amount you paid for your partnership interests. The net assets of this partnership will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The general partner has sole discretion to make distributions from profits or net assets. On a monthly basis you will receive a report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month (iv) the aggregate fixed commission in lieu of round-turn brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and (v) any other information required by the rules of the Commodity Futures Trading Commission.

The general partner will notify you within seven days of any change in trading advisor or partnership fee structure, including a notice of your right to redemption. For all other material changes to the disclosures made in this document, the general partner will notify you of such change within 21 days.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Income, Loss and Expense Allocations

At the end of each fiscal year, our capital gain or loss and ordinary income or loss and expenses will be allocated to units held by all partners. You are responsible for the proper reporting of these items on your personal income tax return.

Transfer of Partnership Interests Only With Consent of the General Partner

You are admitted to this partnership and are registered on the partnership records as the owner of the partnership interests you purchase. As a registered investor in this partnership, you may receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, and vote on any matters submitted to the limited partners for voting.

You may transfer your partnership interests only with the written consent of the general partner. The general partner may not approve the transfer if it
(i) is requested before six months from the date of purchase, (ii) is not made for all of your partnership interests or, if you are not assigning all of your partnership interests, you will retain more than $5,000 of partnership interests, (iii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or state securities laws, or the Delaware limited partnership laws, (iv) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (v) will affect characterizations or treatment of income or loss.

Termination of the Partnership

This partnership will terminate (i) at 11:59 p.m. twenty-one years from the date of the Certificate of Limited Partnership, (ii) by election of the general partner, in its sole discretion, to terminate and dissolve this partnership, (iii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the general partner, unless the partners, by majority interest, vote to carry on the business and elect a new general partner, (iv) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (v) upon any event which makes the continued existence of the partnership unlawful, or (vi) upon the majority vote of the partners.

Meetings

We are not required to hold regular meetings, however, partners may call meetings to vote on certain issues, including (i) amendment of the limited partnership agreement; provided, however, any amendment which modifies the compensation or distributions to the general partner or which affects the duties of the general partner requires its consent; (ii) removal of the general partner and election of a new general partner; (iii) cancellation of any contract for services with the general partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the general partner and the partnership is one year; and, provided further, should any amendment to this partnership agreement attempt to modify the compensation or distributions to which the general partner is entitled or which affects the duties of the general partner, such amendment will become effective only upon the consent of the general partner; (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the partnership; (v) dissolution of the partnership; and (vi) change of any of the partnership's basic investment policies or in the structure of the partnership. See Management of Partnership Affairs.

The general partner must receive in person or by certified mail a written request with a check to cover the cost of sending notice of the meeting to all partners. One or more partners who collectively own 10% or more of the outstanding partnership interests must sign the request. The general partner then has 15 days to call the meeting.

Redemptions

Redemption allows you to receive your share of the net assets of this partnership. You may not redeem or liquidate any partnership interests until twelve months after you have been allocated partnerships interests from your subscription proceeds. The general partner must receive a written request for redemption no less than ten days prior to the desired effective date of redemption. The effective date of redemption must be the last day of the then current or a future month.

The general partner will try its best to comply with the redemption request within twenty days following the effective date. However, you should be aware that the general partner may be unable to timely comply with the request if there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken or because there are contingent claims on partnership assets.

If the general partner notifies you in writing, it may declare additional redemption dates or cause the partnership to redeem fractions of units of partnership interests. We will not charge a redemption fee.

Plan for Sale of Partnership Interests

The Selling Agent

We are offering and selling the partnership interests solely through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, the address of which is 5914 N. 300 West, P.O. Box 760, Fremont, Indiana 46737. It was registered as a fully disclosed broker/dealer registered with the Financial Industry Regulatory Authority on July 24, 1997 and has been appointed the selling agent. All partnership interests will be sold on a best efforts basis, which means the selling agent will try, but not guarantee, to sell the partnership interests.

Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the general partner or other persons or entities in competition with us.

The principal of the general partner and his spouse own Futures Investment Company. They are also registered with the National Futures Association as associated persons and with the Financial Industry Regulatory Authority as registered representatives of Futures Investment Company.

Although we are offering a maximum of $20,000,000 in partnership interests pursuant to this registration statement, the Limited Partnership Agreement authorizes the general partner to determine the amount of partnership interests to be sold. If the partnership is to sell any partnership interests in excess of the $20,000,000, such partnership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration. Accordingly, the partnership may sell an unlimited amount of partnership interests.

FINRA Rule 2310 Offering

The offering of the partnership will be conducted in general compliance with FINRA Rule 2310. Pursuant to FINRA Rule 2310(b)(2)(C), there will be no executed transaction in a discretionary account without the prior specific written approval of the transaction by the customer. Pursuant to the liquidity track record requirements of FINRA Rule 2310(b)(3)(D), the selling agent has informed the general partner that it has not offered any prior investment programs for which the prospectus disclosed a date or time period when the program might be liquidated.

Depository Account

All subscriptions accepted by the general partner will be placed by the selling agent in a segregated depository account maintained at Star Financial Bank, Angola, IN until the minimum, $1,000,000 in face amount of limited partnership interests are sold. If the minimum is sold, the account will be delivered to the partnership. Interest accrued on your subscription amount will be used to buy additional limited partnership interests for you. If the minimum is not sold after twelve months from the date of initial effectiveness, the general partner has directed the bank to promptly return within five days your original subscription amount, plus accrued interest, without deduction for any expenses and fees.

After the sale of the minimum, this offering will continue for up to three years from the effective date of this prospectus until the maximum of $20,000,000 in face amount of limited partnership interests is sold. The general partner may terminate this offering at any time.

After the sale of the minimum, new limited partners will be admitted to the partnership on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the partnership and assigned limited partnership interests, all cash and subscription documents will be held in a segregated depository account. No funds, while held in the depository account, will be available to pay debts or claims of the partnership or the general partner.

After the commencement of business, if you are investing in the partnership through a custodial account by transferring funds from a managed account at a futures commission merchant, your funds may be invested in the partnership on the admission date without use of the depository account; provided, the partnership has commenced business.

The limited partnership interests are sold at the month end net asset value per limited partnership interest of the partnership, which is the net asset value of the partnership divided by the number of outstanding limited partnership interests. Initially, this is $637.74, which was the month-end net asset value per unit for subscription purposes when the partnership ceased operations. After the commencement of business, the net asset value of the partnership is calculated before the open of the markets on the first business day of each month and limited partners will be admitted and issued limited partnership interests as of this date and price. Net asset value is calculated and limited partnership interests are issued on a monthly basis. Net asset value takes into consideration total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that any additional partnership interests will be sold. The general partner is authorized, in its sole discretion, to terminate this or any future offering of partnership interests.

Underwriting Compensation

The selling agent will be paid a six percent (6%) selling commission of the gross subscription proceeds upon admission of an investment to the partnership. The selling agent will also receive compensation of $2,000 paid by the partnership for legal fees, which are associated with FINRA's review of this offering submitted to it by the selling agent. Neither the partnership nor the selling agent will engage in wholesaling.

Subscription Procedure

To purchase partnership interests, you must complete and execute an acknowledgement of suitability and a subscription agreement (Exhibit D), and deliver the executed subscription documents and check to the partnership.

You should make out the check to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LP". Your check will then be sent by the selling agent to the bank by noon of the second business day following its receipt. Under no circumstances should you make payment in cash, or make any checks payable to the partnership, the general partner or any of their affiliates or any other party.

Subscription Amounts

You must purchase at least $25,000 in partnership interests; however, the general partner may reduce this to not less than the regulatory minimum of $5,000. You may make additional investments above $25,000 in $1,000 increments. However, you may not invest more than 10% of your net worth in the partnership. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any partnership interests recorded on our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have delivered your subscription agreement and sent us your check, you may revoke your subscription within five business days after you send it to us. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the Limited Partnership Agreement. The partnership interests offered to you are subject to prior sale. The general partner has sole discretion to reject any subscription, in whole or in part, at any time prior to admission of the subscriber as a partner. If your subscription is accepted, the general partner will send you written confirmation of your purchase, and you will be admitted as a limited partner on the first business day of the following month.

Investor Suitability

See Suitability Standards in Exhibit C and on page ii of this prospectus. To purchase partnership interests, you must have at least a minimum net worth of $250,000, exclusive of your home, home furnishings and automobiles, or a minimum annual gross income of $70,000 and a minimum net worth of $70,000, exclusive of your home, home furnishings and automobiles. You may have to satisfy higher amounts if you live in certain states.

In the case of sales to fiduciary accounts, the beneficiary, the fiduciary account, or the donor or grantor who supplies the funds to purchase the partnership interests, if the donor or grantor is the fiduciary, may meet the net worth and income standards.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the general partner, the selling agent, the introducing broker and the futures commission merchants. Specifically:

(a)	you are of legal age to execute the Subscription Agreement and Power of
Attorney and are legally competent to do so;

(b)	you acknowledge that you have received the prospectus, including the
Limited Partnership Agreement, prior to subscribing for partnership interests;

(c)	all information you have given to the general partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of the agreement and if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the general partner;

(d)	unless (e) or (f) below applies to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e)	the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)	if you are subscribing in a representative capacity:

*	you have full power and authority to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the partnership interests, and

*	such entity has full right and power to purchase the partnership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a limited partner pursuant to the Limited Partnership Agreement attached as Exhibit A.

The general partner, the introducing broker, the selling agent, and the futures commission merchants may rely upon any of the above representations and warranties as a defense to any claim made against it.

Compliance with Anti-Money Laundering Laws

To satisfy the partnership's, the general partner's and the selling agent's obligations under applicable anti-money laundering laws and regulations, subscribers will be required to make representations and warranties in the subscription agreement concerning the nature of the subscriber, its source of investment funds and other related matters. The general partner and the selling agent reserve the right to request additional information from subscribers as either, in its sole discretion, requires in order to satisfy applicable anti-money laundering obligations. By subscribing for units in the partnership, each subscriber agrees to provide this information upon request.

A PURCHASE OF THE UNITS SHOULD BE MADE ONLY BY THOSE PERSONS WHOSE FINANCIAL CONDITION WILL PERMIT THEM TO BEAR THE RISK OF A TOTAL LOSS OF THEIR INVESTMENT IN THE FUND. AN INVESTMENT IN THE UNITS SHOULD BE CONSIDERED ONLY AS A LONG-TERM INVESTMENT.

Legal Matters

Litigation and Claims

Within the past 5 years as of the date of this prospectus, there have been no material administrative, civil or criminal actions against the general partner, the commodity trading advisor, the introducing broker, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them. There is litigation against one of the futures commission merchants within the past 5 years, which is disclosed beginning on page 15 of this prospectus.

Legal Opinion

The Scott Law Firm, Ltd., 470 Broadway, Suite 160, Bayonne, NJ 07002 serves as special counsel to us and the general partner with respect to the offering of partnership interests, the preparation of this prospectus, the legality of the partnership interests offered, and the classification of the partnership as a partnership for tax purposes.

From time to time, the firm will also advise the general partner and us in regard to the maintenance of our tax status, the legality of any subsequent offers, and the legality of any transfers by partners.

The general partner has granted the firm the right to employ other law firms to help in matters that relate to the sale of partnership interests or our operation.

The Scott Law Firm, Ltd. will not give you or any other partner legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

We rely on various experts to perform services for us.

Patke & Associates, Ltd. is our independent registered public accounting firm expert, and is responsible for auditing the books and records of us and Belmont Capital Management, Inc., as well as preparing the partnership K-1's and our tax returns. All audited financial statements appearing in this prospectus were conducted by Patke & Associates, Ltd.

The general partner serves as our tax partner. The general partner is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly statements and annual financial statements audited by an independent certified public accountant.

We will send you the unaudited monthly statements within 30 days of month end, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our general partner, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our limited partnership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchants' Customer Agreements which established the partnership accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the partnership and the partnership interests offered, you may inspect and copy our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system are publicly available through the Commission's Web site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the general partner, 5914 N. 300 West, Fremont, IN 46737.

You are invited to review any materials available to the general partner relating to this partnership, our operations, this offering, the Advisory Agreement between us and the commodity trading advisor, the Customer Agreements between us and our Commodity Brokers, the commodity trading advisor's disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this partnership, and any other matters relating to the laws applicable to this offering or this partnership.

The officer and staff of the general partner will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The general partner will allow you to obtain any additional information necessary to verify any representations or information in this prospectus and its exhibits, assuming the general partner possess such information or can acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.

         [The balance of this page has been intentionally left blank.]

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                                 ANNUAL REPORT

                               December 31, 2011





                               GENERAL PARTNER:
                       Belmont Capital Management, Inc.
                           % Corporate Systems, Inc.
                             505 Brookfield Drive
                      Dover, Kent County, Delaware 19901

                       Index to the Financial Statements


								Page

  Report of Independent Registered Public Accounting Firm	F-2

  Statements of Assets and Liabilities				F-3

  Statements of Operations					F-4

  Statements of Changes in Net Assets				F-5

  Statements of Cash Flows					F-6

  Notes to the Financial Statements			     F-7 - F-10

  Affirmation of the Commodity Pool Operator			F-11

                           Patke & Associates, Ltd.
                         Certified Public Accountants
            Report of Independent Registered Public Accounting Firm



To the Partners of
Bromwell Financial Fund, Limited Partnership
Dover, Delaware


We have audited the accompanying statements of assets and liabilities of Bromwell Financial Fund, Limited Partnership, as of December 31, 2011 and 2010, and the related statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2011.
These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Partnership is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bromwell Financial Fund, Limited Partnership as of December 31, 2011 and 2010, and the results of its operations, its changes in net assets and its cash flows for each of the three years in the period ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.



/s/ Patke & Associates, Ltd.
Patke & Associates, Ltd.
Lincolnshire, Illinois
March 9, 2012

       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                  Phone: (847) 913-5400 * Fax: (847) 913-5435

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                     Statements of Assets and Liabilities
                          December 31, 2011 and 2010


  						2011		2010


Assets

  Cash						$508		$175
  Total assets					508		175

Liabilities

  Accrued expenses				30,863		29,684
  Due to related parties			189,024		146,374
  Total liabilities				219,887		176,058

Net assets					$(219,379)	$(175,883)


Analysis of net assets

  Limited partners				$(134,018)	$(107,446)
  General partner				(85,361)	(68,437)
  Net assets (equivalent to $(85,361.51)
   and $(68,436.77) per unit)			$(219,379)	$(175,883)


Partnership units outstanding

  Limited partners units outstanding		1.57		1.57
  General partner units outstanding		1.00		1.00
  Total partnership units outstanding		2.57		2.57

    The accompanying notes are an integral part of the financial statements

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                           Statements of Operations
             For the Years Ended December 31, 2011, 2010 and 2009


					2011		2010		2009

Investment income

  Interest income			$-		$-		$-

  Total investment income		-		-		-

Expenses
  Professional fees			37,093		28,491		32,904
  Other expenses			6,403		1,459		1,325
  Total expenses			43,496		29,950		34,229

  Net investment (loss)			(43,496)	(29,950)	(34,229)

  Net (decrease) in net assets
   resulting from operations		$(43,496)	$(29,950)	$(34,229)

Net (decrease) per unit
Limited partner	Limited partner unit	$(16,924.74)	$(11,653.50)	$(13,318.68)
General partner	General partner unit	$(16,924.74)	$(11,653.50)	$(13,318.68)

    The accompanying notes are an integral part of the financial statements

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                      Statements of Changes in Net Assets
             For the Years Ended December 31, 2011, 2010 and 2009



												Partners' Capital

								General				Limited				Total
							Units		Net Assets	Units		Net Assets	Units		Net Assets
Net assets at December 31, 2008				1.00		$(43,465)	1.57		$(68,239)	2.57		$(111,704)

(Decrease) in net assets from operations:
Net investment (loss)							(13,318)			(20,911)			(34,229)

Net (decrease) in net assets resulting from operations			(13,318)			(20,911)			(34,229)

Net assets at December 31, 2009				1.00		(56,783)	1.57		(89,150)	2.57		(145,933)

(Decrease) in net assets from operations:
Net investment (loss)							(11,654)			(18,296)			(29,950)

Net (decrease) in net assets resulting from operations			(11,654)			(18,296)			(29,950)

Net assets at December 31, 2010				1.00		(68,437)	1.57		(107,446)	2.57		(175,883)

(Decrease) in net assets from operations:
Net investment (loss)							(16,925)			(26,571)			(43,496)

Net (decrease) in net assets resulting from operations			(16,925)			(26,571)			(43,496)

Net assets at December 31, 2011				1.00		$(85,362)	1.57		$(134,017)	2.57		$(219,379)

    The accompanying notes are an integral part of the financial statements

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                           Statements of Cash Flows
             For the Years Ended December 31, 2011, 2010 and 2009

  								2011		2010		2009

Cash Flows from Operating Activities

Net (decrease) in net assets resulting from operations		$(43,496)	$(29,950)	$(34,229)

Adjustments to reconcile net (decrease) in net assets from
  operations to net cash (used in) operating activities:
  Increase (decrease) in accrued expenses			1,179		(1,738)		4,299
  Net cash (used in) operating activities			(42,317)	(31,688)	(29,930)


Cash Flows from Financing Activities

  Increase in due to related parties				42,650		31,700		29,600
  Net cash provided by financing activities			42,650		31,700		29,600

  Net increase (decrease) in cash				333		12		(330)

  Cash at the beginning of the year				175		163		493

  Cash at the end of the year					$508		$175		$163

    The accompanying notes are an integral part of the financial statements

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                               December 31, 2011


1.	Nature of the Business

  Bromwell Financial Fund, Limited Partnership (the "Fund") was formed January 12, 1999 under the laws of the State of Delaware. The general partner and commodity pool operator ("CPO") of the Fund is Belmont Capital Management, Inc. ("General Partner"). The Fund was actively engaged in the speculative trading of futures contracts in commodities from its commencement of business in July 2000 to January 10, 2005, when it ceased trading. In the near future, the Fund expects to file a post effective amendment to allow it to resume the sale of its limited partnership interests on an issuer direct best efforts basis. Once the Fund sells a to be determined minimum in limited partnership units, it will restart active trading of futures and options on futures through Covenant Capital Management of Tennessee, LLC, a commodity trading advisor ("CTA") selected by the General Partner.

  On October 12, 2011, the Fund filed an S-1 registration statement with the Securities and Exchange Commission at registration number 333-177268 to register $20,000,000 in Units of Limited Partnership Interests. Upon effectiveness and the subsequent sale of the $1,000,000 minimum offering amount, it will re-commence business, and an independent trading advisor will trade the equity allocated to it by the General Partner.

2.	Significant Accounting Policies


  Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933 (the "Act"). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund is also subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association ("NFA") and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Reorganization Costs and Operating Expenses - For financial reporting purposes in conformity with U.S. Generally Accepted Accounting Principles ("GAAP"), all accumulated reorganization costs since January 10, 2005 have been expensed as incurred. The Fund has incurred $221,018 in reorganization costs from the cessation of trading on January 10, 2005 through December 31, 2011. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund will not reflect these costs in capital until after the reimbursement is made on the resumption of trading and, thereafter, all costs will be expensed as incurred. The resumption of business is contingent upon the sale of a to be determined amount of partnership interests. The Fund has agreed to reimburse the General Partner, and other affiliated companies for all such expenses upon the sale of the minimum and resumption of business. All costs after the resumption of business will be paid directly by the Fund.

  Consequently, as of December 31, 2011 and December 31, 2010, the Net Asset Value and Net Asset Value per unit for financial reporting purposes and for all other purposes are as follows:

								Balance			   Per Unit Calculation
							December 31,	December 31,	December 31,	December 31,
							2011		2010		2011		2010

  Net Asset Value for financial reporting purposes	$(219,379)	$(175,883)	$(85,361.51)	$(68,436.77)
  Adjustment for reorganization costs and other
   operating expenses					221,018		177,522		85,999.25	69,074.51
  Net Asset Value for all other purposes		$1,639		$1,639		$637.74		$637.74

  Number of Units									2.57		2.57

  Registration Costs - Costs incurred for the initial filings with the SEC, CFTC, NFA and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Costs to maintain the Fund's registration of its securities and recurring registration costs incurred since the cessation of trading on January 10, 2005 are treated as reorganization expenses and, accordingly, are accounted for as described above under "Reorganization Costs and Operating Expenses".

  Revenue Recognition - Futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the fair value on the last business day of the reporting period.

  Fair value of futures contracts is based upon exchange or other applicable market best available closing quotations.

  Interest income is recognized when it is earned.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                               December 31, 2011


2.	Significant Accounting Policies - Continued

  Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Management has continued to evaluate the application of Financial Accounting Standards Board Accounting Standards Codification ("ASC") 740, "Income Taxes", to the Fund and has determined that ASC 740 does not have a material impact on the Fund's financial statements. The Fund files federal and state tax returns. The 2008 through 2011 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2011, 2010 and 2009.

  Fund Reopening - The Fund was closed as of December 31, 2011. The Fund will reopen to new funds at a time to be set by the General Partner.

  Reclassifications - Prior year investment and other income ratios to average net assets were reclassified to net investment income (loss) to average net assets to conform to current year presentation.

  Fair Value Measurement and Disclosures - ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for an asset or liability, including the Fund's own assumptions used in determining the fair value of investments. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the years ended December 31, 2011 and December 31, 2010, the Fund had no investments.

3.	General Partner Duties

  The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each limited partner and taking such other actions as deemed necessary or desirable to manage the business of the Fund.

  If the daily net unit value of the Fund falls to less than 50% of the highest value earned through trading subsequent to the resumption of business, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading will commence until after the lapse of the fifteen day period.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                               December 31, 2011


4.	The Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, the following:

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Fund in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing escrow account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the escrow funds will accrue to the account of the investor.
  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the General Partner no less than ten days prior to a month end. Redemptions are generally paid within twenty days of the effective month end. However, in various circumstances the General Partner may be unable to comply with the request on a timely basis. There are no fees for redemption.

5.	Fees

  The Fund will be charged various fees upon the sale of the minimum and resumption of business. These terms are currently being negotiated.

  The General Partner has reserved the right to change the fee structure at its sole discretion.

6.	Related Party Transactions

  Due to related parties at December 31, 2011 and December 31, 2010 consisted of amounts due to Ashley Capital Management, Inc., Futures Investment Company, the introducing broker, Michael Pacult, president of Futures Investment Company, and the General Partner. The balances result from operating and reorganization costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are expected to be paid back upon the resumption of trading. The following balances were outstanding as of December 31, 2011 and December 31, 2010:

  					December 31,	December 31,
  					2011		2010

  Futures Investment Company		$157,450	$114,800
  General Partner			27,541		27,541
  Ashley Capital Management, Inc.	3,033		3,033
  Michael Pacult			1,000		1,000

  Total due to related parties		$189,024	$146,374

  ASC 460, "Guarantees", identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.  Indemnifications

  In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                               December 31, 2011


8.	Financial Highlights

							  For the Years Ended December 31,
					2011		2010		2009		2008		2007
  Performance per unit (1)

  Net unit value, beginning of year	$(68,436.77)	$(56,783.27)	$(43,464.59)	$(30,563.04)	$(19,798.83)

  Expenses				(16,924.74)	(11,653.50)	(13,318.68)	(12,901.55)	(10,764.21)

  Net (decrease) for the year		(16,924.74)	(11,653.50)	(13,318.68)	(12,901.55)	(10,764.21)

  Net unit value, end of year		$(85,361.51)	$(68,436.77)	$(56,783.27)	$(43,464.59)	$(30,563.04)

  Net assets, end of year (000)		$(219)		$(176)		$(146)		$(112)		$(79)


  Total return				(24.73)%	(20.52)%	(30.64)%	(42.21)%	(45.35)%

  Number of units outstanding at the
    end of the year			2.57		2.57		2.57		2.57		2.57

  Supplemental Data:
  Ratio to average net assets
  Net investment (loss)			(24.73)%	(20.52)%	(30.64)%	(42.21)%	(45.35)%
  Expenses				(24.73)%	(20.52)%	(30.64)%	(42.21)%	(45.35)%

  Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

  (1) Expenses are calculated based on a single unit outstanding during the period.

                 Bromwell Financial Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
             For the Years Ended December 31, 2011, 2010 and 2009


*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult
  Michael Pacult
  President, Belmont Capital Management, Inc.
  General Partner
  Bromwell Financial Fund, Limited Partnership

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                       (A Delaware Limited Partnership)

                               QUARTERLY REPORT

                                March 31, 2012




                               GENERAL PARTNER:
                       Belmont Capital Management, Inc.
                           % Corporate Systems, Inc.
                             505 Brookfield Drive
                      Dover, Kent County, Delaware 19901

                       Index to the Financial Statements

  								Page

  Report of Independent Registered Public Accounting Firm	F-2

  Statements of Assets and Liabilities				F-3

  Statements of Operations					F-4

  Statements of Changes in Net Assets				F-5

  Statements of Cash Flows					F-6

  Notes to the Financial Statements			     F-7 - F-10

  Affirmation of the Commodity Pool Operator			F-11

                           Patke & Associates, Ltd.
                         Certified Public Accountants
            Report of Independent Registered Public Accounting Firm

To the Partners of
Bromwell Financial Fund, Limited Partnership
Dover, Delaware

We have reviewed the accompanying statements of assets and liabilities of Bromwell Financial Fund, Limited Partnership, as of March 31, 2012 and the related statements of operations, changes in net assets, and cash flows for the three months ended March 31, 2012 and 2011. These financial statements are the responsibility of the Partnership's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to such interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the auditing standards of the Public Accounting Oversight Board (United States), the statement of assets and liabilities of Bromwell Financial Fund, Limited Partnership as of December 31, 2011 and the related statements of operations, changes in net assets and cash flows for the year ended (not presented herein) and in our report dated March 9, 2012, we expressed an unqualified opinion on those financial statements.
In our opinion, the information set forth in the accompanying statement of assets and liabilities as of December 31, 2011 is fairly stated, in all material respects, in relation to the statement of assets and liabilities from which it has been derived.

/s/ Patke & Associates, Ltd.
Patke & Associates, Ltd.
Lincolnshire, Illinois
May 8, 2012

       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                Phone: (847) 913-5400 * Fax:  (847) 913-5435

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                     Statements of Assets and Liabilities

  						March 31,	December 31,
  						2012		2011
  						(A Review)

Assets

  Cash						$981	$508
  Total assets					981	508

Liabilities

  Accrued expenses				29,250	30,863
  Due to related parties			205,324	189,024
  Total liabilities				234,574	219,887

Net assets					$(233,593)	$(219,379)

Analysis of net assets

  Limited partners				$(142,701)	$(134,018)
  General partner				(90,892)	(85,361)
  Net assets (equivalent to $(90,892.08)
   and $(85,361.51) per unit)			$(233,593)	$(219,379)

Partnership units outstanding

  Limited partners units outstanding		1.57		1.57
  General partner units outstanding		1.00		1.00
  Total partnership units outstanding		2.57		2.57

   The accompanying notes are an integral part of the financial statements.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                           Statements of Operations
                                  (A Review)

  					Three Months Ended March 31,
  					2012		2011

Investment income

  Interest income			$-		$-

  Total investment income		-		-

Expenses

  Professional fees			14,176		11,778
  Other expenses			38		205
  Total expenses			14,214		11,983

  Net investment (loss)			(14,214)	(11,983)

  Net (decrease) in net assets
   resulting from operations		$(14,214)	$(11,983)

Net (decrease) per unit

Limited partner	Limited partner unit	$(5,530.57)	$(4,662.84)
General partner	General partner unit	$(5,530.57)	$(4,662.84)

   The accompanying notes are an integral part of the financial statements.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                      Statements of Changes in Net Assets
                                  (A Review)

											  Partners' Capital
								General				Limited				Total
							Units		Net Assets	Units		Net Assets	Units		Net Assets

Net assets at December 31, 2010				1.00		$(68,437)	1.57		$(107,446)	2.57		$(175,883)

(Decrease) in net assets from operations:
Net investment (loss)							(4,663)				(7,320)				(11,983)

Net (decrease) in net assets resulting from operations			(4,663)				(7,320)				(11,983)

Net assets at March 31, 2011				1.00		(73,100)	1.57		(114,766)	2.57		(175,883)

Net assets at December 31, 2011				1.00		$(85,362)	1.57		$(134,017)	2.57		$(219,379)

(Decrease) in net assets from operations:
Net investment (loss)							(5,531)				(8,683)				(14,214)

Net (decrease) in net assets resulting from operations			(5,531)				(8,683)				(14,214)

Net assets at March 31, 2012				1.00		$(90,893)	1.57		$(142,700)	2.57		$(233,593)


   The accompanying notes are an integral part of the financial statements.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                           Statements of Cash Flows
                                  (A Review)

								Three Months Ended March 31,
								2012		2011

Cash Flows from Operating Activities

Net (decrease) in net assets resulting from operations		$(14,214)	$(11,983)

Adjustments to reconcile net (decrease) in net assets from
  operations to net cash (used in) operating activities:
  (Decrease) in accrued expenses				(1,613)		(435)
  Net cash (used in) operating activities			(15,827)	(12,418)

Cash Flows from Financing Activities

  Increase in due to related parties				16,300		12,400
  Net cash provided by financing activities			16,300		12,400

  Net increase (decrease) in cash				473		(18)

  Cash at the beginning of the period				508		175

  Cash at the end of the period					$981		$157

                                      F-6

   The accompanying notes are an integral part of the financial statements.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                                March 31, 2012
                                  (A Review)

1.	Nature of the Business

  Bromwell Financial Fund, Limited Partnership (the "Fund") was formed January 12, 1999 under the laws of the State of Delaware. The general partner and commodity pool operator ("CPO") of the Fund is Belmont Capital Management, Inc. ("General Partner"). The Fund was actively engaged in the speculative trading of futures contracts in commodities from its commencement of business in July 2000 to January 10, 2005, when it ceased trading. In the near future, the Fund expects to file a post effective amendment to allow it to resume the sale of its limited partnership interests on an issuer direct best efforts basis. Once the Fund sells a to be determined minimum in limited partnership units, it will restart active trading of futures and options on futures through Covenant Capital Management of Tennessee, LLC, a commodity trading advisor ("CTA") selected by the General Partner.

  On October 12, 2011, the Fund filed an S-1 registration statement with the Securities and Exchange Commission at registration number 333-177268 to register $20,000,000 in Units of Limited Partnership Interests. Upon effectiveness and the subsequent sale of the $1,000,000 minimum offering amount, it will re-commence business, and an independent trading advisor will trade the equity allocated to it by the General Partner.

2.	Significant Accounting Policies

  Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933 (the "Act"). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund is also subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association ("NFA") and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund is subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Reorganization Costs and Operating Expenses - For financial reporting purposes in conformity with U.S. Generally Accepted Accounting Principles ("GAAP"), all accumulated reorganization costs since January 10, 2005 have been expensed as incurred. The Fund has incurred $235,232 in reorganization costs from the cessation of trading on January 10, 2005 through March 31, 2012. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund will not reflect these costs in capital until after the reimbursement is made on the resumption of trading and, thereafter, all costs will be expensed as incurred. The resumption of business is contingent upon the sale of a to be determined amount of partnership interests. The Fund has agreed to reimburse the General Partner, and other affiliated companies for all such expenses upon the sale of the minimum and resumption of business. All costs after the resumption of business will be paid directly by the Fund.

  Consequently, as of March 31, 2012 and December 31, 2011, the Net Asset Value and Net Asset Value per unit for financial reporting purposes and for all other purposes are as follows:

								Balance			    Per Unit Calculation
							March 31,	December 31,	March 31,	December 31,
							2012		2011		2012		2011

  Net Asset Value for financial reporting purposes	$(233,593)	$(219,379)	$(90,892.08)	$(85,361.51)
  Adjustment for reorganization costs and other
   operating expenses					235,232		221,018		91,529.82	85,999.25
  Net Asset Value for all other purposes		$1,639		$1,639		$637.74		$637.74

  Number of Units									2.57		2.57


  Registration Costs - Costs incurred for the initial filings with the SEC, CFTC, NFA and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Costs to maintain the Fund's registration of its securities and recurring registration costs incurred since the cessation of trading on January 10, 2005 are treated as reorganization expenses and, accordingly, are accounted for as described above under "Reorganization Costs and Operating Expenses".

  Revenue Recognition - Futures contracts are recorded on the trade date and are reflected in the balance sheet at the difference between the original contract amount and the fair value on the last business day of the reporting period.

  Fair value of futures contracts is based upon exchange or other applicable market best available closing quotations.

  Interest income is recognized when it is earned.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                                March 31, 2012
                                  (A Review)

2.	Significant Accounting Policies - Continued

  Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Management has continued to evaluate the application of Financial Accounting Standards Board Accounting Standards Codification ("ASC") 740, "Income Taxes", to the Fund and has determined that ASC 740 does not have a material impact on the Fund's financial statements. The Fund files federal and state tax returns. The 2008 through 2011 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

  Statement of Cash Flows - For purposes of the Statement of Cash Flows, the Fund considers money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the three months ended March 31, 2012 and 2011.

  Fund Reopening - The Fund was closed as of March 31, 2012. The Fund will reopen to new funds at a time to be set by the General Partner.

  Reclassifications - Prior year investment and other income ratios to average net assets were reclassified to net investment income (loss) to average net assets to conform to current year presentation.

  Fair Value Measurement and Disclosures - ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

  Level 3 inputs are unobservable inputs for an asset or liability, including the Fund's own assumptions used in determining the fair value of investments. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the three months ended March 31, 2012 and year ended December 31, 2011, the Fund had no investments.

3.	General Partner Duties

  The responsibilities of the General Partner, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund as a limited partnership, maintaining a current list of the names, addresses and numbers of units owned by each limited partner and taking such other actions as deemed necessary or desirable to manage the business of the Fund.

  If the daily net unit value of the Fund falls to less than 50% of the highest value earned through trading subsequent to the resumption of business, then the General Partner will immediately suspend all trading, provide all limited partners with notice of the reduction and give all limited partners the opportunity, for fifteen days after such notice, to redeem partnership interests. No trading will commence until after the lapse of the fifteen day period.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                                March 31, 2012
                                  (A Review)

4.	The Limited Partnership Agreement

  The Limited Partnership Agreement provides, among other things, the following:

  Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Fund in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the General Partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing escrow account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the escrow funds will accrue to the account of the investor.
  Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the General Partner no less than ten days prior to a month end. Redemptions are generally paid within twenty days of the effective month end. However, in various circumstances the General Partner may be unable to comply with the request on a timely basis. There are no fees for redemption.

5.	Fees

  The Fund will be charged various fees upon the sale of the minimum and resumption of business. These terms are currently being negotiated.

  The General Partner has reserved the right to change the fee structure at its sole discretion.

6.	Related Party Transactions

  Due to related parties at March 31, 2012 and December 31, 2011 consisted of amounts due to Ashley Capital Management, Inc., Futures Investment Company, the introducing broker, Michael Pacult, president of Futures Investment Company, and the General Partner. The balances result from operating and reorganization costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are expected to be paid back upon the resumption of trading. The following balances were outstanding as of March 31, 2012 and December 31, 2011:

					March 31,	December 31,
  					2012		2011

  Futures Investment Company		$173,750	$157,450
  General Partner			27,541		27,541
  Ashley Capital Management, Inc.	3,033		3,033
  Michael Pacult			1,000		1,000

  Total due to related parties		$205,324	$189,024

  ASC 460, "Guarantees", identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

7.  Indemnifications

  In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

                 Bromwell Financial Fund, Limited Partnership
                       (A Delaware Limited Partnership)
                       Notes to the Financial Statements
                                March 31, 2012
                                  (A Review)

8.	Financial Highlights


						Three Months Ended March 31,
						2012		2011
  Performance per unit (1)

  Net unit value, beginning of period		$(85,361.51)	$(68,436.77)

  Expenses					(5,530.57)	(4,662.84)

  Net (decrease) for the period			(5,530.57)	(4,662.84)

  Net unit value, end of period			$(90,892.08)	$(73,099.61)

  Net assets, end of period (000)		$(234)		$(188)

  Total return (2)				(6.48)%		(6.81)%

  Number of units outstanding at the end of
   the period					2.57		2.57

  Supplemental Data:
  Ratio to average net assets (3)
  Net investment (loss)				(25.92)%	(27.25)%
  Expenses					(25.92)%	(27.25)%

  Total returns are calculated based on the change in value of a unit during the period. An individual partner's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

  (1) Expenses are calculated based on a single unit outstanding during the period.

  (2) Not annualized

  (3) Annualized

                 Bromwell Financial Fund, Limited Partnership
                  Affirmation of the Commodity Pool Operator
              For the Three Months Ended March 31, 2012 and 2011

*****************************************************************************

To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.

  /s/ Michael Pacult
  Michael Pacult
  President, Belmont Capital Management, Inc.
  General Partner
  Bromwell Financial Fund, Limited Partnership

Index to the Consolidated Financial Statements

							Page

Independent Auditor's Report				F-2

Financial Statements

Consolidated Balance Sheets				F-3

Consolidated Statements of Income			F-4

Consolidated Statements of Changes in Equity		F-5

Consolidated Statements of Cash Flows			F-6

Consolidated Notes to Financial Statements	     F-7 - F-11

                           Patke & Associates, Ltd.
                         Certified Public Accountants
                         Independent Auditor's Report

To the Board of Directors of
Belmont Capital Management, Inc.

Dover, Delaware

We have audited the accompanying consolidated balance sheets of Belmont Capital Management, Inc. (an S-Corporation) and subsidiary as of December 31, 2011 and 2010, and the related consolidated statements of income, changes in equity and cash flows for each of the three years in the period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Belmont Capital Management, Inc. and subsidiary as of December 31, 2011 and 2010 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2011 are in conformity with accounting principles generally accepted in the United States of America.

/s/ Patke & Associates, Ltd.

Patke & Associates, Ltd.
Lincolnshire, Illinois
March 12, 2012

       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                Belmont Capital Management, Inc. and Subsidiary

                          Consolidated Balance Sheets

                          December 31, 2011 and 2010

							2011		2010

Assets

Current assets
Cash							$808		$476
Total current assets					808		476

Total assets						$808		$476

Liabilities

Current liabilities
Due to stockholder					$4,000		$4,000
Accrued liabilities					30,863		29,684
Due to related parties					162,483		119,833

Total current liabilities				197,346		153,517

Equity

Stockholder's equity

Common stock, no par value; 1,500 shares authorized,
1,000 shares issued and outstanding			1,000		1,000

Retained earnings (deficit)				(63,520)	(46,595)

Partner's (deficit)

Noncontrolling interest					(134,018)	(107,446)

Total equity						(196,538)	(153,041)

Total liabilities and equity				$808		$476

              The accompanying notes are an integral part of the
                       consolidated financial statements

                Belmont Capital Management, Inc. and Subsidiary

                       Consolidated Statements of Income

             For the Years Ended December 31, 2011, 2010 and 2009

							2011		2010		2009

Income

Management fees						$-		$-		$-

Total income						-		-		-

Expenses

Professional, accounting and legal fees			37,094		28,491		32,904

Other operating and administrative expenses		6,403		1,459		1,325

Total expenses						43,497		29,950		34,229

Net (loss)						(43,497)	(29,950)	(34,229)

Net (loss) attributable to the noncontrolling interest	(26,572)	(18,296)	(20,911)

Net (loss) attributable to the controlling interest	$(16,925)	$(11,654)	$(13,318)

              The accompanying notes are an integral part of the
                       consolidated financial statements

                Belmont Capital Management, Inc. and Subsidiary

                 Consolidated Statements of Changes in Equity

             For the Years Ended December 31, 2011, 2010 and 2009

						Stockholder's 	Equity		Partner's (Deficit)
								Retained
								Earnings 	Noncontrolling
						Common Stock	(Deficit)	Interest		Total

Beginning balance as of December 31, 2009	$1,000		$(21,623)	$(68,239)		$(88,862)

Net (loss)							(13,318)	(20,911)		(34,229)

Balance as of December 31, 2009			1,000		(34,941)	(89,150)		(123,091)

Net (loss)							(11,654)	(18,296)		(29,950)

Balance as of December 31, 2010			1,000		(46,595)	(107,446)		(153,041)

Net (loss)							(16,925)	(26,572)		(43,497)

Balance as of December 31, 2011			$1,000		$(63,520)	$(134,018)		$(196,538)

              The accompanying notes are an integral part of the
                       consolidated financial statements

                Belmont Capital Management, Inc. and Subsidiary

                     Consolidated Statements of Cash Flows

             For the Years Ended December 31, 2011, 2010 and 2009

						2011		2010		2009

Cash Flows from Operating Activities

Net (loss)					$(43,497)	$(29,950)	$(34,229)

Adjustments to reconcile net (loss) to net cash provided by (used in)

operating activities:

Increase (decrease)  in accrued liabilities	1,179		(1,738)		4,299

Net cash (used in) operating activities		(42,318)	(31,688)	(29,930)

Cash Flows from Financing Activities

Increase to due to related parties		42,650		31,700		29,600

Net cash provided by financing activities	42,650		31,700		29,600

Net increase (decrease) in cash			332		12		(330)

Cash at the beginning of the year		476		464		794

Cash at the end of the year			$808		$476		$464

              The accompanying notes are an integral part of the
                       consolidated financial statements

                Belmont Capital Management, Inc. and Subsidiary

                Consolidated Notes to the Financial Statements

                               December 31, 2011

1.	Nature of the Business

Belmont Capital Management, Inc. (the "General Partner") was formed on January 12, 1999 under the laws of the State of Delaware to act as a general partner and commodity pool operator of Bromwell Financial Fund, Limited Partnership (the "Fund"), its subsidiary, collectively referred to as the "Company". It became registered as a commodity pool operator and a member of the National Futures Association on August 5, 1999.

The Fund was actively engaged in the speculative trading of futures contracts in commodities from its commencement of business in July 2000 to January 10, 2005, when the Fund ceased trading. The General Partner and an affiliated limited partner intend to reopen the Fund under revised business terms.

2.	Significant Accounting Policies

Regulation - The Fund is a registrant with the Securities and Exchange Commission ("SEC") pursuant to the Securities and Exchange Act of 1933. The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund, once it begins trading, will also be subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association ("NFA") and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

Reorganization Costs and Operating Expenses - For financial reporting purposes in conformity with accounting principles generally accepted in the United States of America ("GAAP"), all accumulated reorganization costs related to the Fund since January 10, 2005 have been expenses as incurred. The Fund has incurred $221,018 in reorganization costs and other operating costs from the cessation of trading on January 10, 2005 through December 31, 2011. For all other purposes, including determining Net Asset Value per unit for subscription and redemption purposes, the Fund will not reflect these costs in capital until after the reimbursement is made on the resumption of trading and, thereafter, all costs will be expensed as incurred. The resumption of business is contingent upon the sale of at least $1,000,000 of partnership interests. The Fund has agreed to reimburse the General Partner and other affiliated companies for all such expenses upon the sale of the minimum and resumption of business. All costs after the resumption of business will be paid directly by the Fund.

Registration Costs - Costs incurred for the initial filings with Securities and Exchange Commission, CFTC, NFA and the states where the offering was made were accumulated, deferred and charged against the gross proceeds of offering at the initial closing as part of the offering expenses. Costs to maintain the Fund's registration of its securities and recurring registration costs incurred since the cessation of trading on January 10, 2005 are treated as reorganization expenses and, accordingly, are accounted for as described above under "Reorganization Costs and Operating Expenses".

Offering Expenses and Organizational Costs - Organizational costs are charged to expense as incurred.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                Belmont Capital Management, Inc. and Subsidiary

                Consolidated Notes to the Financial Statements

                               December 31, 2011

2.	Significant Accounting Policies, Continued

Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Principles of Consolidation - On March 1, 2005, all but one limited partner in the Fund had fully redeemed their interest. As of March 2, 2005, the one remaining limited partner was an affiliate of the General Partner. Accordingly, as of that date the General Partner had an variable interest in the Fund and became the primary beneficiary. The General Partner has a controlling interest in the Fund since it is the only voting member. The General Partner is the primary beneficiary since it has the obligation to absorb the losses of the Fund. The General Partner has consolidated the accounts of the Fund for the period March 2, 2005 to December 31, 2011. All significant intercompany accounts and transactions have been eliminated.

Income Tax Status - No provision for income taxes has been made in these consolidated financial statements because each stockholder / partner is individually responsible for reporting income or loss based on his respective share of the Company's income and expenses as reported for income tax purposes.

Management has continued to evaluate the application of ASC 740, "Income Taxes", and has determined that no reserves for uncertain tax positions were required to have been recorded as a result of the adoption of ASC 740. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The 2008 through 2011 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

Statement of Cash Flows - Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2011, 2010 and 2009.

Fair Value Measurement and Disclosures - ASC 820, "Fair Value Measurements and Disclosures", provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 clarifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).

Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.

Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                Belmont Capital Management, Inc. and Subsidiary

                Consolidated Notes to the Financial Statements

                               December 31, 2011

2.	Significant Accounting Policies, Continued

Level 3 inputs are unobservable inputs for an asset or liability, including the Fund's own assumptions used in determining the fair value of investments. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date. As of and for the years ended December 31, 2011 and 2010, the Fund had no investments.

3.	Related Party Transactions

Due to stockholder at December 31, 2011 and 2010 was a cash advance, which bears no interest or due date and is unsecured. The balance is expected to be paid back within a year from the date the Fund begins to trade or when the Company is financially capable of repaying the advance.

Due to related parties at December 31, 2011 and 2010 consisted of amounts due to Futures Investment Company, Ashley Capital Management, Inc., and Michael Pacult, president of Futures Investment Company. The balances result from operating and reorganization costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the date the Fund begins to trade or when the Fund is financially capable of repaying the advance. The following balances were outstanding as of December 31, 2011 and 2010:

						December 31,

					2011		2010

Futures Investment Company		$158,450	$115,800
Ashley Capital Management, Inc.		3,033		3,033
Michael Pacult				1,000		1,000

Due to related parties			$162,483	$119,833

The Fund has an agreement to pay commissions to the General Partner. There were no commissions for the years ended December 31, 2011, 2010 and 2009.

The Fund owed the General Partner $27,541 at December 31, 2011 and 2010. These balances were eliminated in consolidation.

ASC 460, "Guarantees", identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the General Partner, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                Belmont Capital Management, Inc. and Subsidiary

                Consolidated Notes to the Financial Statements

                               December 31, 2011

4.	The Limited Partnership Agreement

The limited partnership agreement of the Fund provides, among other things, that-

Capital Account - A capital account shall be established for each partner. The initial balance of each partner's capital account shall be the amount of the initial contributions to the Fund.

Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each partner in the ratio that the balance of each account bears to the total balance of all accounts.

Any distribution from profits or partners' capital will be made solely at the discretion of the General Partner.

Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the partners, after having given effect to the fees and expenses of the Fund.

Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the general partner within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing escrow account and will be transferred to the Fund's account on the first business day of the month after the subscription is accepted. Interest earned on the escrow funds will accrue to the account of the investor.

Redemptions - A limited partner may request any or all of his investment be redeemed at the net asset value as of the end of a month. The written request must be received by the general partner no less than ten business days prior to a month end. Redemptions are generally paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the General Partner may be unable to comply with the request on a timely basis. There are no fees for redemption.

5.	Fees

The Fund will be charged various fees upon the sale of the minimum and resumption of business. These terms are currently being negotiated.

The General Partner has reserved the right to change the fee structure at its sole discretion.

6.	Guarantees

The General Partner is liable for the debts of the Fund.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

                Belmont Capital Management, Inc. and Subsidiary

                Consolidated Notes to the Financial Statements

                               December 31, 2011

7.	Fund Reopening

The Fund was closed as of December 31, 2011. The Fund will reopen to new funds at the time to be set by the General Partner.

8.	Subsequent Events

Management evaluated subsequent events through March 12, 2012, the date the financial statements were available to be issued. There were no subsequent events to disclose.

              Purchase of units in the Fund will not acquire or otherwise have any interest in the General Partner.

Part II

                      Statement of Additional Information

                         Bromwell Financial Fund, LLC

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of Bromwell Financial Fund's disclosure document dated June __, 2012, both of which are combined in this single prospectus. A free copy of Part I may be requested by writing to the General Partner at 5914 N. 300 West, Fremont, IN 46737.

                             Appendixes & Exhibits

Summary Of The Fund						3
Correlation Comparison						6
Fund And Offering Details					7
The Opportunity							8
Why Bromwell Financial Fund?					8
Investment Factors						8
Managed Futures Vs. Stocks During Draw-Downs			9
Value Of Diversification - Managed Futures Industry		11
Advantages Of Managed Futures Fund Investments			12
Important Disclosures						13
General Partner:						14

Appendix I	-	Commodity Terms and Definitions; State Regulatory Glossary
Appendix II	-	Privacy Statement
Appendix A	-	Limited Partnership Agreement
Appendix B	-	Request for Redemption
Appendix C	-	Suitability Information
Appendix D	-	Subscription Agreement and Power Of Attorney
Appendix E	-	Depository Agreement
Appendix F	-	Investment Advisory Contract - Covenant Capital Management,
			LLC

     The date of this Statement of Additional Information is June __, 2012

                                     SAI 1

                       BELMONT CAPITAL MANAGEMENT, INC.

                         Bromwell Financial Fund, LLC

* Principal of Commodity Pool Operator has 30 years experience in managed futures

*  Trading advisor has twelve years trading experience

*  Low historical correlation to stocks and bonds

*  Profit potential (and risk of loss) in both rising and falling markets

*  Participation in a wide variety of global markets

*  Monthly liquidity after first twelve months

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE OFFERING OF UNITS IN BROMWELL FINANCIAL FUND, LLC (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                     SAI 2

SUMMARY OF THE FUND

Fund Objectives

Bromwell Financial Fund, LLC allows investors to participate in a range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. Bromwell also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund may include global equity indices, global interest rates, foreign currencies, metals, energy products, and agricultural commodities.

Professional Management

The advisor selected by the General Partner to trade on behalf of the Fund is Covenant Capital Management, LLC. It has over six years experience as a commodity trading advisor, though past performance is not necessarily indicative of future results. Covenant Capital's performance record appears in Part I of this prospectus .

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with ten days advance written notice. Please note, there is a twelve month lock-in before investors are eligible for redemption.

Administrative Convenience

The Fund's General Partner sends each investor a comprehensive monthly statement showing the results of the Fund's previous month's trading. The General Partner provides audited reports for the Fund and a year-end statement containing a Form K-1 for investor income tax preparation. Investors may call their financial advisor, or the General Partner, for intra-month updates if desired.

The General Partner

The Fund's General Partner is Belmont Capital Management, Inc., whose principal is Mr. Michael Pacult, experienced in the field of managed futures in the United States since 1980. The General Partner of the Fund encourages you to read the accompanying prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund.

Selling Agent

The Fund is offered through Futures Investment Company, which is registered with the Financial Industry Regulatory Authority. Futures Investment Company, through its affiliate relationship with Belmont Capital Management, Inc., is the selling agent for the Fund. Futures Investment Company is also a member of SIPC, and registered with the SEC and CFTC, and is an NFA member.

Fund Advantage

One of the major advantages of the Bromwell Financial Fund, LLC is that the Fund allows access to the trading advisor at the substantially lower minimum investment requirement of $25,000. To invest with this advisor separately, through an individually managed account, would require a substantially higher minimum investment.

                                     SAI 3

Checks and Balances

The following is to advise you of the structure of the Fund's business, which is a combination of independently functioning and regulated organizations that provide a system of checks and balances on the accuracy and integrity of one another and your investment.

Broker: Your broker and his or her Broker/Dealer are regulated by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers
(NASD), and the various state securities boards in which they operate.

CPO: The Fund managers are registered pursuant to the US Commodity Exchange Act in accordance with rules established by the US Commodity Futures Trading Commission (CFTC) as Commodity Pool Operators (CPOs). The Fund CPOs are regulated by the National Futures Association (NFA), a CFTC authorized self
regulatory organization.   The corporate CPO's financial statements are
audited annually by an independent Certified Public Accounting firm, Patke &
Associates, Ltd.   In addition to auditing the financial statements of the
CPO, Patke also audits the Fund financial statements.

CTA: The CPO selects one or more independent traders who are registered pursuant to the US Commodity Exchange Act as Commodity Trading Advisors
(CTAs). The CTA is then granted authority to enter trades utilizing the amount of money the CPO grants the CTA for that purpose. The CTA is regulated by the NFA.

FCM: The CTA executes the Fund trades with two independent Futures Commission Merchant (FCM), Vision Financial 4

Markets LLC and ADM Investor Services, Inc., which are registered members of various world-wide futures exchanges. Both the FCMs and the US exchanges are regulated pursuant to the Commodity Exchange Act and are audited by the NFA. All Fund trades are executed as standardized futures contracts that have complete transparency.

Assets: All investor funds are pooled and held in the name of the Fund, with some assets held at the FCM as margin for trading, and 0 to 3% held in a Fund checking account to pay Fund expenses as necessary. The balances of the assets are held in the Fund's name in T-Bills in a Treasury Direct account at the US Treasury, or may also be held at Wells Fargo 100% Treasury Money Market Fund, which invests only in US Treasuries, or in foreign treasuries held at the respective foreign department of treasury.

Statements: At the end of each trading day, the FCM generates an account statement that shows the day's trading activity, if any, and the Fund's open market positions, if any, which shows the original date and price of each commodity contract marked to the market's daily close. This produces a resulting unrealized profit or loss on each position, as well as the total value of the Fund account. The CPO, CTA, and independent Fund bookkeeper all review the account statements daily.

Bookkeeper: The independent bookkeeper produces a daily and monthly report of the Fund's Net Asset Value (NAV) per Unit, both of which are immediately reviewed by the CPO when completed, and compared to the CPO's own records. In addition to the Fund bookkeeping, the bookkeeper completes the accounting and sends out the monthly individual investor statements.

Auditor: All of the bookkeeper's activities with respect to the preparation of the Fund financial statements are reviewed and audited by Patke & Associates, Ltd., the Fund's independent CPA, which in turn is subject to the rules and regulations of the American Institute of Certified Public Accountants (AICPA) and the Public Company Accounting Oversight Board (PCAOB).

Legal: The Fund employs independent law firms to work with the bookkeeper and auditor to produce and update the Fund prospectus and to keep in compliance and interface with the SEC, FINRA, NFA, CFTC, and various state securities administrators to submit the required regulatory filings as periodically required.

Although your investment in futures presents the risk of loss from the trades made, please be assured that all of us-your broker, the CPO, CTA, FCM, bookkeeper, auditor, and attorneys -while independent from each other, are working together in a system of checks and balances to monitor your investment for performance, accuracy, integrity, and safety to be certain the reports of earnings and losses to you are accurate and complete.

                                     SAI 4

Pro Forma Performance

The below capsule reflects the performance of Covenant Capital Management, LLC's Aggressive Program that will be traded on behalf of the Fund. It is a pro forma presentation that includes all Fund fees and expense estimations that are disclosed in Part I of this disclosure document and assumes sale of the maximum offering amount. Though the Fund will allocate interest income to the benefit of its investors, the below pro formas do not include interest
income.    You will acquire no interest in the program below through a purchase in Bromwell Financial Fund.

Pro Forma Performance of the Trading Advisor's Aggressive Program

January 2004 (inception) - Mar 2012

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR
2012	-1.85	2.30	-3.25
2011	-2.48	1.94	-1.32	5.05	-5.30	-2.96	1.77	1.65	-0.97	-4.30	0.71	0.45	-6.64
2010	-6.30	-0.33	-2.10	4.99	-0.88	0.01	-0.77	1.33	10.04	6.38	-1.04	6.62	18.19
2009	2.68	0.81	-5.72	2.23	8.76	-4.55	1.30	9.48	2.82	-7.51	11.74	-2.80	18.61
2008	4.80	21.55	-5.60	3.33	3.29	5.80	-8.05	-6.01	0.21	2.81	-0.10	-0.83	19.74
2007	-5.29	0.22	-10.28	7.91	0.01	-0.14	3.07	-10.28	11.83	5.56	-0.62	-2.61	-3.08
2006	7.91	-7.36	-0.02	-0.55	-9.30	-1.51	-2.53	-0.19	0.06	2.77	0.77	3.56	-7.34
2005	-3.36	16.56	1.61	2.27	5.61	0.39	3.26	3.14	8.78	-1.37	13.59	9.54	76.47
2004	0.00	0.70	6.39	-6.16	-4.19	2.73	-5.84	3.87	3.54	0.92	22.70	9.76	36.16

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Value of Initial $10,000 Investment	Performance vs. Benchmarks

January 2004 (inception) - March 2012	January 2004 (inception) - March
2012

The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclay CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclay CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND TWO GRAPHS WERE PREPARED BY THE FUND AND REFLECTS THE TRADING ADVISOR'S PROGRAM PERFORMANCE ADJUSTED TO REFLECT THE FUND'S ESTIMATED EXPENSES AND FEE STRUCTURE. AN INVESTMENT IN BROMWELL FINANCIAL FUND, LLC INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED. A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT BROMWELL FINANCIAL FUND. TRADING IN THE FUTURES AND OPTION MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                                     SAI 5

Correlation Comparison

Performance through Diversification

The value of diversification can be seen by looking at the correlation comparison of the principal of the Advisor's Aggressive Program pro forma performance versus benchmark stock market and trading advisor indices. Since inception in March, 2004, not only has the program outperformed the major indices, but was also not correlated to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

The below capsule reflects the performance of Covenant Capital Management, LLC's Aggressive Program that will be traded on behalf of the Fund. It is a pro forma presentation that includes all Fund fees and expense estimations that are disclosed in Part I of this disclosure document and assumes sale of the maximum offering amount. Though the Fund will allocate interest income to the benefit of its investors, the below pro formas do not include interest income. You will acquire no interest in the program below through a purchase in Bromwell Financial Fund.

Annual Rates of Return of Covenant Pro Forma, vs. Benchmarks

January 2004 (Inception) - March 2012

	Covenant 	S&P 500		NASDAQ 100	Barclay CTA
	Pro Forma
2004	36.16%		9.00%		10.45%		3.31%
2005	76.47%		3.01%		1.48%		1.71%
2006	-7.34%		13.62%		6.78%		3.55%
2007	-3.08%		3.55%		18.67%		7.66%
2008	19.74%		-38.50%		-41.90%		14.09%
2009	18.61%		23.45%		53.54%		-0.10%
2010	18.19%		12.79%		19.23%		7.05%
2011	-6.64%		-0.02%		2.71%		-2.99%
2012	-2.85%		11.89%		20.97%		-0.17%

Value of Initial $10,000 Investment in Covenant Pro Forma vs. Benchmarks

January 2004 (Inception) - March 2012

											Total Value	Ave. Annual ROR

$10,000 invested January 2004 in Covenant would be worth $32,850	Covenant	$32,850		19.68%
$10,000 invested January 2004 in the S&P 500 would be worth $12,656	S&P 500		$12,656		5.12%
$10,000 invested January 2004 in the NASDAQ 100 would be worth $18,770	NASDAQ 100	$18,770		12.12%
$10,000 invested January 2004 in Barclay CTA would be worth $13,843	Barclay CTA	$13,843		4.50%


Correlation Comparison

January 2004 - March 2012	Total Months: 100	Covenant Pro Forma	S&P 500		NASDAQ 100	Barclay CTA

Performance	Total Rate of Return			228.50%			26.56%		87.70%		38.43%
		Ave. Annual Rate of Return		19.68%			5.12%		12.12%		4.50%

Risk		Worst Peak-to-Valley Drawdown*		-27.15%			-52.56%		-50.12%		-7.73%
		Standard Deviation of Annual Returns**	27.07%			17.53%		25.01%		5.16%

Statistics	Sharpe Ratio***				0.64			0.08		0.27		0.47
		Correlation to GT Pro Forma		1.00			-0.09		-0.13		0.05

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13-week T-Bill returns divided by average annual standard deviation.

The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclay CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclay CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLES WERE PREPARED BY THE FUND AND REFLECTS THE TRADING ADVISOR'S PROPRIETARY PERFORMANCE ADJUSTED TO REFLECT THE FUND'S ESTIMATED EXPENSES AND FEE STRUCTURE. AN INVESTMENT IN BROMWELL FINANCIAL FUND, LLC INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED.
A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE GENERAL PARTNER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT BROMWELL. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES AND OPTION MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI 6

Fund and Offering Details

The Fund

Investment Goal	Medium to Long-Term Capital Appreciation

General Partner	Belmont Capital Management, Inc.

Trading Advisors	Covenant Capital Management, LLC

Clearing Brokers	Vision Financial Markets LLC and ADM Investor Services, Inc.

The Offering

Minimum Investment	$25,000

Increment Amount	$1,000

Subscription Fee	None

Subscription Price	Net Asset Value

Subscription Notice	Subscriptions Available Monthly with Five Business
Days Notice

Subscription Procedure	Subscribers Must Complete, Execute and Deliver to
			Their Selling Agents the Subscription Agreement and Power of Attorney
			Signature Page attached to this Prospectus as Appendix D.

Redemption Notice	Liquidity Available Monthly, Beginning Thirteenth Month with
Ten Days Notice

Investor Liability	Limited to the Amount of Capital Invested

Investor Suitability	Net Worth of $250,000 -or-
			Income of $70,000 and Net Worth of $70,000
			Plus Specific State Requirements
			Please Refer to Part I of the Prospectus for Additional Information

Fees and Expenses

Selling Agent Compensation	6% up front selling commission and $2,000 in
				legal fees associated with the review of this offering
				by FINRA that the Fund has paid.

Introducing Broker Compensation	4% Fixed Brokerage Commissions

General Partner Compensation	2% Fixed Brokerage Commissions

Trading Advisor Compensation	Management Fee of 1% Annually of Assets
				Allocated to Trading

Incentive Fee of 20% of New Net Profit Quarterly

Accounting, Legal & Misc.	Estimated $30,000 annually if the minimum is
				sold and $90,000 annually if the maximum is sold

Reimbursement of Offering &
Reorganizational Expenses	Estimated $235,000,
				amortized over 60 months after the commencement of business

Redemption Fee / Lock-in	No Redemption Fee; Twelve Month Lock-In

                                     SAI 7

The Opportunity

*	Professionally managed futures funds offer access to global markets, along with the potential to profit from rising or falling markets.

*	Professionally managed futures funds add an important component to a diversified growth portfolio.

*	In the opinion of the General Partner, Bromwell Financial Fund, LLC offers a more simple and effective way to participate in futures through use of a successful futures trading advisor than through a managed account or discretionary trading yourself.


How to Subscribe

*	After reviewing the Prospectus, please complete and sign the items in the Subscription Agreement attached as Appendix D.

*	Forward the Subscription Agreement and a check made payable to "Star
Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LLC" to your broker or investment advisor.

The Fund is open to qualified investors and the current minimum investment is $25,000. New investments are entered into the Fund at the end of the month in which they are received and must be received on the 5th business day prior to the end of the month.

WHY BROMWELL FINANCIAL FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as Bromwell Financial Fund, is to obtain a diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The Bromwell Financial Fund employs a professional commodity trading advisor, Covenant Capital Management, LLC, that trades as many as 15 futures markets worldwide using proprietary trading systems. The principal of the trading advisor has consistently produced positive returns in his proprietary account, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place. Of course, past performance is not necessarily indicative of future results.

WHY NOW?

The recent fluctuation in world markets has demonstrated that long-only equity portfolios cannot make money during downward cycles. The Fund adds much needed diversification in the form of an asset class that does not correlate to stocks, bonds or real estate.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. Belmont Capital Management, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not necessarily, however, negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease - means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

                                     SAI 8

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting Belmont Capital's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. Belmont Capital has no expectation that the Fund's performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the Barclay CTA Index and the stocks portion is represented by the S&P 500 Index.

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January 1980* -  March 2012)

Source: Stocks: S&P 500 Index

Managed Futures: Barclay CTA Index

* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500 index is unmanaged and is generally representative of a certain portion of the U.S. equity markets. The Barclay CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                                     SAI 9

Worst-Case Declines

Worst-Case Declines
January 1980* - March 2012
[Amounts in Percents]

* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclay Govt. Bond Index is unmanaged and generally representative of the global sovereign bond market. The Barclay CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the S&P 500 Index with (2) the NASDAQ Composite Index, (3) the MSCI Europe, Australasia, Far East (EAFE) Index, (4) global bonds, as represented by the Barclay Aggregate Bond Index, and (5) managed futures investments, as represented by the Barclay CTA Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

                                     SAI 10

Historical Correlation of Monthly Returns
With The S&P 500 Index
January 1980* - March 2012

* Barclay CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclay Aggregate Bond Index is unmanaged and generally representative of the global bond market. The Barclay CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MARKET DIVERSIFICATION

The trading advisor's proprietary systems are designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of up to 15 futures markets in both commodity and financial futures. Fundamental to the Fund's selection of CTA's is low correlation among the different instruments it trades and high liquidity for order execution.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

VALUE OF DIVERSIFICATION - MANAGED FUTURES INDUSTRY

Money Under Management in Managed Futures

Money Under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter. Money Under Management as of the end of 2011 was $314.6 billion.

                                     SAI 11

This chart was prepared by the Fund and shows industry growth since 1980 using data obtained from Barclay Trading Group, Ltd. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Barclay Aggregate Bond Index, the Barclay CTA Index, the S&P 500 Index, the MSCI EAFE Index and the NASDAQ Composite Index since 1980. The Barclay CTA Index experienced a smaller peak to valley decline than the equities indices, and only slightly greater than the bond index. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures and options markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. The Fund believes that this investment should be considered as a medium to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

                                     SAI 12

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

Belmont Capital's approach includes the following elements:

*	Disciplined Money Management.  The CTA selected by the General Partner generally allocates a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

*	Balanced Risk.  The Fund's capital is allocated to as many as 15 markets
24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

*	Capital Management.  When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

*	Multiple Systems.  While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTA utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

Important Disclosures

Bromwell Financial Fund, LLC is a registered commodity pool and is not subject to the same regulatory requirements as a mutual fund, including mutual fund requirements to provide certain daily standardized pricing and evaluation information to investors. The following should be noted:

*	The Fund is a speculative investment and involves a high degree of risk.
An investor could lose all of his/her investment.

*	The Fund has not been operational since January, 2005 and has no performance history since that date.

*	An investment in the Fund is not suitable for all investors.

*	The Fund may be leveraged and the Fund's performance can be volatile.

*	A substantial portion of the Fund's trades may be executed on foreign exchanges, which could mean higher risk.

*	An investment in the Fund may be illiquid (monthly redemptions are available subject to market disruption) and there are significant restrictions on transferring interests in the Fund. There is no secondary market for an investor's investment in the Fund and none is expected to develop.

*	The Fund's fees and expenses - which may be substantial regardless of any positive return - are deducted from profits, and returns to clients will be net of fees.

*	Diversification does not assure a profit or provide a guarantee against loss in a declining market.

This summary is not a complete list of the risks and other important disclosures involved in investing in the Fund and is subject to the more complete disclosures contained in Part I of the Fund's Prospectus, which should be reviewed carefully.

                                     SAI 13

                       BELMONT CAPITAL MANAGEMENT, INC.

General Partner:
Belmont Capital Management, Inc.
P.O. Box 760
5914 N. 300 West
Fremont, IN  46737
(260) 833-1306

THE OFFERING OF UNITS IN BROMWELL FINANCIAL FUND, LLC (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                                     SAI 14

                                  APPENDIX I

                        Commodity Terms and Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures contracts and this offering are necessary for a potential investor to identify the risks of investment in the partnership.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchants, who are eligible to service the partnership or the partnership accounts.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party will try to accomplish a result without any contractual obligation to achieve that result.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Capital means cash invested in the partnership by any partner and placed at risk for the business of the partnership.

Commodity Futures trading Commission. Commodity Futures Trading Commission, 1155 21st St NW, Washington, D.C., 20036. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions and the registration of the general partner, futures commission merchants, trading advisor and commodity exchanges pursuant to the U.S. Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices and in general everything that is bought and sold in commerce. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts and the commodity pool operators, futures commission merchants, and trading advisors in the United States under the administration of the Commodity Futures Trading Commission.

Commodity Pool Operator.  Belmont Capital Management, Inc., 5914 N. 300 West,
P. O. Box 760, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael P. Pacult, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737. A person who raises capital through the sale of interests in an investment trust, partnership, corporation, syndicate or similar form of enterprise, that uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor. A person or entity which renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the partnership.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Account. An account maintained by the general partner that will hold all the subscription documents and proceeds until such time as either the subscription is accepted or rejected or the offering is terminated.

Exchange for Physicals. A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Form K-1. The section of the Federal Income Tax Return filed by the partnership which identifies the amount of investment in the partnership, the gains and losses for the tax year, and the amount of such gains and losses reportable by a partner on the partner's tax return.

Fully-Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully-committed position.

Futures Commission Merchant. The entity that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The introducing broker is responsible for the negotiation and payment of the commission to the futures commission merchants.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

General Partner. Belmont Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael P. Pacult, 5914
N. 300 West, P.O. Box 760, Fremont, IN 46737.  The managers of the fund.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Introducing Broker (IB). An entity that may share the brokerage commissions and is responsible for introducing trades to the futures commission merchants. Futures Investment Company, 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (260) 833-1306, is the affiliated introducing broker of the partnership.

Limited Partner. Persons admitted without management authority pursuant to the partnership agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or of a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the general partner establishes as the amount which will terminate this offering.

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the general partner of the partnership, commodity trading advisors, such as the trading advisor for the partnership, introducing brokers, such as the introducing broker for the partnership, for futures commission merchants, such as the clearing broker of the partnership, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), including investments in U.S. Treasuries, and cash management funds that invest in only U.S. Treasuries, , less total liabilities, of the partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Exhibit A, The Limited Partnership Agreement, 1.2(e).

Net Unit Value. The net assets of the partnership divided by the total number of units of partnership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Partnership.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

Offering and Organizational Expenses. The partnership has paid the offering and organizational expenses from the gross proceeds of the offering at the time of the sale of the minimum and the subsequent initial closing. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, these expenses cannot exceed 15% of capital raised pursuant to the offering.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Partners.  The general partner and all limited partners in the partnership.

Partnership or Limited Partnership or Commodity Pool or Pool or Fund. The Bromwell Financial Fund, Limited Partnership, evidenced by Exhibit A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions which can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximum number of positions are called position limits.

Principal.  Mr. Michael P. Pacult, the principal of the general partner.

Round-turn Trade. The initial purchase or sale of a futures contract or option on a futures contract and the subsequent offsetting sale or purchase of such contract.

Redemption. The right of a partner to tender its or his or her partnership interests to the partnership for surrender at the net unit value. See the Limited Partnership Agreement attached as Exhibit A.

Selling Agent. Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737, which is to offer the partnership interests for sale on a best efforts basis. See Plan of Distribution.

Selling Commissions.   A commission paid from the subscription amount for
selling the partnership interests. There is a 6% up front selling commission on gross subscription amounts in this offering.

Scale in Positions. The commodity trading advisor selected by the general partner presently has a large amount of equity under management. In some situations, the positions desired to be taken on behalf of the partnership and other accounts under management will be too large to be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option. The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Partnership. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the Net Asset Value of general and limited partner interests of the partnership.

Unrealized Profit or Loss. The profit or loss which would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of partnership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

The following definitions are supplied by the state securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective states. They belong to the North American Securities Administrators Association, Inc. which publishes "Guidelines for the Registration of Commodity Pool Programs", such as the partnership, which contain these definitions. The following definitions are published from the Guidelines, however, the general partner has made additions to, but no deletions from, some of these definitions to make them more relevant to an investment in the partnership.

Administrator-The official or agency administering the security laws of a state. This will usually be the State of residence of the partnership or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisor and, when it provides such advice, to the general partner.

Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or partner of such Person; or (e) if such Person is an officer, director or partner, any Person for which such Person acts in any such capacity. See "Conflicts".

Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price, less sales commissions, for the partnership interests.

Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and state law, including taxes and fees, accountants' and attorneys' fees.

Participant-The holder of a Program Interest.  A Partner in the partnership.

Person-Any natural Person, partnership, corporation, association or other legal entity.

Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. These fees will be paid by the general partner from the fixed commissions.

Program-A limited partnership, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The partnership.

Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

Program Interest-A limited partnership interest or other security representing ownership in a program. The units in the partnership. See Exhibit A, the Limited Partnership Agreement.

Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the general partner(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the partnership interests. The term Sponsor shall be deemed to include its Affiliates. The general partner is a sponsor of this partnership.

Valuation Date-The date as of which the Net Assets of the Program are determined. For the partnership, this will be after the close of business on the last business day of each month.

Valuation Period-A regular period of time between Valuation Dates. For the partnership, this will be the close of business for each calendar month and each calendar year.

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                                       6

                                  APPENDIX II

                               PRIVACY STATEMENT

                          BROMWELL FINANCIAL FUND, LP
                             505 Brookfield Drive
                                Dover, DE 19901
                          Telephone:  (800) 331-1532

Bromwell Financial Fund, LP is committed to safeguarding the confidential information of its partners. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except as directed by you or required by law, and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

*	We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

*	We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as trustees and clearing brokers, or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with your accountant or other professional.

*	We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk. Your personal information is not released to other investors.

*	The categories of nonpublic personal information that we collect from a prospect, partner, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

*	For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and state regulators also may review firm records as permitted under law.

*	Personally identifiable information about you will be maintained during the time you are a partner or client, and for the required time thereafter that such records are required to be maintained by Federal and state securities laws. After this required period of record retention, all such information is expected to be destroyed.

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
           EXHIBIT A TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                      AGREEMENT OF LIMITED PARTNERSHIP OF

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

THIS LIMITED PARTNERSHIP AGREEMENT, (the "Agreement") dated the 8th of November, 2005, by and among Belmont Capital Management, Incorporated, a Delaware corporation ("Belmont" or "General Partner"), and those who are admitted as partners, (hereinafter referred to as either "Limited Partners" or "Additional General Partners"), pursuant to the terms of this Agreement, (the General Partner, any Additional General Partners, and the Limited Partners are hereinafter collectively referred to as the "Partners") is to amend and restate in full that certain agreement entered on the 12th day of January, 1999, that formed Bromwell Financial Fund, Limited Partnership, a Delaware limited partnership, (hereinafter called either "Partnership" or the "Fund") that was previously amended and restated in full on October 11, 2011.

WITNESSETH:

IN CONSIDERATION of good and valuable consideration, the receipt of which is hereby acknowledged, Belmont Capital Management, Incorporated, the General Partner, and Belmont as agent for the Limited Partners, pursuant to the authority granted to the General Partner by this Agreement at formation and the powers of attorney granted by the Limited Partners to Belmont at the time of their admission to the Partnership, hereby adopt this Amended and Fully Restated Limited Partnership Agreement to govern and control the operation of the Partnership pursuant and subject to the Delaware Uniform Limited Partnership Act (the "Act").

ARTICLE I

Definitions and Risk Disclosure Statement

Certain terms used in this Agreement shall have the special meaning designated below:

1.1 The term AFFILIATE means (1) any person controlled by or under common control with another person, (2) a person owning or controlling 10% or more of the outstanding voting securities of such other person, (3) any officer or director of such other person, and (4) if such other person is an officer or director, any other company for which such person acts as an officer or director.

1.2 When referring to the capital of the Partnership:

(a)	the term CAPITAL shall mean cash invested in the Partnership by any
Partner and placed at risk for the business of the Partnership;

(b)	the term CAPITAL CONTRIBUTION shall mean, with respect to any Partner, the sum of all Capital contributed to the Partnership pursuant to Article I;

(c)	the term CAPITAL SUBSCRIPTION shall mean the amount set forth opposite the name of such Partner in the schedule of Partners, which amount shall be the purchase price, less sales commissions, if any, to be paid or paid by such Partner for the Unit or Units in the Partnership purchased by such Partner;

(d)	the term INITIAL CAPITAL shall mean the sum of all Capital Subscriptions received by the General Partner prior to commencement of trading;

(e)	the term INTEREST INCOME shall mean the interest earned on the equity the Partnership places on deposit with the Futures Commission Merchant. All such Interest Income will be paid to the Partnership and used for its benefit.

(f)	the term NET ASSETS OR NET ASSET VALUE means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Partnership (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization), specifically:

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(i)	Net Asset Value includes any unrealized profit or loss on open security and commodity positions subject to reserves for loss established, from time to time, by the General Partner;

(ii)	All open stock, option, and commodity positions are calculated on the then current market value, which shall be based upon the settlement price for that particular position on the date with respect to which Net Asset Value is being determined; provided, however, that if a position could not be liquidated on such day due to the operation of the daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. As used herein, "settlement price" includes, but is not limited to: (1) in the case of a futures contract, the settlement price on the commodity exchange on which such futures contract is traded; and (2) in the case of a foreign currency forward contract which is not traded on a commodity exchange, the average between the lowest offered price and the highest bid price, at the close of business on the day Net Asset Value is being determined, established by the bank or broker through which such forward contract was acquired or is then currently traded;

(iii)	Brokerage commissions to close security and commodity positions, if charged on a round-turn basis, are accrued in full at the time the position is initiated (i.e., on a round-turn basis) as a liability of the Partnership;

(iv)	Interest earned on all Partnership accounts is accrued at least monthly;

(v)	The amount of any distribution made by the Partnership is a liability of the Partnership from the day when the distribution is declared by the General Partner or as provided in this Agreement and the amount of any redemption is a liability of the Partnership as of the valuation date; and

(vi)	Syndication Costs incurred in organizing and all present and future costs to increase or maintain the qualification of the Units available for sale and the cost to present the initial and future offering of Units for sale shall be capitalized when incurred and amortized and paid from Capital or Monthly Profit as required by applicable law.

(g)	the term PROFIT (LOSS) ATTRIBUTABLE TO UNITS means the product of A) the number of Units divided into B) an amount equal to the Net Profit (Loss) determined as follows: (1) the net of profits and losses realized on all trades closed out, plus (2) the net of any unrealized profits and losses an open positions as of the end of the period, less (3) the net of any unrealized profits and losses on open positions as of the end of the preceding period, minus, (4) the Expenses attributable to Units. Profit (Loss) shall include interest earned on Partnership assets, realized and unrealized capital gains or losses on U.S. Treasury bills, and other securities;

(h)	the term MANAGEMENT FEE shall mean an annual percentage of the Net
Assets of the Partnership computed on the close of business on the last day of each month and payable to the General Partner or independent Commodity Trading Advisor, or both, without regard to the income or loss of the Partnership for that period; presently the Commodity Trading Advisor receives a management fee of one twelfth (1/12) of a percent per month (1% annually) of the Net Assets of the Partnership;

(i)	the term INCENTIVE FEE means a percentage of the profits accrued and paid to the CTA and General Partner, or its Affiliates, of New Net Profit earned from inception of trading, through the date of the computation, based upon the Capital allocated by the General Partner to trading. Presently, CTA is paid a twenty percent (20%) incentive fee;

(j)	the term GROSS PROFIT OR LOSS means the income or loss from all sources, including Interest Income and profit and loss from non-trading activities, if any.

(k)	the term NEW NET PROFIT OR LOSS means the amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period; and,

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 (l)	the term NET GAINS means net profit from all sources.

(m)	the term UNIT shall mean a partnership interest in the Partnership requiring an initial Capital Contribution of the Net Asset Value of the initial Unit, as adjusted to reflect increases and decreases caused by receipt, accrual, and payment of profit, Expenses, losses, bonuses, and fees, less a sales commission, if any, as established from time to time.

1.3 When referring to costs and expenses of the Partnership to be allocated and charged pursuant to this Agreement:

(a)	the term EXPENSES shall mean costs allocated, incurred, paid, accrued, or reserved, including the fixed brokerage commissions of 6% annually for trades made on domestic markets payable to the General Partner, which are, in the opinion of the General Partner, required, necessary or desirable to establish, manage, continue and promote the business of the Partnership including, but not limited to, all deferred organization costs, brokerage commissions, and all management and incentive fees payable to the General Partner or to independent investment and Commodity Trading Advisor by the Partnership as negotiated and determined by the General Partner on behalf of the Partnership on a basis consistently applied in accordance with generally accepted accounting principals under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization with proper jurisdiction over the business of the Partnership; provided, however, Expenses shall not include salaries, rent, travel, expenses and other items of General Partner overhead. In addition, if extraordinary expenses are incurred, the General Partner shall include in the Partnership's next regular report to the auditors a discussion of the circumstances or events which resulted in the extraordinary expenses;

(b)	the term NET UNIT VALUE shall mean the Net Asset Value divided, from time to time, by the total number of Units outstanding;

(c)	the term OFFERING PERIOD means the period of time established by the
General Partner after the Partnership begins to offer to sell Units at the Net Unit Value ; and,

(d)	the term SYNDICATION COSTS shall mean the promotion and syndication costs of the Partnership and the costs of the offering of Units, and to establish the initial business relationships on behalf of the Partnership, including all legal and printing costs to prepare the Disclosure Documents, registrations and filing fees, web design and promotion contract negotiation, and travel incurred which are deemed necessary or desirable by the General Partner to form the Partnership, be ready to engage in business, and to sell the Units.

1.4 The terms DISCLOSURE DOCUMENT, MEMORANDUM, OFFERING CIRCULAR, PROSPECTUS and REGISTRATION STATEMENT shall mean the document or documents, together with the exhibits and any subsequent continuations thereof, which describes this Partnership to persons selected by the General Partner including, but not limited to, potential purchasers of Units, or the Partners or to any government or self regulatory agency or to persons selected by the General Partner to participate in the affairs or provide services to the Partnership.

1.5 When referring to this Agreement and the Partners of the Partnership:

(a)	the term ACT shall refer to the partnership act of Delaware.

(b)	the term AGREEMENT refers to this Partnership agreement;

(c)	the term GENERAL PARTNER shall refer to Belmont Capital Management,
Incorporated, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306 ("Belmont");

(d)	the term LIMITED PARTNER shall refer to any party listed on the Schedule of Limited Partners attached to this Agreement as Attachment I, as amended, from time to time, pursuant to Article VI hereof;

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
 (e)	the term MAJORITY IN INTEREST shall refer to that number of Partners who collectively hold over 50% of all of the outstanding Units held by all Partners in the Partnership; provided, however, the Units held by the General Partner cannot be considered to determine a MAJORITY IN INTEREST or otherwise vote or consent regarding the question of removal of the General Partner or other matters specifically expressed in Article V, Section 5.3. In addition, see the rights and duties of the General Partner in Article IV and of the Limited Partners in Articles V;

(f)	the term OTHER GENERAL PARTNER refers to any General Partner other than
Belmont Capital Management, Incorporated ; and

(g)	the term PARTNERS refers to the General Partner, any Other General
Partner, and the Limited Partners, collectively.

1.6 RISK DISCLOSURE STATEMENT.

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN DOING SO, YOU SHOULD BE AWARE THAT COMMODITY INTEREST CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THE PARTNERSHIP'S DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 20 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 14.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS AGREEMENT AS WELL AS THE PARTNERSHIP'S DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 5.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

ARTICLE II

Partnership Organization and Purpose

2.1 PARTNERSHIP NAME AND LOCATION OF BOOKS AND RECORDS. The name of the Partnership, as filed with the state of Delaware, shall be Bromwell Financial Fund, Limited Partnership. The books and records of the Partnership will be maintained for inspection by the Partners at the offices of the General Partner, 5914 N. 300 West, Fremont, IN 46737 or such other address and telephone number as the General Partner shall, from time to time, determine.

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2.2 PARTNERSHIP AFFILIATES.

(a) POOL OPERATOR NAME AND PRINCIPALS. The General Partner shall serve as the commodity pool operator for the Partnership. Michael P. Pacult is the sole principal, shareholder, director and officer of the General Partner and is solely responsible for the business decisions of the Partnership, including, but not limited to, selection of the Commodity Trading Advisors (the "CTAs"). Belmont is registered as a commodity pool operator with the Commodity Futures Trading Commission pursuant to the Commodity Exchange Act and as a member of the futures self regulatory organization, the National Futures Association.

THE REGULATIONS OF THE FEDERAL COMMODITY FUTURES TRADING COMMISSION AND THE NATIONAL FUTURES ASSOCIATION PROHIBIT ANY REPRESENTATION BY A PERSON REGISTERED WITH THE CFTC OR BY ANY MEMBER OF THE NFA, RESPECTIVELY, THAT SUCH REGISTRATION OR MEMBERSHIP IN ANY RESPECT INDICATES THAT THE CFTC OR THE NFA, AS THE CASE MAY BE, HAS APPROVED OR ENDORSED SUCH PERSON OR SUCH PERSON'S TRADING PROGRAMS OR OBJECTIVES. THE REGISTRATIONS AND MEMBERSHIPS DESCRIBED IN THIS PARTNERSHIP AGREEMENT MUST NOT BE CONSIDERED AS CONSTITUTING ANY SUCH APPROVAL OR ENDORSEMENT. LIKEWISE, NO COMMODITY EXCHANGE HAS GIVEN OR WILL GIVE ANY SUCH APPROVAL OR ENDORSEMENT.

(b)	COMMODITY TRADING ADVISOR NAMES AND PRINCIPALS. The General Partner
selects and assigns partnership equity to one or more independent CTAs to trade the assets of the Partnership. The CTA's performance record and business background are disclosed in the Partnership's Prospectus under "Trading Management". The CTA will have no ownership in the Partnership. The CTA will enter trades on behalf of the Partnership directly with the FCM without the prior knowledge or approval of the General Partner of the methods used by the CTA to select the trades, the number of contracts, or the margin required. Under normal circumstances, from 20% to 40% of the Net Asset Value on deposit with the FCM will be committed to margin to hold positions taken by the CTA for the account of the Partnership.

(c)	COMMODITY POOL OPERATOR, INTRODUCING BROKER & FUTURES COMMISSION
MERCHANT NAMES AND PRINCIPALS. Belmont Financial Management, Inc., 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737 (260) 833-1306 the General Partner, will serve as the Commodity Pool Operator ("CPO"). Futures Investment Company, 5914
N. 300 West, P.O. Box 760, Fremont, IN 46737 (260) 833-1306 will serve as the affiliated Introducing Broker ("IB") of the Partnership and will be paid fixed brokerage commissions by the Partnership for clearing trades through the futures commission merchant (the "FCM"). From the 4% fixed brokerage commissions paid to it by the General Partner, the IB will pay the round-turn brokerage commissions for domestic trades, pit brokerage and other clearing expenses to the FCM. The FCM is the clearing broker, holds the equity assigned by the General Partner for trading and accepts the trades made by the CTA on behalf of the partnership. The CTA enters the trades pursuant to the Advisory Agreement granted by the General Partner to the CTA and the standard form FCM Power of Attorney.

(d)	The General Partner, at its sole discretion, has the right to change the
CTA and the FCM subject only to notice of any such change to the other
Partners that is required by law.

2.3 MATERIAL ADMINISTRATIVE AND/OR CIVIL ACTIONS. There have been no material administrative, civil or criminal actions against the General Partner and Commodity Pool Operator, the Commodity Trading Advisor, the Futures Commission Merchant, Introducing Broker or any principal or any Affiliate of any of them, pending, on appeal, or concluded, threatened or otherwise known to them, within the five (5) years preceding the date of this Partnership Agreement.

2.4 CHARACTER OF THE BUSINESS. The Partnership's business purpose is to increase Capital through the speculative and hedge trading of futures and options on futures. The General Partner is authorized to do any and all things on behalf of the Partnership incident thereto or connected therewith including, but not limited to:

 (a)	trade, buy, sell or otherwise acquire, hold or dispose of all forms of investments (including tangibles and intangibles, foreign currencies, mortgage-backed securities, money market instruments, stock and futures options, and any other securities or items which are now, or may hereafter be, the subject of barter or stock or futures trading), commodity futures, and forward contracts and any rights pertaining thereto. The Partnership shall carry on the foregoing activities through the exercise of judgment by its General Partner and/or the Investment and/or Commodity Trading Advisors and consultants and brokers selected by the General Partner.

(b)	invest and trade, on margin or otherwise, in capital stocks, bonds, debentures, trust receipts and other obligations, instruments or evidences of indebtedness, gold, silver, cattle, corn, wheat, soybeans, or any other asset for which a trading market is maintained or otherwise paid for by cash or otherwise including, but not limited to, the right to sell short and to cover such short sales.

(c)	possess, sell, exchange, discount, transfer, mortgage, pledge, deal in, maintain multiple accounts for, and to exercise all rights, powers, privileges and other rights, incidental to ownership of the assets held by the Partnership.

(d)	borrow or raise monies and, from time to time without limit as to amount, to issue, accept, endorse and execute promissory notes, draft bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and the interest thereon by mortgage or pledge, conveyance or assignment in trust of the whole or any part of the property of the Partnership, whether at the time owned or thereafter acquired, and to sell, pledge of otherwise dispose of such instruments issued by the Partnership for its purposes; form and own one or more corporations to engage in such businesses as the General Partner shall deem advisable.

(e)	lend any of its properties or funds, either with or without security in furtherance of the objects and purposes of the Partnership as the General Partner shall deem advisable and consent.

(f)	rent or own and maintain one or more offices staffed as the General
Partner shall determine and to do such other acts attendant thereto as may be necessary or desirable.

(g)	waive any sales commission to acquire investment Capital as the General
Partner, in its sole discretion, may determine.

(h)	enter, make and perform all contracts, surety and guarantees as may be necessary or advisable or incidental to the carrying out of the foregoing objects and purposes.

2.5 ADDRESS OF PARTNERS. The General Partner's address is listed in paragraph
2.1 hereof and the Limited Partners' addresses are on record at the office of the General Partner to the Partnership.

2.6 TERM OF PARTNERSHIP. The term of the Partnership shall commence on the date of this Agreement and shall continue until dissolved or terminated pursuant to Article IX.

2.7 REGISTRATION AND OTHER OFFERINGS. The General Partner, on behalf of the Partnership, shall have the authority, but not the obligation, to cause a Registration statement to be filed, and such amendments thereto as the General Partner deems advisable, with the appropriate Federal and state regulatory agencies, including the United States Securities and Exchange Commission and the securities commissions to register and increase the number of Units registered under the Federal and state securities laws and any other jurisdiction desirable or proper to qualify the Units for sale as a public offering. Each of the Limited Partners hereby confirms and ratifies all action taken and things done by the General Partner with respect to such filings and public offerings. The General Partner may make such other arrangements for the sale of Units, including the private placement of Units, as it deems appropriate.

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ARTICLE III

Capital Contributions and Allocation of Profits and Losses

3.1 CAPITAL CONTRIBUTIONS OF LIMITED PARTNERS.

(a)	Each Limited Partner has delivered to the Partnership an executed
Subscription that has been accepted by the General Partner on behalf of the Partnership, an Amended Certificate of Limited Partnership, and a check for his subscription amount. The Partnership shall use the funds thus contributed to pay, sales commissions, if any, Expenses, Organization Costs, other expenses of the Partnership, and to provide capital to engage in trading and to pay the management fees, if any, and, from profits, the incentive fees and distributions to Partners Capital Accounts.

(b)	The General Partner has filed a Form S-1 to qualify the Partnership
Units for public sale. Except for payment of Partnership expenses from Capital as provided in this Agreement, there will be no required contribution or assessments of the Limited Partners.

3.2 CAPITAL CONTRIBUTIONS OF GENERAL PARTNER.

(a)	The General Partner shall not be required to make any capital contribution to the Partnership except for purchases that are required by law.

(b)	The General Partner, on behalf of the Partnership, may, in accordance with applicable law and the Offering Memorandum of the Partnership, issue Units or provide notice of account to persons who become Limited Partners. A Partner shall contribute an amount equal to the Net Asset Value of a Unit, plus the sales commission, if any, on the valuation date following receipt of the subscription agreements. The General Partner and Affiliates of the General Partner may purchase Limited Partnership Units with the same rights as other Limited Partners.

(c)	All subscriptions for Units made pursuant to the offering of the Units must be on the form provided with the Prospectus.

(d)	Upon the sale and acceptance of Units by the General Partner, subscription proceeds will be transferred from the depository account at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, to the Partnership's bank and trading accounts, and the General Partner shall cause the Partnership to pay its organization and administrative costs pursuant to the agreements negotiated by the General Partner and as provided in the Prospectus and the aggregate of all contributions to the Partnership, less all costs and expenses, shall be available to the Partnership to carry on its business.

3.3 ALLOCATION OF PROFITS AND LOSSES

(a) A distribution account shall be established for each Partner that shall include, as the initial balance thereof, each Partners' initial contribution to the Partnership expressed in total dollars and Units purchased. As of the close of business each month, allocations shall be made as follows:

(i)	The Incentive Fee. The incentive fee upon New Net Profit at the rate of twenty percent (20%), or such other rate as may be established pursuant to 1.2(h), shall be paid quarterly to the CTA but allocated to the Partners monthly.

(ii)	The Profit (Loss) Attributable to Units shall be added to (subtracted from) the distribution accounts of the Partners. Items of income, gain or loss, accrued and paid Expenses shall be added to (subtracted from) the distribution account of each Partner in accordance with the ratio that such distribution account bears to the sum of all of the Partners' distribution accounts.

(iii)	The amount of any cash distributions to a Partner during such month and any amount paid upon Redemption of Units as of the end of such month shall be subtracted from the distribution account of such Partner.

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 (iv)	The General Partner, may, from time to time, establish a redemption fee.
The distribution account of any Unit that was redeemed shall be reduced by the Redemption Charge per Unit multiplied by the number of Units that were redeemed by the Partner represented by such distribution account. The
Redemption Charge, if any, shall be first used to defray expenses and any excess treated as interest earned by the Fund. At present, there is no redemption fee.

(b) The Partnership books and records shall be closed on the last business day of each month and a statement of account prepared and sent to each partner to disclose the Net Unit Value.

ARTICLE IV

Rights and Obligations of the General Partner

4.1 GENERAL. The General Partner shall have full, exclusive and complete discretion in the management and control of the affairs of the Partnership to the best of its ability and shall use its best efforts to carry out the purposes of the Partnership set forth in Article II. In connection therewith, it shall have all powers of a general partner under the Act, including, without limitation, the power to:

(a) enter, execute and maintain contracts, agreements and any or all other instruments, and to do and perform all such things, as may be required or desirable in furtherance of Partnership purposes or necessary or appropriate to the conduct of Partnership activities including, but not limited to, contracts with third parties for:

(i)	brokerage services on behalf of the Partnership (which brokerage services may be performed by the General Partner or an Affiliate or, an Affiliated introducing broker of the General Partner), may clear the trades in consideration of the payment of brokerage commissions established, from time to time, and paid to the General Partner and will cause and pay for the domestic trades to be cleared through one or more futures commission merchants selected by the General Partner;

(ii)	trading advisory services relating to the purchase and sale of all stocks, options, commodity futures contracts, commodity options and contracts for forward delivery of foreign currencies on behalf of the Partnership (which advisory services may be performed by the General Partner or an Affiliate of the General Partner); and

(iii)	rent, salaries, computer, accounting, legal and other services attendant to the maintenance of the Fund.

(b)	open and maintain bank accounts on behalf of the Partnership with banks and money market funds.

(c)	deposit, withdraw, pay, retain and distribute the Partnership's funds in any manner consistent with the provisions of this Agreement.

(d)	supervise the preparation and filing of all documentation required by law including, but not limited to, Registration Statements to be filed with Federal and state agencies.

(e)	pay or authorize the payment of distributions to the Partners and pay
Expenses of the Partnership.

(f)	invest or direct the investment of funds of the Partnership not involving the purchases or sale of stocks, futures contracts, options, and contracts for forward delivery of foreign currencies.

(g)	purchase, at the expense of the Partnership, liability and other insurance to protect the Partnership's proprieties and business.

(h)	borrow money from banks and other lenders for Partnership purposes, and may pledge any or all of the Partnership's assets for such loans. No bank or other lender to which application is made for a loan by the lender to which application is made for a loan by the General Partner shall be required to inquire as to the purposes for which such loan is sought and, as between the Partnership and such bank or other lender, it shall be conclusively presumed that the proceeds of such loan are to be and will be used for the purposes authorized under this Agreement.

 (i)	confess judgment for and against the Partnership and control any matters affecting the rights and obligations of the Partnership, including the employment of attorneys, in the conduct of litigation and otherwise incur legal expenses and costs of consultation, settlement of claims, and litigation against or on behalf of the Partnership.

4.2 LOANS BY GENERAL PARTNER. The General Partner or its Affiliates will be not be required to advance or loan funds to the Partnership. In the event the General Partner makes any advance or loan to the Partnership, the General Partner will not receive interest in excess of its interest costs, nor will the General Partner receive interest in excess of the amounts which would be charged the Partnership (without reference to the General Partner's financial abilities or guarantees) by unrelated banks on comparable loans for the same purpose and the General Partner shall not receive points or other financing charges or fees regardless of the amount.

4.3 TRANSACTION WITH PARTNERSHIP. Notwithstanding anything to the contrary which may be contained herein, the General Partner shall not:

(a)	sell, or otherwise dispose of, any of the Partnership's assets to the
General Partner or its Affiliates.

(b)	subject to the provisions regarding and without diminishment of the right of the General Partner or any Affiliate to compensation for services provided to the Partnership as set forth in this Agreement, cause or permit the Partnership to enter any agreement with the General Partner or an Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the General Partner's fiduciary obligations to the Partnership or pursuant to which the General Partner or any Affiliate;

(i)	would provide or sell any services, equipment, or supplies at other than rates charged to others; or

(ii)	would receive from the Partnership, Units of Partnership interest in consideration for services rendered.

4.4 OBLIGATIONS OF GENERAL PARTNER. In addition to the obligations provided by law or this Agreement, the General Partner shall:

(a) Devote such of its time to the business and affairs of the Partnership as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Partnership for the benefit of the Partnership and the Limited Partners.

(b)	Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Partnership and for the conduct of its business in all appropriate jurisdictions including, but not limited to, the compliance, at its expense, with all laws related to its qualification to serve as the commodity pool operator of the Fund.

(c)	Retain independent public accountants to audit the accounts of the
Partnership.

(d)	Employ attorneys to represent the Partnership.

(e)	Use its best efforts to maintain the status of the Partnership as a partnership for United States Federal income tax purposes.

(f)	Employ only independent CTAs that are registered pursuant to the
Commodity Exchange Act to conduct trading and to otherwise establish and monitor the trading policies of the Partnership; and the activities of the partnership's trading advisor(s) in carrying out those policies.

(g)	Have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's immediate possession or control, and the General Partner will not employ or permit others to employ such funds or assets in any manner except for the benefit of the Partnership. Additionally, no contract shall permit the General Partner to contract away its fiduciary obligation under common law.

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 (h)	Maintain a current list of the name, address, and number of Units owned by each Limited Partner at the General Partner's principal office. Such list shall be disclosed to any Partner or their representative at reasonable times, upon request, either in person or by mail, upon payment, in advance, of the reasonable cost of reproduction and mailing. The Partners and their representatives shall be permitted access to all other records of the Partnership, after adequate notice, at any reasonable time, at the offices of the Partnership. The General Partner shall maintain and preserve such records for a period of not less than six (6) years.

4.5 GENERAL PROHIBITIONS. The Partnership shall not:

(a)	borrow from or loan to any person, except that the foregoing is not intended to prohibit the incurring of any indebtedness to a Partner or an Affiliate with respect to the offering of Units for sale, Registration, or initiation and maintenance of the Partnership's trading positions.

(b)	commingle its assets with those of any other person, except to the extent permitted under the Securities and Exchange Act or the Commodity Exchange Act and the regulations promulgated under each.

(c)	permit rebates or give-ups to be received by the General Partner or any
Affiliate of the General Partner, or permit the General Partner or any Affiliate of the General Partner to engage in reciprocal business arrangements which would circumvent the foregoing prohibition; provided, however, that an Affiliate or the General Partner may provide goods or services, including brokerage, at a competitive cost to the Partnership.

(d)	engage in the pyramiding of its positions (i.e., the use of unrealized profits on existing positions to provide margins for additional positions in the same or a related stock or commodity); provided, however, that there may be taken into account the Partnership's open trade equity on existing positions in determining whether to acquire additional unrelated stock or commodity positions.

(e)	margins of all open positions in all stocks and commodities combined would exceed 250% of the partnership's Net Asset Value at the time such position would otherwise be initiated.

(f)	permit churning of the Partnership's trading account for the purpose of generating brokerage commissions to any person.

(g)	directly or indirectly pay or award any finder's fees, commissions or other compensation to any persons engaged by a potential limited partner for independent investment advice as an inducement to such advisor to advise the potential limited partner to purchase Units in the Partnership without the knowledge of such potential limited partner.

(h)	no Partnership funds will be held outside the United States. The
Partnership funds committed to trading will be on deposit with and under the control of a futures commission merchant regulated pursuant to the Commodity Exchange Act, as may be amended, from time to time. The funds not committed to trading will be in investments which are properly registered under the United States securities or other financial institution regulations.

(i)	the CTA may not receive a management fee pursuant to the terms of this
Partnership Agreement if it shares or participates, directly or indirectly, in any commodity brokerage commissions generated by the Partnership.

4.6 FEES AND EXPENSES.

(a)	The Partnership shall pay all Organization Costs and offering Expenses incurred in the creation of the Partnership and sale of Units. The foregoing expenses may be paid directly by the Partnership or may be reimbursed by the Partnership to the General Partner or an Affiliate of the General Partner.

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Notwithstanding the foregoing, in no event will reimbursement by the
Partnership to the General Partner for Organization Costs and offering Expenses charged to the Partnership exceed an amount equal to 15% of the gross proceeds from the sale of Units. Organization Costs and Offering Expenses shall mean those Expenses incurred in connection with the formation, qualification and Registration of the Partnership and in distributing and processing the Units under applicable Federal and state law, sales commissions, if any, and any other expenses such as: (i) registration fees, filing fees and taxes including publication by website; (ii) the costs of qualifying, printing, amending, supplementing, publication by website, mailing and distributing the Registration Statement and Prospectus; (iii) the costs of qualifying, printing, amending, supplementing, mailing and distributing sales materials by web design, promotion, and other means used in connection with the Units; (iv) salaries of officers and employees of the General Partner and any Affiliate of the General Partner while directly engaged in distributing and processing the Units and establishing records therefor; (v) rent, travel, remuneration of personnel, telegraph, telephone and other expenses in connection with the offering of the Units; (vi) accounting, auditing, and legal fees incurred in connection therewith; and (vii) any extraordinary expenses related thereto. Organization Costs and Offering Expenses do not include salaries, rent, travel, expenses and other items of General Partner overhead.

(b)	All operating expenses of the Partnership shall be billed directly to and paid by the Partnership.

(c)	The General Partner or any Affiliate of the General Partner may be
reimbursed for the actual costs of any Expense including, but not limited to, legal, accounting and auditing services used for or by the Partnership, as well as printing and filing fees and extraordinary expenses incurred for or by the Partnership; provided, however, the limitations of contained in Article X
- Exoneration and Indemnification contained in this Agreement will apply to restrict the purchase of certain insurance coverage and the assumption of the defense of certain claims.

(d)	The General Partner may establish compensation to be paid to it or any of its Affiliates, from time to time; provided, however, such charges shall be no more than:

(i)	A sales commission of up to ten percent (10%) to be established, from time to time, by the General Partner, for sales of Units;

(ii)	Total management fees of up to 6% annually, paid monthly to the General
Partner and/or non-affiliated independent investment or trading advisor;

(iii)	An incentive fee, paid quarterly, of up to twenty-five percent (27%) of the first one hundred percent (100%) of New Net Profit, or less earned upon Capital, and prorated to consider the date of deposit of such Capital to the Partnership each year. Should there be multiple trading advisors, each trading sub-account assigned to a trader shall be considered separately for purposes of incentive fee. The incentive fee will be non-refundable; i.e., in the event that the Partnership earns substantial New Net Profit during any year and, thereafter, suffers losses, the General Partner and the CTA will not refund any of the profit incentive fee paid for the prior month or months. However, the Partnership will not pay or accrue to the General Partner or the CTA any further incentive fee during that year until such time as the New Net Profit, when added to Net Asset Value, after additions, deductions of Redemptions and distributions, exceeds the highest Net Asset Value, computed for that year; i.e., incentive fees will only be earned and paid or accrued upon New Net Profit for that year; and

(iv)	A share of the brokerage commissions paid for trades made by the
Partnership.

(e)	The General Partner is hereby authorized to employ brokers, attorneys, accountants, consultants, and administrative personnel, who may be Affiliated with the General partner, to perform Partnership business at the expense of the Partnership. The Partnership is subject to yearly accounting, audit and legal fees.

(f)	The General Partner is hereby authorized, individually or through an
Affiliate, to employ non-affiliated independent investment and trading advisors to trade the assets of all or a portion of the Fund to be paid (i) an annual management fee of a percentage of the assigned trading equity; and,
(ii) an incentive fee on New Net Profit earned by such advisor, which may be increased or decreased as described in this Agreement. All incentive fees may be prorated monthly but may be paid no more often than quarterly.

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4.7 HISTORY OF PARTNERSHIP AND ACTIVITIES OF PARTNERS.

(a)	The General Partner and its Affiliates shall devote to the Partnership only such time as shall be reasonably required to fulfill their responsibilities hereunder.

(b)	Any Partner may, notwithstanding the existence of this Agreement, engage in whatever other activities they may choose, whether the same be competitive with the Partnership or otherwise, without having or incurring any obligation or conflict of interest in such activities with the Partnership or to any party hereto. The Partners are specifically authorized to deal with other partnerships and to acquire interests in positions and trading without having to offer participation therein to the Partnership or the other Partners.
Neither this Agreement nor any activities undertaken pursuant hereto shall prevent any Partner, including the General Partner and its Affiliates and their officers, directors and employees, from engaging in the trading contemplated by this Partnership individually, jointly with others, or as a part of any other association to which any of them are or may become parties, in the same trades as the Partnership, or require any of them to permit the Partnership, the General Partner or any other Partner to participate in any of the foregoing. As a material part of the consideration for each party's execution hereof, each Partner hereby waives, relinquishes and renounces any such right or claim of conflict of interest and participation from any other Partner.

(c)	Belmont is a corporation that was formed on January 12, 1999, and has operated this partnership since inception. In addition, Mr. Pacult, has been engaged in supervision of individual managed commodity accounts for over 31 years, serves as the principal of a general partner for three other funds and as an individual commodity pool operator for those funds, and has operated this partnership since August, 2003. The past and future results of trading by Mr. Pacult, or any future principal of Belmont, will be confidential and not disclosed to the other Partners. Such positions taken by the Partnership or the CTA may be the same as or different from any positions to the Fund. Nothing in this Section, or elsewhere in the Partnership Agreement, shall permit the General Partner to violate its fiduciary or legal obligations to the Partnership.

4.8 CONFLICTS OF INTEREST. Significant actual and potential conflicts of interest exist in the structure and operation of the Partnership. The General Partner has used its best efforts to identify and describe all potential conflicts of interest which may be present under this heading and elsewhere in the Partnership's Prospectus and the Exhibits attached thereto. Prospective investors should consider that the General Partner intends to assert that Partners have, by subscribing to the Partnership, consented to the existence of such potential conflicts of interest as are described in this Agreement and the Prospectus and its Exhibits, in the event of any claim or other proceeding against the General Partner, any principal of the General Partner, the CTA, any Principal of the CTA, the Partnership's FCM, or any principal of the FCM, the Introducing Broker or any principal or any Affiliate of any of them alleging that such conflicts violated any duty owed by any of them to said subscriber. For example, the Partnership is selling its Units through an affiliated broker/dealer and, therefore, no independent due diligence of the Offering or the Partnership or the General Partner will be made by a Financial Industry Regulatory Authority, Inc. member.

(a) MANAGEMENT OF OTHER EQUITY AND FOR THEIR OWN ACCOUNTS BY THE GENERAL PARTNER, THE CTAs, AND THEIR PRINCIPALS. The right of both Mr. Pacult, as principal of Belmont, and Belmont to manage and the actual management by the CTA of accounts they or their Affiliates own or control and other commodity accounts and pools presents the potential for conflicts of interest. There is no limitation upon the right of Mr. Pacult, Belmont, the CTA, or any of their Affiliates to engage in trading commodities for their own account. It is possible for these persons to take their positions in their personal accounts prior to the orders they know they are going to place for the money they manage for others. The General Partner will obtain representations from all of these persons and their Affiliates that no such prior orders will be entered for their personal accounts. The Partnership's CTA will be effecting trades for its own accounts and for others (including other commodity pools in competition with this Pool) on a discretionary basis. It is possible that positions taken by the CTA for other accounts may be taken ahead of or opposite positions taken on behalf of the Partnership. Conflicts may arise as a result of the involvement of Mr. Pacult in the management of Atlas Futures Fund, L. P. and TriView Global Fund, LLC and other conflicts could arise should either Belmont or he exercise their right to form other commodity

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pools in the future. Conflicts could also arise because the CTA may have financial incentives to favor other accounts over the Partnership. In the event Mr. Pacult, Belmont or the CTA, or any of their principals trade for their own account, such trading records shall not be made available for inspection by the Partners. Belmont does not presently intend to engage in trading for its own account; however, Mr. Pacult reserves the right to trade for his own account. The CTA also reserves the right to trade for its own account and other public and private commodity pools in competition with the Fund. Any trading for their personal accounts or other commodity pools by the General Partner, any Commodity Trading Advisor selected to trade for the Partnership or any of their principals could present a conflict of interest in regard to position limits, timing of the taking of positions or other similar conflicts. The result to the Partnership could be a reduction in the potential for profit should the entry or exit of positions be at unfavorable prices by virtue of position limits or entry of other trades in front of the Partnership trades by the General Partner or CTA responsible for the management of the Partnership.

(b)	POSSIBLE RETENTION OF VOTING CONTROL BY THE GENERAL PARTNER. There is no
limit upon the number of Units in the Partnership the General Partner and its principal and Affiliates may purchase. It will be possible for them to vote, individually or as a block, to create a conflict with the best interests of the Partnership, in regard to the selection of Commodity Trading Advisors to protect its share of the brokerage commissions and other issues.

(c)	GENERAL PARTNER TO REMAIN AGAINST POSSIBLE BEST INTEREST OF PARTNERSHIP.
Because Belmont and the affiliated Introducing Broker have financial interest in the operation of the Partnership by virtue of fixed brokerage commissions, it is unlikely that the general partner would voluntarily resign, even if such resignation would be in the best interest of the Partnership.

(d)	FEES AND CHARGES TO THE PARTNERSHIP PAID TO GENERAL PARTNER NOT
NEGOTIATED. The fixed brokerage commissions for domestic trades entered by the CTA payable monthly to the General Partner have not been negotiated at arm's length, nor has the selling commission to the affiliated Selling Agent. The General Partner has a conflict of interest between its responsibility to manage the Partnership for the benefit of the Limited Partners and its interest in its affiliate receiving the fixed brokerage commissions charged the Partnership and the actual transaction costs incurred by the FCM as a result of the frequency of trades entered by the CTA. The General Partner will select the CTAs to manage the Partnership assets and the CTAs determine the frequency of trading. Because the affiliated Introducing Broker will receive the difference between the brokerage commissions and other costs which will be paid on behalf of the Partnership, the General Partner's best interests are served if it selects trading advisors which will trade the Partnership's Net Assets assigned to them in a way to minimize the frequency of trades to maximize the difference between the fixed brokerage commissions and the costs to trade charged by the FCM; i.e., it is in the best interest of the General Partner to decrease the frequency of trading rather than concentrate on the expected profitability of the CTAs without regard to frequency of trades. This conflict is offset by the fact the General Partner does not select any of the trades and the CTA is paid an incentive of 20% of New Net Profits. The arrangements between the General Partner and the Partnership with respect to the payment of the commissions are believed to be fair and reasonable.

(e)	CONFLICTS OF INTEREST IN THE PARTNERSHIP STRUCTURE. Certain actual and potential conflicts of interest do exist in the structure and operation of the Partnership that must be considered by investors before they purchase Units in the Partnership. In addition, the Partnership is selling its Units through an affiliated selling agent and, therefore, no independent due diligence of the offering will be conducted for the protection of the investors. The General Partner has taken steps to insure that the Partnership equity is held in segregated accounts at the banks and the futures commission merchants and other accounts, and has otherwise assured the Partnership that all money on deposit is in the name of and for the beneficial use of the Partnership.

(f)	GENERAL PARTNER TO DISCOURAGE REDEMPTIONS. A decrease in the amount of equity on deposit would decrease the number of trades entered and the amount of potential New Net Profit earned by this partnership. Accordingly, the General Partner has an incentive to withhold distributions and to discourage Redemption to maintain the equity on deposit to preserve its management fee.

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(g)	HIGH RISK TRADING BY THE CTAs TO GENERATE INCENTIVE FEES. As a general rule, the greater the risk assumed, the greater the potential for profit. Because the CTA is compensated by the General Partner based on 20% of the New Net Profit of the Partnership, it is possible that the CTA, with the direct or indirect approval of the General Partner, will select trades which are otherwise too risky for the Partnership to attempt to earn the incentive fees.

(h)	NO RESOLUTION OF CONFLICTS PROCEDURES. As is typical in many futures partnerships, the General Partner has not established formal procedures, and none are expected to be established in the future, to resolve the potential conflicts of interest that may arise. It will be extremely difficult, if not impossible, for the General Partner to assure that these and future potential conflicts will not, in fact, result in adverse consequences to the Partnership or the Limited Partners. The foregoing list of risk factors and conflicts of interest is complete as of the date of this Partnership Agreement, however, additional risks and conflicts may occur which are not presently foreseen by the General Partner. Before determining to invest in the Units, potential investors should read this entire Agreement as well as the Partnership's Prospectus and the subscription agreement, and consult with their own personal legal, tax, and other professional advisors as to the legal, tax, and economic aspects of a purchase of Units and the suitability of such purchase for them.

(i)	INTERESTS OF NAMED EXPERTS AND COUNSEL. The General Partner has employed
The Scott Law Firm, Ltd. to prepare this Partnership Agreement, provide certain tax advice and opine upon the legality of the issuance of the Units. Neither the Law Firm nor its principal, nor any accountant or other expert employed by the General Partner to render advice in connection with the preparation of this Partnership Agreement and the Prospectus or any documents attendant thereto, have been retained on a contingent fee basis nor do they have any present interest or future expectation of ownership in the Partnership or its General Partner or the CTAs or the IB or the FCM.

4.9	LIMITATION OF POWERS. Without concurrence of a Majority in Interest, the
General Partner may not:

(a)	Amend this Agreement except for those amendments that do not adversely affect the rights of the Limited Partners.

(b)	Voluntarily withdraw as a General Partner other than on 120 days notice.

(c)	Appoint a new General Partner or additional general partners; provided, however, additional general partners may be appointed without obtaining the consent of a Majority in Interest if the addition of such person is necessary to preserve the tax status of the Partnership as a partnership and not as a corporation; and the admission of such additional general partner does not materially adversely affect the Limited Partners.

(d)	Sell all or substantially all of the Partnership assets other than in the ordinary course of business.

(e)	Cause the merger or other reorganization of the Partnership.

(f)	Dissolve the Partnership other than because of an event, which by law, requires such dissolution.

ARTICLE V

Rights and Obligations of Limited Partners

5.1 LIMITATION OF LIABILITY. No Limited Partner shall be personally liable for any of the debts of the Partnership or any of the losses thereof. However, the amount committed by him to the Capital of the Partnership and his interest in Partnership assets shall be subject to liability for Partnership debts and obligations. Limited Partners may be liable to repay any wrongful distribution of profits to them and may be liable for distributions (with interest thereon) considered to be a return of Capital if necessary to satisfy creditors of the Partnership.

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5.2 NO MANAGEMENT RIGHTS. No Limited Partner shall take part in the management of the business of the Partnership or transact any business for the Partnership. No Limited Partner, as such, shall have the power to sign for or to bind the Partnership.

5.3 CERTAIN RIGHTS. Provided the following, does not either (i) subject the Limited Partners to unlimited liability or (ii) subject the Partnership to be taxable as a Corporation for purposes of Federal Income tax laws, the Partners, by a vote of a Majority in Interest, without the necessity for concurrence by the General Partner, shall have the following rights in addition to those granted elsewhere in this Agreement:

(a)	Amend the Partnership Agreement; provided, however, any amendment which modifies the compensation or distributions to the General Partner or which affects the duties of the General Partner requires the consent of the General Partner.

(b)	The General Partner may be removed and a new General Partner elected in accordance with the terms of this Agreement.

(c)	Cancel any contract for services with the General Partner, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the General Partner and the Partnership is one year; and, provided further, should any amendment to this Partnership Agreement attempt to modify the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner, such amendment will become effective only upon the consent of the General Partner.

(d)	The right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Partnership.

(e)	Dissolve the Partnership.

(f)	Any material changes in the Partnership's basic investment policies identified in Article III including, but not limited to, the speculation and trade in commodity futures, forward futures contracts, and options upon those contracts both within and without the United States or the structure of the Partnership as a limited partnership requires prior written notification of a meetings which identifies the purpose of the meeting and the approval by a vote of the Majority in Interest of the Partners.

5.4 GENERAL PARTNER ACTION WITHOUT LIMITED PARTNER APPROVAL. Notwithstanding anything in this Agreement, particularly section 5.3, to the contrary, the General Partner may amend this Agreement without any vote, consent, approval, authorization or other action of any other Partner and without notice to any other Partner to:

(a)	add to the representations, duties or obligations of the General Partner or its Affiliates or surrender any right or power granted to the General
Partner or its Affiliates in this Agreement for the benefit of the Limited Partners;

(b)	cure any ambiguity, correct or supplement any provision in this
Agreement which may be inconsistent with any other provision in this Agreement, or make any other provisions with respect to matters or questions arising under this Agreement which will not be inconsistent with the intent of this Agreement;

(c)	delete or add any provision of this Agreement required to be so deleted or added by the staff of the Securities and Exchange Commission, or by a state securities law administrator or similar such official, which addition or deletion is deemed by such official to be for the benefit or protection of the Limited Partner or does not have a material adverse effect on the Limited Partners generally or the Partnership;

(d)	reflect the withdrawal, expulsion, addition or substitution of Partners;

                                       15
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 (e)	reflect the proposal, promulgation or amendment of Regulations under
Code section 704, or otherwise, to preserve the uniformity of interest in the Partnership issued or sold from time to time, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(f)	elect for the Partnership to be bound by any successor statute to the
Act, if, in the opinion of the General Partner, the amendment does not have a material adverse effect on the Limited Partners generally;

(g)	conform this Agreement to changes in the Act or interpretations thereof which, in the exclusive desecration of the General Partner, it believe appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a materially adverse effect on the Limited Partners generally or the Partnership;

(h)	change the name of the Partnership;

(i)	conform the provisions of this Agreement to any applicable requirements of Federal of state law which, in the exclusive discretion of the General Partner, it believes appropriate, necessary or desirable, if, in the General Partner's reasonable opinion, such amendment does not have a material adverse effect on the Limited Partners generally or the Partnership;

(j)	make any change which, in the exclusive discretion of the General
Partner, is advisable to qualify or to continue the qualification of the Partnership as a limited partnership or a partnership in which the Limited Partners have limited liability under the laws of any state or that is necessary or advisable, in the exclusive discretion of the General Partner, so that the Partnership will not be treated as an association taxable as a corporation for Federal income tax purposes; and

(k)	make any change, which in the sole judgment of the General Partner, effects a reduction in operating costs or otherwise benefits the partnership or its Partners.

5.5 EXPULSION OF LIMITED PARTNERS. Anything herein to the contrary notwithstanding,

(a)	without approval of the general partner, no Partner, including any corporation, partnership, trust or other entity may, at any time, have an ownership percentage of ten percent or more of the aggregate ownership percentages of the Limited Partners. If, at any time, the General Partner determines that any Limited Partner has an ownership percentage of ten percent or more, the Partnership may, in the General Partner's exclusive discretion, cause a Redemption by that Limited Partner of the number of Units necessary or advisable to reduce that Limited Partner's ownership percentage to less than ten percent. The Redemption shall be effective as of the next Redemption date or such other Redemption date, at the discretion of the General Partner.

(b)	the General Partner has the right, in its sole discretion, to raise or lower the minimum investment in the Partnership required for the admission or retention of Units in the Partnership by a Partner. In the event the General Partner does raise the minimum investment in the Partnership to an amount in excess of any Partners Capital account, the Partnership shall provide notice to the Partner of such event and allow the Partner 30 days to raise the Capital account for that Partner to such raised amount, or more. In the event the Partner does not so raise his Capital account to such minimum amount, the Partner shall be deemed to have elected to withdraw from the Partnership and all of his Units shall be redeemed at the next redemption date as provided in this Agreement.

(c)	the General Partner, at its sole discretion, may cause a Redemption by a
Limited Partner of their Units as of the next redemption date as provided in this Agreement.

5.6 NOTIFICATION. Notice shall be sent to each Partner within seven business days from the date of:

(a)	any decline in the Net Unit Value to less than 50% of the Net Asset
Value on the last Valuation Date computed after the date of this agreement;

                                       16
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 (b)	any material change in contracts with the FCM or CTA including, but not limited to, any change in CTAs or any modification in connection with the method of calculating the incentive fee;

(c)	any other material change affecting the compensation of the General
Partner, FCM, CTA or any Affiliated party; 5.7 NOTIFICATION CONTENTS.

(a)	a material change related to brokerage commissions shall not be made until notice is given and the Partners, after such notice, have the opportunity to Redeem pursuant to Article IX;

(b)	in addition, in regard to all other changes, the required notification shall describe the change in detail, include a description of the Partners' Redemption rights pursuant to Article IX and voting rights pursuant to this
Article V and a description of any material effect such changes may have on the interests of the Partners.

5.8 EXERCISE OF RIGHTS. Upon receipt of a written request, executed by the holders of Units aggregating ten percent (10%) or more of the Units, for a vote upon and to take action with respect to any rights of the Partners under this Agreement, together with a check for the costs to distribute the request to all of the Partners, the General Partner shall call a meeting of all Partners of the Partnership in the time and manner as provided in Section 8.7 hereof.

5.9 EXAMINATION OF BOOKS AND RECORDS. A Limited Partner shall have the right to examine the books and records of the Partnership at all reasonable times, including the right to have such examination conducted at his sole expense by any reasonable number of representatives. Notwithstanding the foregoing, the General Partner may keep and withhold the names of the other Partners, specific trading and other designed information confidential from the Partners.

ARTICLE VI

Assignment of Limited Partnership Units;

Admission of Limited Partners

6.1 RESTRICTION ON ASSIGNMENT. A Partner may not assign or transfer some or all of his Units in the Partnership without the written consent of the General Partner; provided, however, that in no event may an assignment be made or permitted until after two years from the date of purchase of such assigned or transferred Units(s) by said Partner; and, provided, further, that full Units must be assigned and the assignor, if he is not assigning all of his Units, will retain more than five thousand dollars in value of partnership Units. Any such assignment shall be subject to all applicable securities, commodity, and tax laws and the regulations promulgated under each such law. The General Partner shall review any proposed assignment and shall withhold its consent in the event it determines, in its sole discretion, that such assignment could have an adverse effect on the business activities or the legal or tax status of the Partnership.

6.2 QUALIFIED PLAN RESTRICTIONS. In no event shall a Partner be entitled to transfer all or part of a Partnership interest if, under applicable United States Department of Labor law or regulations, such transfer would result in a violation of such law or regulations.

6.3 DOCUMENTATION OF ASSIGNMENT. The General Partner shall furnish to the assigning Limited partner a proper form to duly effect such assignment. The General Partner shall not be required to recognize any assignment and shall not be liable to the assignee for any distributions made to the assigning Limited Partner until the General Partner has received such form of assignment, properly executed with signature guaranteed, together with the Certificate of Ownership originally issued to the Limited Partner (or an indemnity bond in lieu therefor) and such evidence of authority as the General Partner may reasonably request and the General Partner shall have accepted such assignment.

                                       17
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ARTICLE VII

Accounting Records, Reports and Distributions

7.1 DISTRIBUTIONS. Each Partner will have a Capital account, and its initial balance will be the amount the Partner paid for the Partner's Units. The Net Assets of the Partnership will be determined monthly, and any increase or decrease from the end of the preceding month will be added to or subtracted from the accounts of the Partners in the ratio that each account bears to all accounts. Distributions from profits or Capital will be made solely at the discretion of the General Partner.

7.2 BOOKS OF ACCOUNT. Proper books of account shall be kept and there shall be entered therein all transactions, matters and things relating to the Partnership's business as required by applicable law and the regulations promulgated thereunder and as are usually entered into books of account kept by persons engaged in business of like character. The books of account shall be kept at the principal office of the General Partner and each Limited Partner (or any duly constituted agent of a Limited Partner) shall have, at all times during reasonable business hours, free access, subject to rules of confidentiality established by the General Partner, the right to inspect and copy the same. Such books of account shall be kept on an accrual basis. A Capital account shall be established and maintained from each Partner, as set forth above.

(a) Each Partner shall be furnished as of the end of each Fiscal Year with (1) annual financial statements, audited by a certified public accountant, within 90 days from the end of such year; together with such other reports (in such detail) as are required to be given to Partners by applicable law, specifically, annual and periodic reports will be supplied by the General Partner to the other Partners in conformance with the provisions of CFTC regulations for Reporting to Pool Participants, 17 C.F.R. Section 4.22, as amended, from time to time, and, (2) any other reports or information which the General Partner, in its sole discretion, determines to be necessary or appropriate.

(b) Appropriate tax information (adequate to enable each Partner to complete and file his Federal tax return) shall be delivered to such Partner no later than March 31 following the end of each Calendar Year.

7.3 CALCULATION OF NET ASSET VALUE. Net Asset Value shall be calculated daily and reports delivered to Partners as of the last day of each month by the 20th of the following month. Upon request, the General Partner shall make available to any Partner the Net Unit Value.

7.4 MAINTENANCE OF RECORDS. The General Partner shall maintain all records as required by law including, but not limited to, (1) all books of account required by paragraph 7.1 of this Article VII; and, (2) a record of the information obtained to indicate that a Partner meets the applicable investor suitability standards.

7.5 TAX RETURNS The General Partner shall cause tax returns for the Partnership to be prepared and timely filed with the appropriate authorities. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership; provided, however, that the General Partner shall not be required to cause the Partnership to pay any tax so long as the General Partner or the Partnership shall be in good faith and by appropriate means contesting the applicability, validity or amount thereof and such contest shall not materially endanger any right or interest of the Partnership.

7.6 TAX ELECTIONS The General Partner shall from time to time, make such tax elections or allocations deemed necessary or desirable to carry out the business of the Partnership or the purposes of this Agreement. Belmont shall be authorized to perform all duties imposed by Sections 6221 through 6232 of the Internal Revenue Code on the General Partner as "tax matters partner" of the Partnership, including, but not limited to, the following: (i) the power to conduct all audits and other administrative proceedings with respect to Partnership tax items; (ii) the power to extend the statute of limitations for all Limited Partners with respect to Partnership tax items; (iii) the power to file a petition with an appropriate federal court for a review of a final Partnership administrative adjustment; and, (iv) a power of attorney on behalf of each Limited Partner having less than a 1% interest in the Partnership to enter a settlement with the Internal Revenue Service on behalf of, and binding upon, those Limited Partners unless any said Limited Partner shall have notified the Internal Revenue Service and the General Partner, within 30 days of service of the notice of claim up said Limited Partner, that the General Partner may not act on such Limited Partner's behalf.

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ARTICLE VIII

Amendments of Partnership Agreement

8.1 RESTRICTION ON AMENDMENTS. No amendment to this Agreement shall be effective or binding upon the partners unless the same shall have been approved by a Majority in Interest of the Partners; provided, however, the General Partner may adopt amendments without such approval which are, in the sole judgment of the General Partner, deemed necessary or desirable to maintain the business or limited partnership or other favorable tax status of the Partnership, or permit a Public Offering of the Units, or to maintain the Partnership and the General Partner and its principals in compliance with the laws which govern the business, including the requirements of any self regulatory organization, or to substitute or add persons as Limited Partners or to effect a reduction in costs or other benefits to the partnership or the Partners.

8.2 ADMISSION OF ADDITIONAL PARTNERS. At any time, the General Partner may, in its sole discretion and subject to applicable law, admit additional Partners. Each newly admitted Partner shall contribute cash equal to the Net Unit Value of the Partnership for each Unit to be acquired. The terms of any additional offering may be different from the terms of the initial offering. All expenses of any such additional offering shall be borne by the either the Partnership or the subscribers thereto, as determined in the sole discretion of the General Partner. Pursuant to Article VI, the General Partner may consent to and admit any assignee of Units as a substituted Partner. There is no maximum aggregate amount of Units which may be offered and sold by the Partnership or on the amount of contributions which may be received by the Partnership. The subscriber has five (5) days to rescind his subscription, after which time period all subscriptions will be irrevocable, subject to any applicable law which may extend the rescission period.

8.3 TERMINATION OF OFFERINGS; ADDITIONAL OFFERINGS. Notwithstanding anything stated herein to the contrary, the General Partner may from time to time, in its sole discretion, limit the number of Units to be offered, terminate any offering of Units, or register additional Units and/or make additional public or private offerings of Units. No Limited Partner shall have any preemptive, preferential or other rights with respect to the issuance or sale of any additional Units. No Limited Partner shall have the right to consent to the admission of any additional Limited Partners.

8.4 NOTICE OF RESTRICTED TRANSFER. Should the General Partner elect to issue certificates of Limited Partnership, each certificate shall be subject to and contain the following notice:

THESE LIMITED PARTNERSHIP INTERESTS SHALL NOT BE TRANSFERABLE BY THE REGISTERED HOLDER EXCEPT BY CONSENT OF THE GENERAL PARTNER AND AS OTHERWISE PROVIDED IN THE PARTNERSHIP AGREEMENT.

8.5 MEETINGS OF PARTNERS. Upon receipt of a written request, together with the costs to distribute such request to all Partners, executed by Partners holding ten percent (10%) or more of the Units, for the calling of a meeting of the Partners or should the General Partner desire a meeting for any purpose, the General Partner shall, within fifteen (15) days thereafter, provide written notice, either in person or by certified mail, after the date of receipt of said notice. Such written notice shall state the purpose of the meeting, specify a reasonable time, place, and date, which shall be not less than thirty (30) or more than sixty (60) days thereafter. An Amendment shall be adopted and binding upon all parties hereto if a Majority in Interest of the Partners votes for the adoption of such amendment. Partners may vote in person or by written proxy delivered to any such meeting. Meetings of Partners may also be held by conference telephone where all Partners can hear one another.

8.6 RIGHT OF GENERAL PARTNER TO RESIGN. The General Partner may resign upon 120 days notice to all other Partners. The General Partner, Belmont, may resign or assign any portion of its interest in the Partnership at anytime to a third party and become a Limited Partner with respect to the balance of its interest in the Partnership, if any, if it provides one hundred twenty (120) days prior written notice to all other Partners of its intention to resign and states in such notice the name of the intended assignee who is to become substitute General Partner and the information reasonably appropriate to enable the Partners to decide whether or not to approve the substitution or, in the alternative, provide that the partners must elect a successor general partner. In the event of the voluntary withdrawal by the General Partner, the General Partner shall pay the legal fees, recording fees and all other expenses incurred as a result of its withdrawal. Upon resignation, the General Partner shall be paid the items identified in Section 8.7 below.

8.7 AMENDMENT INVOLVING SUCCESSOR GENERAL PARTNER. Should a resignation or an amendment to the Agreement provide for a change in the general partner upon the conditions provided in this Agreement, the election and admission of a person or persons as a successor or successors to the General Partner, shall require the following conditions: the General Partner shall retire and withdraw as General Partner and the Partnership business shall be continued by the successor general partner or general partners, and such amendment shall expressly provide that on or before the effective date of removal.

(a)	The General Partner shall be permitted to Redeem 100% of its Units ten
(10) days prior to the effective date of its removal in cash equal to the Net Asset Value of such General Partner's interest in the Partnership.

(b)	The Partnership shall pay to the removed General Partner an amount equal to the Appraised Value of such General Partner's assets to be transferred to the successor General Partner to enable the successor to continue the business of the Partnership. The Appraised Value of the withdrawing General Partner's interest in the Partnership shall equal such General Partner's interest in the sum of (1) the Expenses advanced by the General Partner to the Partnership,
(2) all cash items, (3) all prepaid expenses and accounts receivable less a reasonable discount for doubtful accounts, and (4) the net book value of all other assets, unless the withdrawing General Partner of the successor General Partner believes that the net book value of an asset does not fairly represent its fair market value in which event such General Partner shall cause, at the expense of the Partnership, an independent appraisal to be made by a person selected by the General Partner with approval of a Majority in Interest of the Partners to determine its value.

(c)	The successor General Partner or Partners shall indemnify the former
General Partner for all future activities of the Fund.

ARTICLE IX

Dissolution, Liquidation and Redemption

9.1 DISSOLUTION. The Partnership shall be dissolved, and shall terminate and wind-up its affairs, upon the first to occur of the following:

(a)	the affirmative vote of a Majority in Interest of the Partners adopting an amendment to this Agreement providing for the dissolution of the Partnership;

(b)	the sale, exchange, forfeiture or other disposition of all or substantially all the properties of the Partnership out of the ordinary course of business;

(c)	the resignation of the General Partner after one hundred twenty days notice to the Partners, of the bankruptcy, insolvency or dissolution, of the General Partner, without a successor, promptly after any such event, but in no event beyond one hundred twenty (120) days after the effective date of such event;

(d)	at 11:59 p.m. on the day which is twenty-one (21) years from January 12,
1999; or

(e)	any event which legally dissolves the Partnership.

9.2 EFFECT OF LIMITED PARTNER STATUS. The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Partner shall not result in the dissolution or termination of the Partnership, and such Limited Partner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Partner's interest in the Partnership except as provided in Paragraph 9.3. Each Limited Partner (any assignee thereof) expressly agrees that the provisions of the Act, as amended, titled "Powers of Legal Representative or Successor of Deceased, Incompetent, Dissolved or Terminated Partner", shall not apply to his interest in the Partnership and expressly waives any rights and benefits thereunder. Each Limited Partner (and any assignee of such Partner's interest) expressly agrees that in the event of his death, that he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets and any right to an audit or examination of the books of the Partnership. The General Partner may assign, sell, or otherwise dispose of all or any portion of its shares of common stock without any legal effect upon the operation of the Partnership and no Limited Partner may object to any such transfer.

9.3 LIQUIDATION. Upon the termination and dissolution of the Partnership, the General Partner (or in the event the dissolution is caused by the dissolution or the cessation to exist as a legal entity of the General Partner, voluntary withdrawal, bankruptcy or insolvency, such person as the Majority in Interest of the Partners may select) shall act as liquidating trustee and shall take full charge of the Partnership assets and liabilities. Thereafter, the business and affairs of the Partnership shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order: (i) to the expenses of liquidation and termination and to creditors, including the General Partner, in order or priority as provided by law, and (ii) to the Partners pro rata in accordance with his or its Capital account, less any amount owed by such Partner to the Partnership.

9.4 RETURN OF CAPITAL CONTRIBUTION SOLELY OUT OF ASSETS. A Partner shall look solely to the properties and assets of the Partnership for the return of his Capital Contribution, and if the properties and assets of the Partnership remaining after the payment or discharge of the debts and liabilities of the Partnership are insufficient to return his Capital Contribution, he shall have no recourse against the General Partner or any other Limited Partner for that purpose.

9.5 REDEMPTION. A Partner (including any approved assignee who becomes a Limited Partner) may withdraw any part or all of his Capital Contribution and undistributed profits, if any, by requiring the Partnership to redeem any or all of his Units at the Net Asset Value thereof (such withdrawal being herein referred to as "Redemption"). Redemption shall be effective as of the last day of the period established, from time to time, by the General Partner for Redemptions. Such Redemptions shall be no less often than quarterly; provided, however, Redemption may be deferred until after the lapse of twelve months from the date of purchase of the Units and, provided further, that the Partner maintain an investment in the Partnership of $5,000 or more.

9.6 REDEMPTION PROCEDURES. Redemption shall be after all liabilities, contingent, accrued, reserved in amounts determined by the General Partner have been deducted and there remains property of the Partnership sufficient to pay the Net Unit Value as defined in Paragraph 1.3(b). As used herein, "request for Redemption: shall mean a letter mailed or delivered by a Partner and received by the General Partner. The General Partner has the right to establish the redemption notice cut-off date. Currently, the notice cut-off date is no less than 10 days in advance of the effective date for which Redemption is requested. Upon Redemption, a Partner shall receive, on or before the last day of the following month, an amount equal to the Net Unit Value redeemed as of the date for which the request for Redemption became effective, less accrued expenses and any amount owed by such Partner to the Partnership. Redemption is subject to a Redemption fee to be paid by the Partners as provided below; provided, however, no Partner other than the initial Limited Partner, may redeem any Units until the last day of the sixth month after the commencement of trading. All Redemption requests shall be subject to the following:

(a)	If redemption requests received from limited partners exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemptions periods as cash becomes available.

(b)	The General Partner in its sole discretion may, upon notice to the
Partners, declare additional Redemption dates and may cause the Partnership to redeem fractions of Units and, prior to registration of Units for public sale, redeem Units held by Partners who do not hold the required minimum amount of Units established, from time to time, by the General Partner.

(c)	The General Partner may establish or waive a redemption fee at any time.
Currently, for Partners admitted after the effective date of the Partnership's Prospectus, there is no redemption fee. The General Partner may withdraw from the Partnership at any time and have return of the proceeds attributable to its or his Units without any delay or payment of redemption fees.

9.7 SPECIAL REDEMPTION. In the event the Net Unit Value falls to less than fifty percent (50%) of the Net Asset Value established by the greater of the initial offering price of ($637.74), less commissions and other charges, or such higher value earned after the re-commencement of business, after payment of the incentive fee for the addition of profits, the General Partner shall immediately suspend all trading, provide immediate notice, in accordance with the terms of this Agreement, to all Partners of the reduction in Net Asset Value, and afford all Partners the opportunity for fifteen (15) days after the date of such notice to Redeem their Units in accordance with the provisions of
Section 9.5 and 9.6, above. No trading shall commence until after the lapse of such fifteen-day period.

ARTICLE X

Nature of Partner's Liabilities for Claims

10.1 PROSECUTION OF CLAIMS. The General Partner shall arrange to prosecute, defend, settle or compromise actions at law or in equity or with any self-regulatory organizations at the expense of the Partnership as such may be necessary or desirable to enforce, protect, or maintain Partnership interests.

10.2 SATISFACTION OF CLAIMS. The General Partner shall satisfy any claims against, errors asserted, or other liability of the Partnership and any judgment, decree, decision or settlement, first out of any insurance proceeds available therefor, next, out of Partnership assets and income, and finally out of the assets and income of the General Partner.

10.3 GENERAL PARTNER DECISION. The decisions made by the General Partner in regard to the prosecution or settlement of claims, errors, and other liabilities, will be final and binding without right of appeal or other legal action by the other Partners or the Partnership.

10.4 EXONERATION, INDEMNIFICATION, AND NO ANTICIPATION OF PAYMENTS. The General Partner shall not be liable to the Partnership or the Partners for any failure to comply with its obligations hereunder except for breach of fiduciary obligation owed to the partnership or negligence on its part in the management of Partnership affairs or violation of Federal and state securities laws in connection with the offering of Units for sale. In addition:

(a) The General Partner will be indemnified for liabilities and expenses arising from any threatened, pending or completed action or suit in which it or any affiliate is a party or is threatened to be made a party by reason of the fact that it is or was the General Partner of the Partnership (other than an action by the Partnership or a Partner against the General Partner which is finally resolved in favor of the Partnership or Partner). The Partnership will indemnify the General Partner and its affiliates against expenses, including attorney's fees, judgments and amounts paid in settlement of an action, suit or proceeding if it has acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interest of the Partnership, and provided that its conduct did not constitute negligence, misconduct or a breach of fiduciary obligations in the performance of its duty to the Partnership or a violation of the securities laws. The termination of any action, suit or proceeding by judgment, order or settlement against the Partnership shall not of itself create a presumption that the General Partner or any affiliate did not act in good faith and not in the best interest of the Partnership; provided, however, any advance of funds to the General Partner to pay such costs and expenses must be preceded by all of the following: (i) a determination by the General Partner that, in good faith, the course of conduct which caused the loss or liability was in the best interests of the Partnership; and, (ii) the General Partner was acting on behalf of or performing services for the Partnership; and, (iii) such asserted claim or liability or loss to the claimant was not the result of negligence or misconduct by the General Partner; and, (iv) such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Partners.

In any threatened, pending or completed action or suit by or in the right of the Partnership, to which the General Partner or an Affiliate was or is a party or is threatened to be made a party, involving an alleged cause of action by a Partner for damages arising from the activities of the General Partner in the performance of the sale of Units or management of the internal affairs of the partnership as proscribed by this Agreement or by Federal or the State of Delaware or any other state laws, the Partnership shall indemnify such General Partner against expenses, including attorneys' fees and costs, actually and reasonably incurred by such General Partner or Affiliate in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Partnership, except that no indemnification shall be made in respect of any claim, issue or matter as to which the General Partner shall have been adjudged to be liable for intentional misconduct, or breach of fiduciary obligations or violation of securities laws in the performance of its duty to the Partnership unless and only to the extent that the court or administrative proceeding in which such action or suit was brought shall determine upon application, that, despite the adjudication of liability, in view of all circumstances of the case, the General Partner or Affiliate is reasonably entitled to indemnification for such expenses as such court shall deem proper; provided, however, notwithstanding any other provisions of this Agreement, the Partnership shall advance or pay the General Partner or any of its Affiliates for legal expenses and other costs incurred as a result of any legal action which alleges a breach of the Federal or state securities laws only if the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Partnership; (ii) the legal action is initiated by a third party who is not a Limited Partner, or the legal action is initiated by a Limited Partner and an independent arbitration panel, administrative law judge, or court of competent jurisdiction specifically approves such advancement; and, (iii) the General Partner or its Affiliates undertake to repay the advanced funds to the Partnership, together with the applicable legal rate of interest thereon, in cases which such party is not entitled to indemnification under NASAA Guideline II.F.

To the extent that a General Partner or an Affiliate has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or other matter related to the Partnership or any other Partner or person who applied to be a Partner, the Partnership shall indemnify such General Partner against the expenses, including attorneys' fees and costs, actually and reasonably incurred by it in connection therewith.

(b)	The indemnification of a General Partner shall be limited to and recoverable only out of the assets of the Partnership. Notwithstanding the foregoing, the Partnership's indemnification of the General Partner shall be limited to the amount of such loss, liability or damage which is not otherwise compensated for by insurance carried for the benefit of the Partnership.

(c)	Notwithstanding any provision in this Agreement to the contrary, the
Partnership shall not advance the expenses or pay for any insurance to pay for the costs of the defense or any liability that is prohibited from being indemnified pursuant to NASAA Guideline II.F. Specifically, no indemnification which is the result of negligence or misconduct by the General Partner or for any allegation of a violation of the Federal or state securities laws by or against the General Partner, any broker/dealer or any other party unless there has been a successful adjudication on the merits of each count involving alleged securities law violation as to the General Partner or broker/dealer or such other party; or a court of competent jurisdiction approves a settlement of the claims against the General Partner or any broker/dealer or any other party and finds, specifically, that the indemnification of the settlement and related costs should be made after the court of law has been made aware that the Securities and Exchange Commission opposes such indemnification and the position of any applicable state securities regulatory authority where the Partnership Interests were offered or sold without the compliance with specific conditions upon such indemnification and the action covered satisfies the provisions of Section 10.4 (a) of this Agreement. Any change in the requirements imposed by the Securities and Exchange Commission and the state securities administrators in regard to indemnification shall cause a corresponding change in the right of the General Partner to indemnification.

(d)	The indemnification of the General Partner provided in this Article shall extend to any employee, agent, attorney, certified public accountant, or Affiliate of the Partnership and the General Partner.

(e)	The Partnership shall indemnify, to the extent of the Partnership assets, each Partner against any claims of liability asserted against a Partner solely because he is a Partner in the Partnership.

(f)	In the event the Partnership or any Partner is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense, as a result of or in connection with any Partner's activities unrelated to the Partnership business or as a result of an unfounded claim against the Partnership or any other Partner brought as a result of alleged actions by said Partner, the Partner which was responsible for the allegations which caused such loss or expense shall indemnify and reimburse the Partnership and all other Partners for all loss and expense incurred, including attorneys' fees and costs.

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 (g)	No creditor of a Partner shall have a right to vote Units. Nor may any
Partner or creditor of a Partner anticipate any principal or income from the Fund prior to the approval of a Redemption Request or the payment of a distribution from the Fund.

ARTICLE XI

Power of Attorney

11.1 POWER OF ATTORNEY EXECUTED CONCURRENTLY. Concurrent with the written acceptance and adoption of the provisions of this Agreement, each Partner shall execute and deliver to the General Partner, a Power of Attorney (paragraph 5 of the Subscription Agreement). Said Power of Attorney irrevocably constitutes and appoints the General Partner as a true and lawful attorney-in-fact and agent for such Partner with full power and authority to act in his name and on his behalf in the execution, acknowledgment and filing of documents, which will include, but shall not be limited to, the following:

(a)	Any certificates and other instruments, including but not limited to, a
Certificate of Limited partnership and amendments thereto and a certificate of doing business under an assumed name, which the General Partner deems appropriate to qualify or continue the Partnership as a limited partnership in the jurisdictions in which the Partnership may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Agreement or any amendment hereto, or which may be required to be filed by the Partnership or the Partners under the laws of any jurisdiction;

(b)	Any other instrument which may be required to be filed by the
Partnership under Federal or any state laws or by any governmental agency or which the General Partner deems advisable to file; and

(c)	Any documents required to effect the continuation of the Partnership, the admission of the signer of the Power as a Limited Partner or of others as additional or substituted Partners or Limited Partners, or the dissolution and termination of the Partnership, provided such continuation, admission, dissolution or termination is pursuant to the terms of this Agreement.

11.2 EFFECT OF POWER OF ATTORNEY. The Power of Attorney concurrently granted by each Partner to the General Partner is a special Power of Attorney coupled with an interest, is irrevocable, and shall survive the death or legal incapacity of the Partner; and may be exercised by the General Partner for each Partner by a facsimile signature of one of its officers or by listing all of the Partners executing any instrument with a single signature of one of its officers acting as attorney-in-fact for all of them; and shall survive the delivery of an assignment by a Partner of the whole or any portion of his interest in the Partnership; except that where the assignee thereof has been approved by the General Partner for admission to the Partnership as a substituted partner, the Power of Attorney shall survive the delivery of such assignment for the sole purpose of enabling the General Partner to execute, acknowledge and file an instrument necessary to effect such substitution.

11.3 FURTHER ASSURANCES. Upon request, each Limited Partner agrees to execute and deliver to the Partnership, within thirty (30) days after receipt of a written request from the General Partner, a separate form of power of attorney granting the same powers described above; and such other further statements of interest, holdings, designations, powers of attorney and other instruments as the General Partner deems necessary or desirable.

ARTICLE XII

Miscellaneous Provisions

12.1 NOTICES. Notices, requests, reports, payments or other communications required to be given or made hereunder shall be in writing and shall be deemed to be delivered when properly addressed and posted by United States registered or certified mail or delivered by independent courier which provides an record of receipt, postage or delivery fees prepaid, properly addressed to the party being given such notice at its last known address. Addresses shown on the Schedule of Limited Partners records of the Partnership shall be considered the last known address of each said party unless the General Partner is otherwise notified in writing.

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12.2 NATURE OF INTEREST OF PARTNERS. The interest of each Partner in the
Partnership is personal property. No Partner may anticipate the distribution or redemption of principal or income from the Partnership and no assignment to secure the position of a lender to a Partner shall be valid without the express written consent of the General Partner.

12.3 GOVERNING LAW. This Agreement shall be construed in accordance with and governed in all respects by the laws of the State of Delaware. All Partners agree to consent to the jurisdiction and to bring all actions for claims related to the Partnership and the sale of the Units in the State and County of the principal office of the Partnership as it is established, from time to time, by the General Partner. Currently, the principal office of the Partnership is located in Kent County, Delaware.

12.4 SUCCESSORS IN INTEREST. This Agreement shall be binding on and inure to the benefit of the parties hereto and, to the extent permitted by this Agreement, their respective heirs, executors, administrators, personal representatives, successors and assigns.

12.5 INTEGRATION. This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of such parties in connection herewith. Any amendment or supplement made hereto must be in writing.

12.6 COUNTERPARTS. This Agreement may be executed in one or more counterparts. In such event, each counterpart shall constitute an original and all such counterparts shall constitute one agreement. The addition of Limited Partners pursuant to the power of attorney granted to the General Partner shall not be deemed amendments to alter the rights of the other Partners under this Agreement.

12.7 SEVERABILITY. Any provision of this Agreement which is invalid, illegal, or unenforceable in any respect in any jurisdiction shall be, as to such jurisdiction, ineffective to the extent of such invalidity, illegality or unenforceability. The remaining provisions hereof in such jurisdiction shall be and remain effective. Any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way effect the validity, legality or enforceability of such provision or the remainder of this Agreement in any other jurisdiction.

12.8 WAIVERS. The failure of any Partner to seek redress for violation of or to insist upon the strict performance of any covenant or condition of this agreement shall not prevent a subsequent act, which would have originally constituted a violation, from having the effect of an original violation.

12.9 HEADINGS. The headings in this Agreement are inserted for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

12.10 RIGHTS AND REMEDIES CUMULATIVE. This rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his right to use addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

12.11 WAIVER OF RIGHT TO PARTITION. Each of the Partners irrevocably waives, during the term of the Partnership, any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

12.12 INTEREST OF CERTAIN SECURED CREDITORS. No creditor who makes nonrecourse loan to the Partnership shall have or acquire at any time as a result of making the loan, any direct or indirect interest in the profits, Capital, or property of the Partnership other than as a secured creditor.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement the day and year first above written.

General Partner:
BELMONT CAPITAL MANAGEMENT, INCORPORATED


By:
Michael P. Pacult President

Agent for Limited Partners:
Belmont Capital Management, Inc.

By:
Michael P. Pacult President

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           EXHIBIT B TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP
                            REQUEST FOR REDEMPTION

To:  Belmont Capital Management, Inc.
     General Partner                        _____________________________
     5914 N. 300 West                       Our Social Security Number or
     P. O. Box 760			    Taxpayer ID Number
     Fremont, IN 46737
					    _____________________________
					    Joint Social Security Number or
					    Taxpayer ID Number

Dear General Partner:

The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of limited partnership interests (the "Units") in Bromwell Financial Fund, Limited Partnership, (the "Fund"), of $____________________of Units (insert the number of Units to be Redeemed). This Redemption request, once approved and accepted by you as General Partner, will be at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request relates
with full power and authority to request Redemption of such Units.   Such
Units are not subject to any pledge or otherwise encumbered.

United States Taxable Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Limited Partners Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward redemption funds by mail to the undersigned at:

_____________________________________________________________________________
Name                   Street                 City, State and Zip Code

Entity Limited Partner                        Individual Limited Partners(s)

________________________________              _______________________________
(Name of Entity)                              (Signature of Limited Partner)


By:
________________________________             ________________________________
(Authorized corporate officer, partner,       (Signature of Limited Partner)
 custodian or trustee)

________________________________
(Title)

           EXHIBIT C TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                 BROMWELL FINANCIAL FUND, LIMITED PARTNERSHIP

                           SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for Bromwell Financial Fund Limited Partnership (the "Fund"), each purchaser ("Purchaser") of Limited Partnership Interests (the "Units") in the Partnership irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Partnership's prospectus dated June __, 2012, (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the General Partner; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LP". Purchaser is also delivering to the Partnership an executed Subscription Agreement and Power of
Attorney (Exhibit D to the Prospectus).   Upon acceptance of Purchaser's
Subscription Agreement and Power of Attorney, Purchaser agrees to contribute Purchaser's subscription to the Partnership and to be bound by the terms of the Partnership's Limited Partnership Agreement, attached as Exhibit A to the Prospectus. Purchaser agrees to reimburse the Partnership and Belmont Capital Management, Incorporated (the "General Partner") for any expense or loss incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price.
By execution of the Subscription Agreement and Power of Attorney, Purchaser shall be deemed to have executed the Limited Partnership Agreement.

As an inducement to the General Partner to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the General Partner, the Commodity Broker and the Fund, as follows:

(a)	Purchaser is of legal age to execute the Subscription Agreement and
Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the Limited Partnership Agreement, prior to subscribing for Units.

(b)	All information that Purchaser has heretofore furnished to the General
Partner or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the General Partner.

(c)	Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d)	The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e)	If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Limited Partner pursuant to the Limited Partnership Agreement which is attached to the Prospectus as Exhibit A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder; (d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees: (i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the General Partner, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the General Partner, furnish the General Partner with such information as the General Partner may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

1.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

2.	Kansas-It is recommended by the Office of the Kansas Securities
Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their "liquid net worth" in this and similar direct participation programs. For these purposes, "liquid net worth" is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

3.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

4.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

5.	Texas-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

           EXHIBIT D TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                          BROMWELL FINANCIAL FUND, LP

                     UNITS OF LIMITED PARTNERSHIP INTEREST

                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Fund. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Fund. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $70,000 and a minimum net worth of $70,000 or, in the alternative, a minimum net worth of $250,000. The offering will terminate one year from the date of this prospectus if the minimum is not sold, or upon three years from the date of this prospectus if the minimum is sold. However, the General Partner reserves the right to change the termination date of the offering pursuant to the Limited Partnership Interest.

A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

Item 1	-	Enter the dollar amount of the purchase.

Items 2 - 7	-	Enter the Social Security Number or Taxpayer ID Number and
check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

Item 8	-	The investor(s) must execute the Subscription Agreement and
Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

Item 9-10	-	Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney Signature Page may be required to be retained in the Branch Office.

                          BROMWELL FINANCIAL FUND, LP

                     UNITS OF LIMITED PARTNERSHIP INTEREST

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

To:  Belmont Capital Management, Inc.
     General Partner                        _____________________________
     5914 N. 300 West                       Our Social Security Number or
     P. O. Box 760			    Taxpayer ID Number
     Fremont, IN 46737
					    _____________________________
					    Joint Social Security Number or
					    Taxpayer ID Number


Dear General Partner:

1. Subscription For Units. I hereby subscribe for the number of Limited Partnership Units ("Units") in Bromwell Financial Fund, LP (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated June __, 2012, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Appendix "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LP" to be delivered by the Sales Agent to the Depository Agent by noon the second business day after receipt for deposit to the Depository Account. The General Partner may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Power of Attorney. In connection with my acceptance of an Interest in the Fund, I do hereby irrevocably constitute and appoint the General Partner, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Fund; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the General Partner to carry out fully the provisions of the Limited Partnership Interest of the Fund, which is attached as Appendix A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.

3. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4. Representations and Warranties. By executing the Subscription Agreement and Power of Attorney, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the General Partner and the Fund as follows (As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

(Please initial each item to provide your acknowledgement or representation)

Primary	Joint

1.	I have received a copy of the Prospectus dated June __, 2012, including the Limited Partnership Interest.

2.	If an individual subscriber, I am of legal age to execute the
Subscription Agreement and am legally competent to do so.

3.	I satisfy the applicable financial suitability and minimum investment requirements in the Prospectus and Appendix C, including the "State Suitability Requirements" for residents of the state in which I reside that appear under that caption.

4.	Unless representation (5) or (6) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

5.	If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

6.	If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

7.	I understand that my investment is not transferable and is illiquid except for limited redemption provisions, as set forth in the Prospectus and the Limited Partnership Interest.

8.	This investment represents 10% or less of my total net worth.

9.	I believe I have provided for my retirement and the support of those who are dependent on me without the need for return of my investment in this Fund.

10.	I have not omitted any information in the documents supplied to my broker or sales agent that would prevent them from determining my suitability for this investment.

5.  Additional Disclosures:

The trade of futures and options on futures involves substantial risk, including the loss of your investment.

The General Partner and the sales agent shall make every reasonable effort to determine that the purchase of units of Limited Partnership Interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from this suitability questionnaire and subscription agreement signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the General Partner and the sales agent shall make every reasonable effort to ascertain that you:

(a)	meet the minimum income and net worth standards established for the
Fund;

(b)	can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)	are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)	have an understanding of:

(i)	the fundamental risks of an investment in the Fund;

(ii)	the risk that you may lose your entire investment;

(iii)	the restrictions on the liquidity and transferability of the units;

(iv)	the background and qualification of the General Partner and the Fund's commodity trading advisor; and

(v)	the tax consequences of an investment in the Fund.

                          BROMWELL FINANCIAL FUND, LP

                    Units of Limited Partnership Interests

         Subscription Agreement and Power of Attorney - Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Limited Partnership Interests (the "Units") in Bromwell Financial Fund, LP (the "Fund"), and by either enclosing a check payable to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LP", or by instructing their brokerage firm to debit their customer securities account in the amount set forth below, hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus. The named investor further, by signature below, acknowledges (i) receipt of the Prospectus of the Fund dated June __, 2012; (ii) that such Prospectus includes the Fund's Limited Partnership Interest, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and,
(iv) after the lapse of five business days from submission, this subscription will be irrevocable. Investor understands that if the account is titled "for the benefit of" ("FBO"), that the named entity will custody the Units, purchase, hold and redeem Units in the investor's account, and will receive copies of Fund application forms and statements for the benefit of the investor. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Appendix C to the Prospectus.

1)	Total $ Amount_______________________________________
(minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the General Partner;
$1,000 minimum for investors making an additional investment)

2)	Social Security Number (SSN)  ____________-____________-____________
	Joint SSN or Taxpayer ID #  ____________-____________-____________

Taxable Investors (check one):
O Individual Ownership
O Trust other than a Grantor or Revocable Trust
O Joint Tenants with Right of Survivorship
O Estate
O UGMA/UTMA (Minor)
O Tenants in Common
O Community Property
O Partnership
O Corporation
O Grantor or Other Revocable Trust

Non-Taxable Investors (check one):
O IRA
O Profit Sharing
O IRA Rollover
O Defined Benefit
O Pension
O Other (specify)
O SEP

3) Investor's Name _________________________________________________________

4) _________________________________________________________________________
  Additional Information (for Estates, Trusts, Partnerships and Corporations)

5) Resident Address of Investor
   _________________________________________________________________________
   Street (P.O. Box not acceptable)    City       State          Zip Code

6) Mailing Address(if different)
   _________________________________________________________________________
   Street                              City       State          Zip Code

7) Custodian Name and Mailing Address
   _________________________________________________________________________
   Name      Street (P.O. Box not acceptable)    City      State    Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Fund's substantial charges; (iii) the Fund's highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Fund; (vi) that Limited Partners may not take part in the management of the Fund; (vii) the tax consequences of the Fund; and (viii) the twelve month lock-in period.

8)                         INVESTOR(S) MUST SIGN

   X_________________________________________________________
   Signature of Investor                Date    Telephone No.

   X_________________________________________________________
   Signature of Joint Investor (if any)   Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent. Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: 0. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: 0.

9)	REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the FINRA's Rules of Fair Practice.

X____________________________________________________________________
Registered Representative Signature	Date

X____________________________________________________________________
Office Manager Signature		Date

10)	REGISTERED REPRESENTATIVE

Name:
Selling Agent:
Reg. Rep. No.:
Branch Office:
Address:
City, State, Zip:
Tel. Number:
Facsimile:
Email:

11)	PRINCIPAL SELLING AGENT

Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737,
(260) 833-1306

           EXHIBIT E TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                             Depository Agreement

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of ________, 2011, is by and among Bromwell Financial Fund, LLC, (the "Fund"), Belmont Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (the "General Partner"); Futures Investment Company, an Illinois corporation, 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737 (the "Selling Agent"), and Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund, General Partner or Selling Agent and otherwise within the definition of Section 3(a)(6) of the 1934 Act (the "Depository").

1.	Account Opened. The General Partner establishes and the Depository accepts and opens a savings account that complies with SEC Rule 15c2-4 titled "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LLC" to clear proceeds of sale of units of limited partnership interest (the "Units") in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of six hundred thirty seven dollars and seventy four cents ($637.74) to be held in said bank account subject to the terms of this Agreement until a total face amount of one million dollars ($1,000,000) of Units (the "Minimum") are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. Funds in the Depository Account will be invested only in investments permissible under SEC Rule 15c2-4. The Selling Agent shall direct all subscribers to make their checks to "Star Financial Bank for the exclusive benefit of the customers of Bromwell Financial Fund, LLC." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent. The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription. The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2.	Sale of Minimum Required. The Selling Agent shall promptly transmit all checks for the purchase of Units by noon of the second business day directly to the Depository. For customers that wish to make wire transfers, the Selling Agent will provide wire instructions to them for the Depository Account and will not take custody of any customer funds. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the "Offering Period") or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the General Partner without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the General Partner and the Selling Agent of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The General Partner is solely responsible for the allocation of the interest earned to the subscribers. Upon the receipt of deposits that total $1,000,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

3.	No Creditor's Rights. The Selling Agent and the General Partner,
individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, General Partner, Fund or any other entity or person.

                                       1
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4.	Collection Procedure. The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the General Partner rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5.	Depository Liability Limited. Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6.	Depository May Resign. Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the General Partner or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the General Partner of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 1 0b-9.

7.	Depository Indemnification. The Selling Agent and the General Partner
agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the General Partner and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

BELMONT CAPITAL MANAGEMENT, INC.	STAR FINANCIAL BANK


By:					By:
Mr. Michael Pacult			Thad Wright
President				Vice President


BROMWELL FINANCIAL FUND, LP
By:  Belmont Capital Management, Inc.


By:
Mr. Michael Pacult
President

                                       2
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           EXHIBIT F TO BROMWELL FINANCIAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT

                       COVENANT CAPITAL MANAGEMENT, LLC

THIS AGREEMENT is made and entered as of this _____ day of	, 2011, between
Bromwell Financial Fund, LLC, (the "Fund") and Covenant Capital Management,
LLC a Tennessee limited liability company (the "CTA").

                                  WITNESSETH:

In consideration of the deposit by the Fund of equity to a futures commission merchant (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1.	The CPO shall determine the amount the Fund shall initially deposit in the Account with the FCM, or some other registered futures commission merchant, in U.S. funds equity, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2.	The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3.	The CTA's services are not rendered exclusively for the Fund and the
Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4.	The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5.	The Fund agrees to execute, from time to time, the Acknowledgment of
Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has supplied the most recent copy of the CTA's Risk Disclosure Document. The CTA will promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

                                       1
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6.	The Fund will pay the CTA a monthly management fee equal 1/12 of 1% (1%
annually) of the prior month-end net assets assigned to the CTA to trade. Assets assigned to the CTA may be maintained in the Account at the FCM, in a US Treasury Direct account, in a foreign department of treasury account, and/or in a money market fund. The CTA will be paid an incentive fee of twenty percent (20%) of the New Net Profit, as that term is defined in the Fund's prospectus, earned each calendar quarter. The Fund accountant will calculate the fees subject to approval by the CTA. Interest on cash and cash equivalents such as T-Bills and money market accounts shall not be included as profits for incentive fee purposes.

7.	The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account

with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

Bromwell Financial Fund, LLC		Covenant Capital Management, LLC
By:  Belmont Capital Management, Inc.


Michael P. Pacult			Name:
President				Title:

                     Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         [The balance of this page has been intentionally left blank.]

                                   FORM S-1

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

(b)	The Selling Agreement between Futures Investment Company and the
Registrant contains an indemnification from the General Partner to the effect that the disclosures in the Prospectus and this Amendment are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Partnership has assumed no responsibility for any indemnification to Futures Investment Company and the General Partner is prohibited by the Partnership Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Article X, Section 10.4 (b) and (e).

(d)	There are no indemnification agreements which are not contained in the
Limited Partnership Agreement attached as Exhibit A, the Selling Agreement or the Clearing Agreement.

(c)	The following reflects all expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions:

Expense					Cost

Registration fees			$4,792
Federal taxes				0
States taxes and fees			13,000
Trustees' and transfer agents' fees	0
Costs of printing and engraving		5,000
Legal					105,000
Accounting				115,000
Engineering				0
Other					7,208

					$250,000

Item 15. Recent Sales of Unregistered Securities.

None within three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits.

Exhibit

Number	Description of Document

(1) - 01	Selling Agreement dated October 11, 2011, among the Partnership, the General Partner, and Futures Investment Company, the Selling Agent

(2)	None

(3) - 01	Articles of Incorporation of the General Partner*

(3) - 02	By-Laws of the General Partner*

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(3) - 03	Board Resolution of General Partner to authorize formation of
Delaware Limited Partnership*

(3) - 04	Amended and Restated Agreement of Limited Partnership of the
Registrant dated October 11, 2011 (included as Exhibit A to the Prospectus)

(3) - 05	Certificate of Limited Partnership, Designation of Registered
Agent, Certificate of Initial Capital filed with the Delaware Secretary of State, and Delaware Secretary of State acknowledgment of filing of Certificate of Limited Partnership *

(4) - 01	Amended and Restated Agreement of Limited Partnership of the
Registrant dated October 11, 2011 (included as Exhibit A to the Prospectus)

(5) - 01	Opinion of The Scott Law Firm, Ltd. relating to the legality of the Partnership Units.

(6)	Not Applicable

(7)	Not Applicable

(8) - 01	Opinion of The Scott Law Firm, Ltd. with respect to Federal income tax consequences.

(9)	None

(10) - 01	Form of Advisory Agreements between the Partnership and the
Commodity Trading Advisor. (included as Exhibit F to the Prospectus)

(10) - 02	Form of Subscription Agreement and Power of Attorney. (included as
Exhibit D to the Prospectus).

(10) - 03	Depository Agreement among Depository Agent, Selling Agent, and the Partnership.  (included as Exhibit E to the Prospectus).

(11)	Not Applicable

(12)	Not Applicable

(13)	Not Required

(14)	None

(15)	None

(16)	Not Applicable

(17)	Not Required

(18)	Not Required

(19)	Not Required

(20)	Not Required

(21)	None

(22)	Not Required

(23) - 01	Consent of The Scott Law Firm, Ltd.

(23) - 02	Consent of Patke & Associates, Ltd.

(24)	None

(25)	None

(26)	None

(27)	Not Applicable

(28)	Not Applicable

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (File No. 333-85755) and incorporated herein by reference.

(b)	Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933;

 (ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That the registrant is not a foreign private issuer.

(5)	That, for the purpose of determining liability under the Securities
Actof 1933:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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 (iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of
1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The General Partner has provided an indemnification to Futures
Investment Company, the best efforts selling agent. The Registrant (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the General Partner pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 15th day of June, 2012, Belmont Capital Management, Inc., the corporate general partner of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BELMONT CAPITAL MANAGEMENT, INC.	BROMWELL FINANCIAL FUND, L.P.
					BY BELMONT CAPITAL MANAGEMENT, INC.
					GENERAL PARTNER

By: /s/ Michael Pacult			By: /s/ Michael Pacult
MR. MICHAEL PACULT			MR. MICHAEL PACULT
PRESIDENT				PRESIDENT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of Belmont Capital Management, Inc., General Partner of the Registrant in the capacities and on the date indicated.

/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  June 15, 2012

(Being the principal executive officer, the principal financial and accounting officer and the sole director of Belmont Capital Management, Inc., General Partner of the Partnership)


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